FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282099-05

Free Writing Prospectus

Structural and Collateral Term Sheet

$595,988,459

(Approximate Initial Pool Balance)

$522,979,000

(Approximate Aggregate Certificate Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2025-5C5

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Argentic Real Estate Finance 2 LLC

Citi Real Estate Funding Inc.

UBS AG

Bank of Montreal

Greystone Commercial Mortgage Capital LLC

Zions Bancorporation, N.A.

BSPRT CMBS Finance, LLC

Natixis Real Estate Capital LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2025-5C5

July 8, 2025

WELLS FARGO SECURITIES	BMO CAPITAL MARKETS	CITIGROUP	UBS SECURITIES
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner
Academy Securities, Inc. Co-Manager	Drexel Hamilton Co-Manager	Natixis Securities Americas LLC Co-Manager	Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-282099) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. Eastern Time) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of (i) Regulation (EU) 2017/1129 (as amended), (ii) such Regulation as it forms part of UK domestic law, or (iii) Part VI of the UK Financial Services and Markets Act 2000, as amended; and does not constitute an offering document for any other purpose.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, BMO Capital Markets Corp., Citigroup Global Markets Inc., UBS Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC, Natixis Securities Americas LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Wells Fargo Commercial Mortgage Trust 2025-5C5	Certificate Structure

I.	Certificate Structure
Class	Expected Ratings (Fitch/Morningstar DBRS/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Available Certificate Balance or Notional Amount(2)	Approximate Initial Retained Certificate Balance or Notional Amount(2)(3)	Approx. Initial Credit Support(4)	Pass-Through Rate Description	Weighted Average Life (Years)(5)	Expected Principal Window(5)	Certificate Principal to Value Ratio(6)	Certificate Principal U/W NOI Debt Yield(7)
Offered Certificates
A-1	AAAsf/AAA(sf)/Aaa(sf)	$4,000,000	$3,901,000	$99,000	30.000%	(8)	2.52	08/25-05/30	38.7%	17.4%
A-2	AAAsf/AAA(sf)/Aaa(sf)	(9)	(9)	(9)	30.000%	(8)	(9)	(9)	38.7%	17.4%
A-3	AAAsf/AAA(sf)/Aaa(sf)	(9)	(9)	(9)	30.000%	(8)	(9)	(9)	38.7%	17.4%
X-A	AAAsf/AAA(sf)/Aaa(sf)	$417,191,000(10)	$406,928,000(10)	$10,263,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
X-B	A-sf/A(high)(sf)/NR	$105,788,000(12)	$103,185,000(12)	$2,603,000(12)	N/A	Variable(13)	N/A	N/A	N/A	N/A
A-S	AAAsf/AAA(sf)/Aa3(sf)	$52,149,000	$50,866,000	$1,283,000	21.250%	(8)	4.96	07/30-07/30	43.5%	15.5%
B	AA-sf/AA(sf)/NR	$29,800,000	$29,066,000	$734,000	16.250%	(8)	4.96	07/30-07/30	46.3%	14.6%
C	A-sf/A(sf)/NR	$23,839,000	$23,252,000	$587,000	12.250%	(8)	4.96	07/30-07/30	48.5%	13.9%
Non-Offered Certificates
X-D	BBB-sf/BBB(high)(sf)/NR	$22,350,000(14)	$21,800,000(14)	$550,000(14)	N/A	Variable(15)	N/A	N/A	N/A	N/A
X-E	BB-sf/BBB(low)(sf)/NR	$14,900,000(16)	$14,533,000(16)	$367,000(16)	N/A	Variable(17)	N/A	N/A	N/A	N/A
D	BBB-sf/BBB(sf)/NR	$22,350,000	$21,800,000	$550,000	8.500%	(8)	4.96	07/30-07/30	50.6%	13.3%
E	BB-sf/BB(high)(sf)/NR	$14,900,000	$14,533,000	$367,000	6.000%	(8)	4.96	07/30-07/30	52.0%	13.0%
F-RR	B-sf/B(high)(sf)/NR	$10,429,000	$10,172,000	$257,000	4.250%	(8)	4.96	07/30-07/30	52.9%	12.7%
G-RR	NR/NR/NR	$25,330,459	$24,706,459	$624,000	0.000%	(8)	4.96	07/30-07/30	55.3%	12.2%
Notes:

(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), DBRS, Inc. dba Morningstar DBRS (“Morningstar DBRS”) and Moody’s Investors Service, Inc. (“Moody’s”), which the depositor hired to rate the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each Class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and X-B Certificates, the ultimate distribution of principal due on those Classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated July 8, 2025 (the “Preliminary Prospectus”). Fitch, Morningstar DBRS and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(2)	The Certificate Balances and Notional Amounts set forth in the table are approximate. The actual initial Certificate Balances and Notional Amounts may be larger or smaller in connection with any variation in the Certificate Balance of the VRR Interest and/or the Horizontal Risk Retention Certificates following the calculation of the actual fair value of all of the ABS interests (as such term is defined in the Credit Risk Retention Rules) issued by the issuing entity, as described under “Credit Risk Retention” in the Preliminary Prospectus. The actual initial Certificate Balances and Notional Amounts also depend on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus. In addition, the Notional Amounts of the Class X-A, X-B, X-D and X-E Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates (as defined below) and, if, as a result of such pricing, the pass-through rate of any of the Class X-A, X-B, X-D and X-E Certificates, as applicable, would be equal to zero at all times, such Class of Certificates may not be issued on the closing date of this securitization.
(3)	On the closing date, the Certificates with the initial Certificate Balances or Notional Amounts, as applicable, set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount” (such Certificates, collectively the “VRR Interest”) are expected to be purchased for cash from the underwriters by a majority-owned affiliate of Argentic Real Estate Finance 2 LLC (a sponsor and affiliate of the special servicer), as the “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules), as further described in “Credit Risk Retention” in the Preliminary Prospectus..

(4)	The approximate initial credit support with respect to the Class A-1, A-2 and A-3 Certificates represents the approximate credit enhancement for the Class A-1, A-2 and A-3 Certificates in the aggregate.

(5)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(6)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2 and A-3 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates. The Certificate Principal to Value Ratio for each of the Class A-1, A-2 and A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates. In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(7)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2 and A-3 Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2 and A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Classes of Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2025-5C5	Certificate Structure

(8)	The pass-through rates for the Class A-1, A-2, A-3, A-S, B, C, D, E, F-RR and G-RR Certificates (collectively, the “Principal Balance Certificates”) for any distribution date, in each case, will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(9)

The exact initial Certificate Balances of the Class A-2 and A-3 Certificates are unknown and will be determined based on the final pricing of the Certificates. However, the initial Certificate Balances, weighted average lives and principal windows of the Class A-2 and A-3 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-2 and A-3 Certificates is expected to be approximately $413,191,000 subject to a variance of plus or minus 5%. In the event that the Class A-3 Certificates are issued with the maximum certificate balance (i.e., with an initial certificate balance of $413,191,000), the Class A-2 Certificates will not be issued.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-2	$0 – $150,000,000	N/A – 4.83	N/A / 05/30-06/30
Class A-3	$263,191,000 – $413,191,000	4.88 – 4.91	05/30-07/30 / 06/30-07/30
(10)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, A-2 and A-3 Certificates outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.

(11)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2 and A-3 Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, B and C Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.

(13)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, B and C Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(14)	The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.

(15)	The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(16)	The Class X-E Certificates are notional amount certificates. The Notional Amount of the Class X-E Certificates will be equal to the Certificate Balance of the Class E Certificates outstanding from time to time. The Class X-E Certificates will not be entitled to distributions of principal.

(17)	The pass-through rate for the Class X-E Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Wells Fargo Commercial Mortgage Trust 2025-5C5	Transaction Highlights

II.       Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Wells Fargo Bank, National Association	4	18	$149,142,693	25.0%
Argentic Real Estate Finance 2 LLC	9	9	106,362,500	17.8
Citi Real Estate Funding Inc.	4	4	82,395,000	13.8
UBS AG	2	2	63,100,000	10.6
Citi Real Estate Funding Inc. / Argentic Real Estate Finance 2 LLC	1	1	59,500,000	10.0
Greystone Commercial Mortgage Capital LLC / Bank of Montreal	1	1	52,500,000	8.8
Bank of Montreal	4	4	29,992,580	5.0
Zions Bancorporation, N.A.	3	3	20,850,000	3.5
BSPRT CMBS Finance, LLC	3	3	17,145,687	2.9
Natixis Real Estate Capital LLC	1	1	15,000,000	2.5
Total	32	46	$595,988,459	100.0%

Loan Pool:

Initial Pool Balance:	$595,988,459
Number of Mortgage Loans:	32
Average Cut-off Date Balance per Mortgage Loan:	$18,624,639
Number of Mortgaged Properties:	46
Average Cut-off Date Balance per Mortgaged Property(1):	$12,956,271
Weighted Average Mortgage Interest Rate:	6.7410%
Ten Largest Mortgage as % of Initial Pool Balance:	67.1%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	59
Weighted Average Original Amortization Term (months)(2):	360
Weighted Average Remaining Amortization Term (months)(2):	359
Weighted Average Seasoning (months):	1

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.66x
Weighted Average U/W Net Operating Income Debt Yield(1):	12.2%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	55.3%
Weighted Average Balloon Loan-to-Value Ratio(1):	54.9%
% of Mortgage Loans with Additional Subordinate Debt(2):	9.2%
% of Mortgage Loans with Single Tenants(3):	9.98%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.
(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.
(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Wells Fargo Commercial Mortgage Trust 2025-5C5	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 13.6% of the mortgage pool (4 mortgage loans) has scheduled amortization, as follows:

13.6% (4 mortgage loans) require amortization during the entire loan term.

Interest-Only: Based on the Initial Pool Balance, 86.4% of the mortgage pool (28 mortgage loans) provide for interest-only payments during the entire loan term through maturity. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 56.1% and 1.64x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 50.3% of the mortgage pool (12 mortgage loans) have hard lockboxes in place.

8.4% (1 mortgage loan) has both hard and soft lockboxes.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	85.8% of the pool
Insurance:	58.5% of the pool
Capital Replacements:	73.3% of the pool
TI/LC:	78.7% of the pool(1)

(1)	The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include office, retail, mixed use and industrial properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

77.2% of the mortgage pool (24 mortgage loans) features a lockout period, then defeasance only until an open period;

11.0% of the mortgage pool (5 mortgage loans) features a lockout period, then greater of a prepayment premium (1.0%) or yield maintenance until an open period;

9.2% of the mortgage pool (2 mortgage loans) features a lockout period, then defeasance or greater of a prepayment premium (1.0%) or yield maintenance until an open period;

2.5% of the mortgage pool (1 mortgage loan) features a lockout period, then greater of a prepayment premium (2.0%) or yield maintenance until an open period.

Prepayment restrictions for each mortgage loan reflect the entire life of the mortgage loan. Please refer to Annex A-1 to the Preliminary Prospectus and the footnotes related thereto for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Wells Fargo Commercial Mortgage Trust 2025-5C5	Issue Characteristics

III.          Issue Characteristics

Securities Offered:	$522,979,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of eight classes (Classes A-1, A-2, A-3, A-S, B, C, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC (such classes of certificates, the “Offered Certificates”).
Mortgage Loan Sellers:	Wells Fargo Bank, National Association (“WFB”), Argentic Real Estate Finance 2 LLC (“AREF2”), Citi Real Estate Funding Inc. (“CREFI”), UBS AG New York Branch (“UBS AG”), Bank of Montreal (“BMO”), Greystone Commercial Mortgage Capital LLC (“GCMC”), Zions Bancorporation, N.A. (“ZBNA”), BSPRT CMBS Finance, LLC (“BSPRT”) and Natixis Real Estate Capital LLC (“Natixis”)
Joint Bookrunners and Co- Lead Managers:	Wells Fargo Securities, LLC, BMO Capital Markets Corp., Citigroup Global Markets Inc. and UBS Securities LLC
Co-Managers:	Academy Securities, Inc., Drexel Hamilton, LLC, Natixis Securities Americas LLC and Siebert Williams Shank & Co., LLC
Rating Agencies:	Fitch Ratings, Inc., DBRS, Inc. dba Morningstar DBRS and Moody’s Investors Service, Inc.
Master Servicer:	Trimont LLC
Special Servicer:	Argentic Services Company LP
Certificate Administrator:	Computershare Trust Company, N.A.
Trustee:	Computershare Trust Company, N.A.
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Controlling Class Certificateholder:	Argentic Securities Holdings 2 Cayman Limited, an affiliate of Argentic Real Estate Finance 2 LLC and Argentic Services Company LP
U.S. Credit Risk Retention:

For a discussion on the manner in which the U.S. credit risk retention requirements will be satisfied by Argentic Real Estate Finance 2 LLC, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.

Argentic Real Estate Finance 2 LLC, the retaining sponsor, intends to cause Argentic Securities Holdings 2 Cayman Limited, a majority-owned affiliate, to retain (i) an “eligible horizontal residual interest”, in the form of certificates representing approximately 2.57% of the fair value of all of the ABS interests issued, which will be comprised of the Class F-RR and G-RR certificates (other than the portion that comprises the VRR Interest) and (ii) an “eligible vertical interest”, in the form of certificates representing approximately 2.46% of the certificate balance, notional amount or percentage interest of each class of certificates (other than the Class R certificates) in a manner that satisfies the U.S. credit risk retention requirements. Under the U.S. credit risk retention rules, Argentic Real Estate Finance 2 LLC or the applicable majority-owned affiliate will be permitted to transfer the horizontal risk retention certificates to a subsequent third-party purchaser. For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Securitization Rules and UK Securitization Rules:

No transaction party, or any other person, intends to retain a material net economic interest in the securitization constituted by the issuance of the Certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by (i) Regulation (EU) 2017/2402 and related technical standards (collectively the “EU Securitization Rules”), or (ii) the Securitisation Regulations 2024 and related rules made by the Financial Conduct Authority and the Prudential Regulation Authority (collectively the “UK Securitization Rules”). In particular, no such person undertakes to take any action, or refrain from taking any action, for purposes of, or in connection with, compliance by any prospective investor or certificateholder with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules. In addition, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Rules and UK Securitization Rules” in the Preliminary Prospectus.

Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the payment due date for the monthly debt service payment that is due in July 2025 (or, in the case of any mortgage loan that has its first payment due date in July 2025, the date that would have been its

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Wells Fargo Commercial Mortgage Trust 2025-5C5	Issue Characteristics

payment due date in July 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Closing Date:	On or about July 30, 2025.
Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in August 2025.
Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in August 2025.
Rated Final Distribution Date:	The Distribution Date in July 2058.
Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.
Clean-up Call:	1.0%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”) eligible.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.
Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg Financial Markets, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, Thomson Reuters Corporation, RealINSIGHT, LSEG and DealView Technologies Ltd. (dba DealX).
Tax Treatment	For U.S. federal income tax purposes, the issuing entity will consist of one or more REMICs arranged in a tiered structure. The Offered Certificates will represent REMIC regular interests.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Wells Fargo Commercial Mortgage Trust 2025-5C5	Characteristics of the Mortgage Pool

IV.       Characteristics of the Mortgage Pool(1)

A.	Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans/ Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Property Type	Number of SF/ Units/ Rooms	Cut-off Date Balance Per SF/Unit/ Room ($)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
UBS AG	Century Business Center	Hawthorne	CA	1 / 1	$59,500,000	9.98%	Industrial	1,402,312	$45.07	38.1%	38.1%	1.77x	12.2%
CREFI/AREF2	Gateway Industrial Center	Detroit	MI	1 / 1	59,500,000	9.98	Industrial	1,441,839	64.50	64.5	64.5	1.25	8.9
GCMC/BMO	322 Grand Concourse	Bronx	NY	1 / 1	52,500,000	8.8	Multifamily	151	463,576.16	68.0	68.0	1.25	8.0
WFB	The Wharf	Washington	DC	1 / 15	50,000,000	8.4	Various	2,241,794	320.55	41.5	41.5	2.62	15.0
WFB	200 Wood Avenue South	Woodbridge	NJ	1 / 1	41,966,659	7.0	Office	269,269	155.85	50.1	47.7	1.81	16.1
CREFI	The Park Calabasas	Calabasas	CA	1 / 1	38,100,000	6.4	Office	222,667	171.11	54.0	54.0	2.23	17.1
WFB	The Roosevelt New Orleans	New Orleans	LA	1 / 1	29,700,000	5.0	Hospitality	504	257,936.51	53.5	53.5	1.87	15.6
WFB	Marriott Dallas Fort Worth Airport South	Fort Worth	TX	1 / 1	27,476,034	4.6	Hospitality	302	90,980.25	45.4	42.9	1.79	15.9
AREF2	The Dior	Dedham	MA	1 / 1	21,000,000	3.5	Multifamily	48	437,500.00	62.5	62.5	1.20	7.8
AREF2	111 on East Apartments	Rochester	NY	1 / 1	20,250,000	3.4	Multifamily	247	81,983.81	64.8	64.8	1.26	9.8
Top Three Total/Weighted Average				3 / 3	$171,500,000	28.8%				56.4%	56.4%	1.43x	9.8%
Top Five Total/Weighted Average				5 / 19	$263,466,659	44.2%				52.6%	52.2%	1.72x	11.8%
Top Ten Total/Weighted Average				10 / 24	$399,992,693	67.1%				53.4%	53.0%	1.73x	12.5%
Non-Top Ten Total/Weighted Average				22 / 22	$195,995,767	32.9%				59.0%	58.9%	1.51x	11.5%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF/Unit/Room, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Wells Fargo Commercial Mortgage Trust 2025-5C5	Characteristics of the Mortgage Pool

B.	Summary of the Whole Loans
Loan No.	Property Name	Mortgage Loan Seller in WFCM 2025-5C5	Mortgage Loan Cut-off Date Balance	Aggregate Pari-Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Controlling Pooling / Trust and Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	Century Business Center	UBS AG	$59,500,000	$3,700,000	$63,200,000	WFCM 2025-5C5	Trimont LLC	Argentic Services Company LP	Future Securitization	1.77x	12.2%	38.1%
2	Gateway Industrial Center	CREFI/AREF2	$59,500,000	$33,500,000	$93,000,000	WFCM 2025-5C5	Trimont LLC	Argentic Services Company LP	Future Securitization	1.25x	8.9%	64.5%
3	322 Grand Concourse	GCMC/BMO	$52,500,000	$17,500,000	$70,000,000	WFCM 2025-5C5	Trimont LLC	Argentic Services Company LP	Future Securitization	1.25x	8.0%	68.0%
4	The Wharf	WFB	$50,000,000	$668,600,000	$718,600,000	WHARF 2025-DC	Midland Loan Services	KeyBank National Association	BANK5 2025-5YR15; WHARF 2025-DC	1.65x	10.5%	59.2%
7	The Roosevelt New Orleans(2)	WFB	$29,700,000	$100,300,000	$130,000,000	No	Trimont LLC	Argentic Services Company LP	Future Securitization	1.87x	15.6%	53.5%
13	Parkwyn Townhomes	AREF2	$15,112,500	$8,137,500	$23,250,000	WFCM 2025-5C5	Trimont LLC	Argentic Services Company LP	Future Securitization	1.38x	10.4%	56.0%
14	347-363 Flushing Avenue	BMO	$15,000,000	$60,000,000	$75,000,000	BMO 2025-5C11	Midland Loan Services	LNR Partners, LLC	BMO 2025-5C11	1.31x	9.8%	67.3%
26	1499 Bedford Avenue	BMO	$5,000,000	$53,000,000	$58,000,000	BMO 2025-5C11	Midland Loan Services	LNR Partners, LLC	BMO 2025-5C11	1.25x	7.8%	65.5%
27	1535 Broadway	BMO	$5,000,000	$272,100,000	$277,100,000	BWAY 2025-1535	Midland Loan Services	Rialto Capital Advisors, LLC	BMARK 2025-V15; BMO 2025-5C11; BMO 2025-5C10; BWAY 2025-1535	1.89x	13.3%	43.3%
28	Shaw Park Plaza	BMO	$4,992,580	$49,925,798	$54,918,378	BMO 2025-5C11(3)	Midland Loan Services	LNR Partners, LLC	BMO 2025-5C11	1.63x	13.6%	65.5%
(1)	The loan-to-value ratio, debt service coverage ratio, and debt yield calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.
(2)	The Roosevelt New Orleans whole loan will be serviced under the pooling and servicing agreement governing the WFCM 2025-5C5 trust until the securitization of the related note A-1 companion loan. From and after the securitization of the related note A-1 companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization and the related master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing certificateholder will be the parties specified in such pooling and servicing agreement.
(3)	In the case of Shaw Park Plaza whole loan, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for the BMO 2025-5C11 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2025-5C5	Characteristics of the Mortgage Pool

C.       Mortgage Loans with Additional Secured and Mezzanine Financing

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)
4	WFB	The Wharf	$50,000,000	8.4%	$306,400,000	$125,000,000	6.4689%	2.62x	1.37x	15.0%	9.4%	41.5%	66.5%
27	BMO	1535 Broadway	5,000,000	0.8	172,900,000	NAP	6.8990	3.34	1.89	21.6	13.3	26.6	43.3
Total/Weighted Average			$55,000,000	9.2%	$479,300,000	$125,000,000	6.5080%	2.69x	1.42x	15.6%	9.8%	40.1%	64.4%
(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.
(2)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but excludes any related subordinate companion loan and/or mezzanine loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Wells Fargo Commercial Mortgage Trust 2025-5C5	Characteristics of the Mortgage Pool

D.           Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
2	CREFI/ AREF2	Gateway Industrial Center	Detroit	MI	Industrial	$59,500,000	9.98%	BSPRT 2018-FL4
7	WFB	The Roosevelt New Orleans	New Orleans	LA	Hospitality	29,700,000	5.0	MSBAM 2015-C25
9	AREF2	The Dior	Dedham	MA	Multifamily	21,000,000	3.5	AREIT 2023-CRE8
12	AREF2	One Glen Lakes	Dallas	TX	Office	17,400,000	2.9	AREIT 2020-CRE4
15	CREFI	145 West 30th Street	New York	NY	Office	15,000,000	2.5	CSAIL 2015-C2
19	AREF2	North Park Shopping Center	Bridgeport	CT	Retail	9,800,000	1.6	JPMBB 2015-C30
24	BSPRT	Hampton Inn Marysville	Marysville	OH	Hospitality	5,300,000	0.9	WFRBS 2013-C16
25	BSPRT	Hotel Shocard	New York	NY	Hospitality	5,100,000	0.9	BSPRT 2023-FL10
	Total					$162,800,000	27.3%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Wells Fargo Commercial Mortgage Trust 2025-5C5	Characteristics of the Mortgage Pool

F.            Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Multifamily	15	$174,532,256	29.3%	63.5%	63.5%	1.38	x	9.3%	9.1%	6.5661%
High Rise	6	85,569,756	14.4	64.7	64.7	1.38		9.1	8.9	6.4649
Mid Rise	8	73,850,000	12.4	63.6	63.6	1.38		9.3	9.2	6.5474
Garden	1	15,112,500	2.5	56.0	56.0	1.38		10.4	10.1	7.2300
Industrial	4	144,095,000	24.2	54.0	54.0	1.49		10.5	10.1	6.7386
Warehouse/Distribution	2	78,795,000	13.2	65.1	65.1	1.27		9.1	8.6	6.7596
Warehouse/Manufacturing/Flex	1	59,500,000	9.98	38.1	38.1	1.77		12.2	11.9	6.6350
Warehouse	1	5,800,000	1.0	65.2	65.2	1.54		13.1	11.7	7.5170
Office	9	138,060,946	23.2	50.9	50.0	1.98		15.4	14.1	6.8774
Suburban	3	85,059,238	14.3	52.8	51.4	1.99		16.4	15.2	7.1278
CBD	6	53,001,707	8.9	47.8	47.8	1.97		13.7	12.4	6.4756
Hospitality	7	79,536,306	13.3	50.3	49.2	1.88		16.1	13.9	6.9612
Full Service	3	59,429,254	10.0	49.3	48.1	1.86		15.7	13.5	6.7316
Extended Stay	2	9,707,053	1.6	53.5	51.9	1.85		15.3	13.8	7.3854
Limited Service	1	5,300,000	0.9	61.6	61.6	1.87		16.9	15.1	8.0000
Select Service	1	5,100,000	0.9	44.3	44.3	2.23		20.7	17.5	7.7500
Retail	6	34,508,537	5.8	46.4	46.4	2.00		13.2	12.9	6.5917
Anchored	3	17,537,854	2.9	49.4	49.4	1.96		12.7	12.4	6.5738
Unanchored	1	10,000,000	1.7	52.1	52.1	1.27		9.5	9.0	6.9800
Retail/Signage	1	5,000,000	0.8	26.6	26.6	3.34		21.6	21.5	6.3320
Performing Arts Center	1	1,970,683	0.3	41.5	41.5	2.62		15.0	14.4	5.4389
Mixed Use	1	15,000,000	2.5	67.3	67.3	1.31		9.8	9.5	7.1200
Office/Retail	1	15,000,000	2.5	67.3	67.3	1.31		9.8	9.5	7.1200
Other	3	6,655,415	1.1	41.5	41.5	2.62		15.0	14.4	5.4389
Parking Garage	2	5,920,634	1.0	41.5	41.5	2.62		15.0	14.4	5.4389
Marina	1	734,780	0.1	41.5	41.5	2.62		15.0	14.4	5.4389
Self Storage	1	3,600,000	0.6	48.6	48.6	1.28		9.9	9.7	7.4870
Self Storage	1	3,600,000	0.6	48.6	48.6	1.28		9.9	9.7	7.4870
Total/Weighted Average	46	$595,988,459	100.0%	55.3%	54.9%	1.66	x	12.2%	11.5%	6.7410%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate secured loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Wells Fargo Commercial Mortgage Trust 2025-5C5	Characteristics of the Mortgage Pool

G.           Geographic Distribution(1)(2)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
New York	15	$169,300,000	28.4%	60.6%	60.6%	1.45	x	10.3%	9.9%	6.7306%
California	2	97,600,000	16.4	44.3	44.3	1.95		14.1	13.5	6.8243
Southern California	2	97,600,000	16.4	44.3	44.3	1.95		14.1	13.5	6.8243
Texas	4	66,734,221	11.2	52.9	51.6	1.54		13.6	12.0	7.1908
Michigan	1	59,500,000	9.98	64.5	64.5	1.25		8.9	8.5	6.7400
District of Columbia	15	50,000,000	8.4	41.5	41.5	2.62		15.0	14.4	5.4389
New Jersey	1	41,966,659	7.0	50.1	47.7	1.81		16.1	14.7	7.1620
Connecticut	3	30,600,000	5.1	63.9	63.9	1.45		10.6	10.3	6.9544
Louisiana	1	29,700,000	5.0	53.5	53.5	1.87		15.6	13.1	6.8700
Other(3)	4	50,587,580	8.5	64.4	64.1	1.36		10.1	9.5	6.7564
Total/Weighted Average:	46	$595,988,459	100.0%	55.3%	54.9%	1.66	x	12.2%	11.5%	6.7410%
(1)	The mortgaged properties are located in 11 states and the District of Columbia.
(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate secured loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(3)	Includes 4 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Wells Fargo Commercial Mortgage Trust 2025-5C5	Characteristics of the Mortgage Pool

H.           Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
3,600,000 - 5,000,000	7	$32,142,580	5.4%
5,000,001 - 10,000,000	8	54,995,687	9.2
10,000,001 - 15,000,000	4	57,050,000	9.6
15,000,001 - 20,000,000	3	51,807,500	8.7
20,000,001 - 25,000,000	2	41,250,000	6.9
25,000,001 - 30,000,000	2	57,176,034	9.6
30,000,001 - 40,000,000	1	38,100,000	6.4
40,000,001 - 59,500,000	5	263,466,659	44.2
Total:	32	$595,988,459	100.0%
Average:	$18,624,639
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.21 - 1.30	5	$141,600,000	23.8%
1.31 - 1.40	6	81,095,000	13.6
1.41 - 1.50	4	44,212,500	7.4
1.51 - 1.60	2	23,150,000	3.9
1.61 - 1.70	1	6,500,000	1.1
1.71 - 1.80	4	22,288,267	3.7
1.81 - 1.90	1	59,500,000	10.0
1.91 - 3.37	9	217,642,693	36.5
Total:	32	$595,988,459	100.0%
Weighted Average:	1.76x
UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
7.8 - 10.0	13	$241,995,000	40.6%
10.1 - 11.0	2	24,912,500	4.2
11.1 - 12.0	3	29,650,000	5.0
12.1 - 13.0	2	64,250,000	10.8
13.1 - 14.0	3	25,792,580	4.3
14.1 - 21.6	9	209,388,380	35.1
Total:	32	$595,988,459	100.0%
Weighted Average:	12.2%

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Refinance	26	$517,947,772	86.9%
Recapitalization	2	43,100,000	7.2
Refinance/Acquisition	1	19,295,000	3.2
Acquisition	3	15,645,687	2.6
Total:	32	$595,988,459	100.0%
MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
5.4389 - 6.2500	3	$59,500,000	10.0%
6.2501 - 6.5000	6	109,850,000	18.4
6.5001 - 6.7500	4	161,476,034	27.1
6.7501 - 7.0000	4	63,987,580	10.7
7.0001 - 7.2500	7	127,179,159	21.3
7.2501 - 7.5000	3	33,650,000	5.6
7.5001 - 7.7500	3	28,300,000	4.7
7.7501 - 8.2400	2	12,045,687	2.0
Total:	32	$595,988,459	100.	0%
Weighted Average:	6.7410%
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.20 - 1.30	8	$189,250,000	31.8%
1.31 - 1.40	6	70,257,500	11.8
1.41 - 1.50	2	24,800,000	4.2
1.51 - 1.60	4	24,795,687	4.2
1.61 - 1.70	2	9,742,580	1.6
1.71 - 1.80	2	86,976,034	14.6
1.81 - 3.34	8	190,166,659	31.9
Total:	32	$595,988,459	100.0%
Weighted Average:	1.66x
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
7.7 - 9.0	8	$168,850,000	28.3%
9.1 - 10.0	6	90,545,000	15.2
10.1 - 11.0	2	24,912,500	4.2
11.1 - 12.0	4	77,550,000	13.0
12.1 - 13.0	3	24,742,580	4.2
13.1 - 21.5	9	209,388,380	35.1
Total:	32	$595,988,459	100.0%
Weighted Average:	11.5%

(1)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity) and may be currently prepayable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Wells Fargo Commercial Mortgage Trust 2025-5C5	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY
Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
60	31	$536,488,459	90.0%
61	1	59,500,000	10.0
Total:	32	$595,988,459	100.0%
Weighted Average:	60 Months
REMAINING TERM TO MATURITY
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
58 - 60	32	$595,988,459	100.0%
Total:	32	$595,988,459	100.0%
Weighted Average:	59 Months
ORIGINAL AMORTIZATION TERM(1)
Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	28	$514,807,500	86.4%
360	4	81,180,959	13.6
Total:	32	$595,988,459	100.0%
Weighted Average(3):	360 Months
REMAINING AMORTIZATION TERM(2)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	28	$514,807,500	86.4%
358 – 359	4	81,180,959	13.6
Total:	32	$595,988,459	100.0%
Weighted Average(3):	359 Months
LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Hard / Springing Cash Management	10	$252,768,614	42.4%
Springing	15	165,440,687	27.8
Soft / Springing Cash Management	4	80,812,500	13.6
Hard (Office and Retail); Soft (Remaining Collateral) / Springing Cash Management	1	50,000,000	8.4
Hard / In Place Cash Management	2	46,966,659	7.9
Total:	32	$595,988,459	100.0%
PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Lockout / Defeasance / Open	24	$460,187,693	77.2%
Lockout / GRTR 1% or YM / Open	5	65,695,687	11.0
Lockout / GRTR 1% or YM or Defeasance / Open	2	54,992,580	9.2
Lockout / GRTR 2% or YM / Open	1	15,112,500	2.5
Total:	32	$595,988,459	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
26.6 - 40.0	2	$64,500,000	10.8%
40.1 - 50.0	5	101,176,034	17.0
50.1 - 55.0	5	124,516,659	20.9
55.1 - 60.0	7	64,358,187	10.8
60.1 - 65.0	5	111,800,000	18.8
65.1 - 70.9	8	129,637,580	21.8
Total:	32	595,988,459	100.0%
Weighted Average:	55.3%
BALLOON LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
26.6 - 40.0	2	$64,500,000	10.8%
40.1 - 50.0	6	143,142,693	24.0
50.1 - 55.0	4	82,550,000	13.9
55.1 - 60.0	7	64,358,187	10.8
60.1 - 65.0	6	116,792,580	19.6
65.1 - 70.9	7	124,645,000	20.9
Total:	32	$595,988,459	100.0%
Weighted Average:	54.9%
AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Interest Only	28	$514,807,500	86.4%
Amortizing Balloon	4	81,180,959	13.6
Total:	32	$595,988,459	100.0%
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
0	7	$219,595,000	36.8%
1	16	291,588,380	48.9
2	9	84,805,080	14.2
Total:	32	$595,988,459	100.0%
Weighted Average:	1 Month

(1)	The original amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(2)	The remaining amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3)	Excludes the non-amortizing mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Wells Fargo Commercial Mortgage Trust 2025-5C5	Certain Terms and Conditions

V.         Certain Terms and Conditions

Interest Entitlements:	The interest entitlement of each Class of Certificates (other than the Class R Certificates) on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without the Master Servicer’s consent) on particular non-specially serviced loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related Distribution Date. If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.
Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections.
Subordination, Allocation of Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain Classes of Certificates will be senior or subordinate, as the case may be, to the payment rights of other Classes of Certificates. The chart also shows the corresponding entitlement to receive principal and/or interest of certain Classes of Certificates on any distribution date in descending order. It also shows the manner in which losses are allocated to certain Classes of Certificates in ascending order (beginning with the Non-Offered Certificates, other than the Class X-D, X-E and Class R Certificates) to reduce the Certificate Balance of each such Class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, X-B, X-D, X-E or R Certificates, although principal payments and losses may reduce the Notional Amounts of the Class X-A, X-B, X-D and X-E Certificates and, therefore, the amount of interest they accrue.

(1)	The Class X‑A, X‑B, X-D and X-E Certificates are interest‑only certificates.

(2)	Non-Offered Certificates.

(3)	Other than the Class X-D, X-E and R Certificates

Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Wells Fargo Commercial Mortgage Trust 2025-5C5	Certain Terms and Conditions

1. Class A-1, A-2, A-3, X-A, X-B, X-D and X-E Certificates: To interest on the Class A-1, A-2, A-3, X-A, X-B, X-D and X-E Certificates, pro rata, according to their respective interest entitlements.
2. Class A-1, A-2 and A-3 Certificates: To principal on the Class A-1, A-2 and A-3 Certificates in the following amounts and order of priority: (i) first, to principal on the Class A-1 Certificates until their Certificate Balance is reduced to zero, up to the Principal Distribution Amount for such Distribution Date; (ii) second, to principal on the Class A-2 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (iii) third, to principal on the Class A-3 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-2 and A-3 Certificates, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2 and A-3 Certificates remains outstanding, then the Principal Distribution Amount will be distributed to the Class A-1, A-2 and A-3 Certificates, pro rata, based on their respective outstanding Certificate Balances, until their Certificate Balances have been reduced to zero.
3. Class A-1, A-2 and A-3 Certificates: To reimburse the holders of the Class A-1, A-2 and A-3 Certificates, pro rata, on the basis of previously allocated unreimbursed losses, for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated in reduction of the Certificate Balances of such Classes.

4.       Class A-S Certificates: To make distributions on the Class A-S Certificates as follows: (a) first, to interest on the Class A-S Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2 and A-3 Certificates), to principal on the Class A-S Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

5.       Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on the Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3 and A-S Certificates), to principal on the Class B Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

6.       Class C Certificates: To make distributions on the Class C Certificates as follows: (a) first, to interest on the Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-S and B Certificates), to principal on the Class C Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

7.       After the Class A-1, A-2, A-3, A-S, B and C Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class D, E, F-RR and G-RR Certificates sequentially in that order in a manner analogous to the Class C Certificates.

Allocation of Yield Maintenance Charges and Prepayment Premiums:

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) in the following manner:

(1)         to each class of the Class A-1, A-2, A-3, A-S, B, C and D Certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Wells Fargo Commercial Mortgage Trust 2025-5C5	Certain Terms and Conditions

          is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-S, B, C, D, E, F-RR and G-RR Certificates for that Distribution Date,

(2)        to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, A-2 and A-3 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-S, B, C, D, E, F-RR and G-RR Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, A-2 and A-3 Certificates as described above,

(3)        to the holders of the Class X-B Certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S, B and C Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-S, B, C, D, E, F-RR and G-RR Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, B and C Certificates as described above, and

(4)        to the Class X-D Certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above;

provided, however, that after the Certificate Balances of the Class A-1, A-2, A-3, A-S, B, C and D Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated among the holders of the Class E, F-RR and G-RR Certificates as provided in the WFCM 2025-5C5 pooling and servicing agreement.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-E or R Certificates. For a description of when Prepayment Premiums and Yield Maintenance Charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment Premiums and Yield Maintenance Charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Balances of the Class A-1, A-2, A-3, A-S, B, C, D, E, F-RR and G-RR Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class G-RR Certificates; second, to the Class F-RR Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Certificates; sixth, to the Class B Certificates; seventh, to the Class A-S Certificates; and, finally, pro rata, to the Class A-1, A-2 and A-3 Certificates based on their outstanding Certificate Balances.

The Notional Amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2 and A-3 Certificates as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class A-S, B and C Certificates as write-offs in reduction of their Certificate Balances.

P&I Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, X-A, X-B, X-D and X-E Certificates would be affected on a pari passu basis).
Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

Wells Fargo Commercial Mortgage Trust 2025-5C5	Certain Terms and Conditions

collections on the related mortgage loan. The Master Servicer or the Trustee, as applicable, will have the primary obligation to make any required servicing advances with respect to any serviced whole loan. With respect to any non-serviced whole loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such non-serviced whole loan.
Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan (other than a non-serviced mortgage loan) with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to any serviced whole loan, any Appraisal Reduction Amount will be allocated first to the related subordinate companion loans(s), if any, and then, pro rata, to the related mortgage loan and the related pari passu companion loan(s). With respect to any non-serviced mortgage loan, appraisal reduction amounts are expected to be calculated in a similar manner under the related non-serviced pooling and servicing agreement.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A “Collateral Deficiency Amount” will exist with respect to any mortgage loan that is modified into an AB loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value of the related mortgaged property plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan (and as part of the modification thereto) became an AB modified loan plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender with respect to the mortgage loan as of the date of such determination.

A “Cumulative Appraisal Reduction Amount” with respect to any mortgage loan will be the sum of any Appraisal Reduction Amount and any Collateral Deficiency Amount.

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Additionally, Cumulative Appraisal Reduction Amounts will be taken into account in the determination of the identity of the Class whose majority constitutes the “controlling class certificateholder” and is entitled to appoint the directing certificateholder.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the pool of mortgage loans is less than 1.0% of the principal balance of the mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding Certificates.

If the aggregate Certificate Balances of each of the Class A-1, A-2, A-3, A-S, B, C and D Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding Certificates (other than the Class R Certificates) for the mortgage loans and REO properties then remaining in the issuing entity, subject to payment of a price specified in the Preliminary Prospectus, but all of the holders of those outstanding Classes of Certificates (other than the Class R Certificates) would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any mortgage loan or mortgaged property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
Control Eligible Certificates:	The Class F-RR and G-RR Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2025-5C5	Certain Terms and Conditions

Directing Certificateholder/ Controlling Class:

A directing certificateholder may be appointed by the “controlling class certificateholder”, which will be the holder(s) of a majority of the Controlling Class.

The “Controlling Class” will be, as of any time of determination, the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class(es)) at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that if at any time the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class G-RR Certificates.

Control and Consultation:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.

A “Control Termination Event” will occur when the Class F-RR Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class) of less than 25% of the initial Certificate Balance of that Class; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

A “Consultation Termination Event” will occur when there is no Class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that Fitch, Morningstar DBRS and Moody’s (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of Certificates (and any certificates backed by any pari passu companion loan(s) serviced under this transaction).

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the directing certificateholder (other than with respect to Excluded Loans) and the Operating Advisor in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor in connection with asset status reports and material special servicing actions, and, in general, no directing certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

With respect to each serviced whole loan, the rights of the directing certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans. Those consultation rights will generally extend to asset status reports and material special servicing actions involving the related whole loan, will be as set forth in the related intercreditor agreement, and will be in addition to the rights of the directing certificateholder in this transaction described above.

With respect to each non-serviced whole loan, the applicable servicing agreement for the related controlling pari passu companion loan(s) generally grants (or will grant) the directing certificateholder under the related securitization (or, in some cases, a controlling companion loan holder) control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) generally will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of any such whole loan contemplated by this paragraph, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2025-5C5	Certain Terms and Conditions

certificateholder (or equivalent) under the securitization of the related controlling pari passu companion loan(s).

The control rights and consent and consultation rights described in the preceding paragraphs are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the controlling class certificateholder or the directing certificateholder is a Borrower Party, the controlling class certificateholder and the directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2025-5C5 pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan” as to such party.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a Borrower Party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2025-5C5 pooling and servicing agreement with respect to such mortgage loan.

“Borrower Party” means a borrower, a mortgagor or a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan. “Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or an Accelerated Mezzanine Loan Lender, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender.

Risk Retention Consultation Party:

A risk retention consultation party may be appointed by the holder or holders of more than 50% of the VRR Interest, by Certificate Balance. The holder of the majority of the VRR Interest will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. There is expected to be no initial risk retention consultation party as of the closing date.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the holder of the majority of the VRR Interest or the risk retention consultation party is a Borrower Party, such mortgage loan will be referred to as an “Excluded Loan” as to such party. Except with respect to an Excluded Loan as to such party, the risk retention consultation party will be entitled to consult with the Special Servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by the Special Servicer.

Replacement of Special Servicer:

If a Control Termination Event has occurred and is continuing, the Special Servicer may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Principal Balance Certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause Fitch, Morningstar DBRS and Moody’s to confirm the then-current ratings of the Certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, the Special Servicer may be replaced by the directing certificateholder, subject to Fitch, Morningstar DBRS and Moody’s (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates (and any certificates backed by any pari passu companion loans serviced under this transaction) or declining to review the matter.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (i) the Special Servicer is not performing its duties as required under the pooling and servicing agreement in accordance with the Servicing Standard and (ii) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2025-5C5	Certain Terms and Conditions

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Certificates representing a majority of the aggregate outstanding Certificate Balance of all Principal Balance Certificates whose holders voted on the matter, provided that the holders of Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the outstanding Certificate Balance of all Principal Balance Certificates on an aggregate basis and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other. In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related serviced pari passu companion loan securities.

Excluded Special Servicer:	In the event that, with respect to any mortgage loan, the Special Servicer is a Borrower Party, the Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a Borrower Party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of the Special Servicer with respect to an excluded special servicer loan, the resigning Special Servicer will be required to use reasonable efforts to appoint the excluded special servicer.
Appraisal Remedy:	If the Class of Certificates comprising the Controlling Class loses its status as Controlling Class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the voting rights of such Class may require the Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount. Such Class will not be able to exercise any direction, control, consent and/or similar rights of the Controlling Class unless and until reinstated as the Controlling Class through such determination; and pending such determination, the rights of the Controlling Class will be exercised by the Control Eligible Certificates, if any, that would be the Controlling Class taking into account the subject appraisal reduction amount.
Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the WFCM 2025-5C5 pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by the Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

The sale of a defaulted loan (other than a non-serviced whole loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder, Operating Advisor and/or Risk Retention Consultation Party, as described in the Preliminary Prospectus. Generally speaking, the holder of a pari passu companion loan will have consent and/or consultation rights, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to any serviced whole loan, if such whole loan becomes a defaulted loan under the

WFCM 2025-5C5 pooling and servicing agreement, the Special Servicer will generally be required to sell both the mortgage loan and the related pari passu companion loan(s) as a single whole loan. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to each non-serviced whole loan, the applicable servicing agreement governing the servicing of such whole loan generally provides (or is expected to provide) that, if the related pari passu companion loan(s) serviced under such agreement become a defaulted loan under such servicing agreement, then the related special servicer may offer to sell to any person (or may offer to purchase) for cash such whole loan during such time as such applicable pari passu companion loan(s) constitutes a defaulted loan under such servicing agreement. Generally speaking, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization generally will have consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2025-5C5	Certain Terms and Conditions

The procedures for the sale of any whole loan that becomes a defaulted whole loan, and any associated consultation rights, are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 12 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.
Operating Advisor:

The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Loans. With respect to each mortgage loan (other than a Non-Serviced Mortgage Loan) or serviced whole loan, the Operating Advisor will be responsible for:

●                    reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●                    reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website that are relevant to the Operating Advisor’s obligations under the pooling and servicing agreement and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event (as defined below)) and Final Asset Status Report (as defined in the Preliminary Prospectus);

●                  reviewing for accuracy and consistency with the WFCM 2025-5C5 pooling and servicing agreement the mathematical calculations by the special servicer and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●                  preparing an annual report (if any mortgage loan (other than any Non-Serviced Mortgage Loan) or serviced whole loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event (as defined below) occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the pooling and servicing agreement with respect to Specially Serviced Loans (and, after the occurrence and during the continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the pooling and servicing agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the pooling and servicing agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any Non-Serviced Mortgage Loan) or serviced whole loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event (as defined below) has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●                   to consult (on a non-binding basis) with the Special Servicer in respect of asset status reports and

●                to consult (on a non-binding basis) with the Special Servicer with respect to “major decisions” processed by the Special Servicer.

An “Operating Advisor Consultation Event” will occur when the Certificate Balance of the Class F-RR and Class G-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such Classes) is 25% or less of the initial Certificate Balances of such Classes in the aggregate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2025-5C5	Certain Terms and Conditions

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the WFCM 2025-5C5 pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the WFCM 2025-5C5 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2025-5C5	Certain Terms and Conditions

or other disposition in accordance with the WFCM 2025-5C5 pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.
Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the WFCM 2025-5C5 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the WFCM 2025-5C5 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Certain Fee Offsets:	If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12-months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.
Deal Website:	The Certificate Administrator will be required to maintain a deal website, which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention Special Notices” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.
Initial Controlling Class Certificateholder:	It is expected that Argentic Securities Holdings 2 Cayman Limited, an affiliate of Argentic Real Estate Finance 2 LLC and Argentic Services Company LP or an affiliate will be the initial controlling class certificateholder.
Whole Loans:	Each of the mortgaged properties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Summary of the Whole Loans” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Industrial – Manufacturing/Office	Loan #1	Cut-off Date Balance:	$59,500,000
3901 Jack Northrop Avenue	Century Business Center	Cut-off Date LTV:	38.1%
Hawthorne, CA 90250		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Industrial – Manufacturing/Office	Loan #1	Cut-off Date Balance:	$59,500,000
3901 Jack Northrop Avenue	Century Business Center	Cut-off Date LTV:	38.1%
Hawthorne, CA 90250		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Mortgage Loan No. 1 – Century Business Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Hawthorne, CA 90250
Original Balance(1):	$59,500,000			General Property Type:	Industrial
Cut-off Date Balance(1):	$59,500,000			Detailed Property Type:	Warehouse/Manufacturing/Flex
% of Initial Pool Balance:	9.98%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1939-1984, 2016/2024
Borrower Sponsors:	Paul Thomas Casey and Brett Michael Foy			Size:	1,402,312 SF
Guarantors:	Paul Thomas Casey and Brett Michael Foy			Cut-off Date Balance PSF(1):	$45
Mortgage Rate:	6.6350%			Maturity Balance PSF(1):	$45
Note Date:	5/29/2025			Property Manager:	Zelman Development Co.
Maturity Date:	6/6/2030				(borrower-related)
Original Term to Maturity:	60 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$7,720,237
IO Period:	60 months			UW NCF:	$7,510,237
Seasoning:	1 month			UW NOI Debt Yield(1):	12.2%
Prepayment Provisions(2):	L(25),D(28),O(7)			UW NCF Debt Yield(1):	11.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	12.2%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.77x
Additional Debt Balance(1):	$3,700,000			Most Recent NOI(5):	NAV
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(5):	NAV
Reserves(3)				3rd Most Recent NOI(5):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (7/1/2025)
RE Taxes:	$342,855	$95,237	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2024)
Insurance:	$7,725	$4,828	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2023)
Replacement Reserve:	$0	Springing	NAP	Appraised Value (as of):	$166,000,000 (3/5/2025)
TI/LC Reserve:	$3,800,000	$29,215	NAP	Appraised Value per SF:	$118
Debt Service Reserve:	$349,443	$0	NAP	Cut-off Date LTV Ratio(1):	38.1%
Other Reserves(4):	$0	Springing	$7,500,000	Maturity Date LTV Ratio(1):	38.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$63,200,000	100.0%	Loan Payoff:	$48,160,134	76.2%
			Return of Equity:	$9,499,015	15.0%
			Upfront Reserves:	$4,500,023	7.1%
			Closing Costs:	$1,040,828	1.6%
Total Sources:	$63,200,000	100.0%	Total Uses:	$63,200,000	100.0%

(1)	The Century Business Center Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $63,200,000. The information presented above is based on the Century Business Center Whole Loan (as defined below).
(2)	Defeasance of the Century Business Center Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the WFCM 2025-5C5 securitization trust in July 2025. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	Other Reserves consists of a (i) springing monthly Material Tenant (as defined below) reserve subject to a cap of $7,500,000 and (ii) springing monthly Low DSCR Cure Deposit (as defined below) funds reserve. See “Escrows and Reserves” and “Lockbox and Cash Management” below for further details.
(5)	Historical financial information is not shown as the Century Business Center Property (as defined below) is leased to a single tenant on a triple-net basis.

The Mortgage Loan. The largest mortgage loan (the “Century Business Center Mortgage Loan”) is part of a whole loan (the “Century Business Center Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal amount of $63,200,000. Century Business Center Whole Loan is secured by a first priority fee interest in a 1,402,312 square foot industrial warehouse, manufacturing and flex space property located in Hawthorne, California (the “Century Business Center Property”). The Century Business Center Mortgage Loan has a five-year interest only term and accrues interest at a fixed rate of 6.6350% per annum on an Actual/360 basis.

The Century Business Center Mortgage Loan is evidenced by the controlling Note A-1 with an original principal balance of $59,500,000. The Century Business Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C5 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Industrial – Manufacturing/Office	Loan #1	Cut-off Date Balance:	$59,500,000
3901 Jack Northrop Avenue	Century Business Center	Cut-off Date LTV:	38.1%
Hawthorne, CA 90250		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.2%

Century Business Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$59,500,000	$59,500,000	WFCM 2025-5C5	Yes
A-2(1)	$3,700,000	$3,700,000	UBS AG	No
Total	$63,200,000	$63,200,000

(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrower and the Borrower Sponsors. The borrower is Zelman Hawthorne, LLC, a Delaware limited liability company and a single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Century Business Center Whole Loan. The borrower sponsors and non-recourse carveout guarantors are Paul Thomas Casey and Brett Michael Foy.

The Property. The Century Business Center Property is a 1,402,312 square foot industrial warehouse, manufacturing and flex space property located in Hawthorne, California. Situated on a 43.07-acre site. The Century Business Center Property was built in stages from 1939 to 1984, with the current sole tenant, SpaceX, constructing one new Class S storage building in 2016. According to the borrower sponsors, SpaceX has invested over $30 million in upkeep and renovations at the Century Business Center Property through 2024. The Century Business Center Property is comprised of eight buildings ranging from one to five stories. The Century Business Center Property features 10- to 30-foot clear heights, multi section rolling doors, which are motorized and are approximately 45 feet long and 60 feet tall, and approximately 25.0% office space. The Century Business Center Property office space consists of approximately 65,000 square feet of mezzanine office space, a 254,414-square foot office building, a 22,578-square foot cafeteria/multipurpose building, and an 8,644 square foot health center building.

As of July 1, 2025, the Century Business Center Property was 100.0% occupied by SpaceX. Since its lease commencement in 2014, SpaceX has invested approximately $30.0 million of its own capital in the Century Business Center Property. The Century Business Center Property has 816 parking spaces resulting in a parking ratio of approximately 0.58 parking spaces per 1,000 square feet. The Century Business Center Property also subleases a 1.73-acre site for additional parking along the northern part of the Century Business Center Property from the City of Hawthorne. SpaceX is fully responsible for sublease payments and utilizes the parcel for additional parking. The Century Business Center Property has access to two railroad tracks on the east side of the site serviced by Southern Pacific Railroad. According to the borrower sponsors, the railroads were used by the prior tenant, Northrop Grumman, up to the time they vacated in 2020, but are no longer actively used by SpaceX.

Sole Tenant.

SpaceX (1,402,312 SF; 100.0% of NRA; 100.0% of underwritten base rent; 12/31/2030 lease expiration). Founded in 2002 and headquartered in Hawthorne, California at the Century Business Center Property, SpaceX is an aerospace company that designs, manufactures, and launches rockets and spacecraft. As of March 2025, the company has reportedly orchestrated 454 completed missions and 415 landings. SpaceX maintains locations, including build facilities, testing facilities, and launch complexes, in California, Texas, and Florida. SpaceX is a privately-owned company and therefore does not release financial statements to the public. SpaceX designs and builds its reusable rockets and spacecraft at the Century Business Center Property. SpaceX is vertically integrated, building the vast majority of the vehicle on the Hawthorne campus. SpaceX originally took occupancy of 285,636 square feet at buildings 1-105, 1-106, and 1-160 in 2014. SpaceX took occupancy of the full campus in 2021. With an expiration date of December 31, 2030, SpaceX pays a base rental rate of $5.81 per square foot triple-net, which is below the current market rent of $17.64 per square foot according to the appraisal. SpaceX has two, 10-year renewal options remaining and no termination options.

The following table presents certain information relating to the tenancy at the Century Business Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
SpaceX	NR/NR/NR	1,402,312	100.0%	$8,146,104	100.0%	$5.81	12/31/2030	N	2 x 10 yr
Occupied Collateral Total		1,402,312	100.0%	$8,146,104	100.0%	$5.81

Vacant Space		0	0.0%
Total/Wtd. Avg.		1,402,312	100.0%

(1)	Information is based on the underwritten rent roll dated July 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Industrial – Manufacturing/Office	Loan #1	Cut-off Date Balance:	$59,500,000
3901 Jack Northrop Avenue	Century Business Center	Cut-off Date LTV:	38.1%
Hawthorne, CA 90250		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.2%

The following table presents certain information relating to the lease rollover schedule at the Century Business Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	1	1,402,312	100.0%	100.0%	$8,146,104	100.0%	100.0%	$5.81
2031	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2032	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2033	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2034	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	1,402,312	100.0%		$8,146,104	100.0%		$5.81

(1)	Information is based on the underwritten rent roll dated July 1, 2025.

The Market. The Century Business Center Property is located in Hawthorne, California within Los Angeles County, approximately 14.0 miles southwest of downtown Los Angeles, California, 15.4 miles southeast of Santa Monica, California, and 39.2 miles northwest of Irvine, California. The Century Business Center Property has immediate access to Interstate 105 (adjacent north of the Century Business Center Property) and is within minutes of the 405, 110, and 710 interstates while the two on-site rail spurs connect to the main Union Pacific line. The Century Business Center Property is directly adjacent to the Hawthorne Municipal Airport and is approximately 5.4 miles east from Los Angeles International Airport. Additionally, the Port of Los Angeles is approximately 18.5 miles south of the Century Business Center Property. The Century Business Center Property is 1.9 miles from the Hawthorne / Lennox Station of the Los Angeles Metro Rail, which features six lines serving 101 stations across Los Angeles County, including four light rail (A, C, E and K Lines) and two subways (B and D Lines). The Los Angeles Metro Rail connects with Metro Busway, Metrolink commuter rail, and several Amtrak lines.

According to a third-party market research report, the Century Business Center Property is located in the Los Angeles - CA industrial market within the Gardena/Hawthorne industrial submarket. As of February 2025, Gardena/Hawthorne industrial submarket contained 21,000,388 square feet of industrial inventory space with an average rent of $17.78 PSF and a vacancy rate of 4.3%. As of year-end 2024, the Gardena/Hawthorne industrial submarket contained 21,000,388 square feet of industrial inventory space with an average rent of $17.90 and a vacancy rate of 3.8%.

According to a third-party market research report, the estimated 2025 population within a one-, three- and five-mile radius of the Century Business Center Property was 47,971, 295,500 and 745,235, respectively, and the estimated 2025 average household income within the same radii was $87,590, $103,994 and $120,323, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Industrial – Manufacturing/Office	Loan #1	Cut-off Date Balance:	$59,500,000
3901 Jack Northrop Avenue	Century Business Center	Cut-off Date LTV:	38.1%
Hawthorne, CA 90250		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.2%

The following table presents certain information relating to the appraisal’s market rent conclusions for the Century Business Center Property:

Comparable Industrial Leases(1)
Property Name/Location	Year Built/ Renovated	Tenant	Tenant Size (SF)		Lease Start Date	Lease Term (Years)		Office %	Clear Height	Annual Base Rent PSF	Lease Type
Century Business Center 3901 Jack Northrop Avenue Hawthrone, CA	1939-1984, 2016/2024	SpaceX(2)	1,402,312	(2)	Jan-14(2)	17.0	(2)	25.0%	10’-30’	$5.81(2)	NNN(2)
2027 Harpers Way Torrance, CA	1979/NAP	Virco Inc.	559,000		May-25	5.4		9.1%	28’	$15.60	NNN
24760 South Main Street Carson, CA	1991/NAP	DCW, Inc.	231,008		May-25	7.7		4.5%	32’	$15.00	NNN
810 East 233rd Street Carson, CA	1978/NAP	Atalanta	204,000		Apr-25	10.0		2.9%	24’	$17.64	NNN
250 West Manville Street Compton, CA	1982/NAP	Kair Harbor Transport	206,486		Jan-25	8.0		5.0%	22’	$17.40	NNN
2000 East Carson Street Carson, CA	1970/NAP	R1 Concept	293,800		Oct-24	7.2		2.1%	25’	$17.40	NNN
301 West Walnut Street Compton, CA	1972/NAP	Geodis	215,319		Oct-24	5.0		N/A	24’	$17.40	NNN
18175-18215 Rowland Street City Of Industry, CA	1985/NAP	American Starlink Logistics	700,000		Oct-24	7.8		0.5%	26’	$13.20	NNN
18120 Bishop Avenue Carson, CA	2006/NAP	Prime Freight	290,034		Sep-24	6.0		3.7%	32’	$19.56	NNN
2501 W. Rosecrans Avenue Los Angeles, CA	1987/2024	Forward Air Corporation	300,217		Jul-24	7.3		4.0%	26’	$22.20	NNN
1650 Glenn Curtiss Street Carson, CA	2005/NAP	KW Logistics	338,932		Jul-24	7.2		5.0%	30’	$19.20	NNN
11852 Alameda Street Lynwood, CA	1989/NAP	Midas Express	310,628		Sep-23	5.0		N/A	30’	$14.40	NNN
5301-5305 Rivergrade Road Irwindale, CA	1993/NAP	AP Express	486,476		Sep-23	5.4		2.7%	32’	$17.04	NNN

(1)	Information is based on the appraisal.
(2)	Information is based on the underwritten rent roll dated July 1, 2025.

Appraisal. The appraisal concluded to an “as-is” appraised value for the Century Business Center Property of $166,000,000 as of March 5, 2025.

Environmental Matters. According to the Phase I environmental report dated on March 4, 2025, historical activities at the Century Business Center Property by Northrup Grumman Systems Corporation (“NGSC”) caused the discharge of contaminants into the ground. The California Department of Toxic Substance Control (“DTSC”) identified NGSC as the responsible party to investigate and clean up the unauthorized discharges. Site investigations have been conducted at the site since the 1980s, and the current investigations began in 2009 with soil vapor, soil, and groundwater mainly impacted. NGSC and the DTSC entered into a corrective action consent agreement (“CACA”) to address the identified soil and groundwater issues with various environmental consultants performing the requirements of the CACA on behalf of NGSC.

Ramboll's Remediation Progress Evaluation Report 2024 concluded that the remediation of volatile organic compound-impacted soil, soil vapor, and groundwater is ongoing via two-phase extraction, soil vapor extraction and enhanced in-situ bioremediation. The DTSC has indicated that additional delineation of groundwater impacts, and expansion/additional/alternative remedial activities may be required. Ramboll concluded the Century Business Center Property site investigation was satisfying the requirements/activities requested by the DTSC, but ongoing/additional investigation/remedial activities will likely extend for several years and will be conducted by NGSC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Industrial – Manufacturing/Office	Loan #1	Cut-off Date Balance:	$59,500,000
3901 Jack Northrop Avenue	Century Business Center	Cut-off Date LTV:	38.1%
Hawthorne, CA 90250		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Century Business Center Property:

Cash Flow Analysis
	UW	UW PSF
Base Rent(1)	$8,146,104	$5.81
Vacant Income	$0	$0.00
Gross Potential Rent	$8,146,104	$5.81
Total Reimbursements	$371,136	$0.26
Net Rental Income	$8,517,240	$6.07
Less Vacancy & Credit Loss	($425,862)	($0.30)
Effective Gross Income	$8,091,378	$5.77

Total Expenses	$371,141	$0.26

Net Operating Income	$7,720,237	$5.51
CapEx	$210,000	$0.15
TI/LC	$0	$0.00
Net Cash Flow	$7,510,237	$5.36

Occupancy %(2)	95.0%
NOI DSCR	1.82x
NCF DSCR	1.77x
NOI Debt Yield	12.2%
NCF Debt Yield	11.9%

(1)	Base Rent is based on the underwritten rent roll dated July 1, 2025.
(2)	The UW Occupancy % represents the in-place economic occupancy. The Century Business Center Property was 100.0% occupied as of July 1, 2025.

Escrows and Reserves.

Real Estate Taxes – The Century Business Center Whole Loan documents require an upfront deposit of approximately $342,855 and ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially estimated at approximately $95,237 monthly; provided, such monthly deposits will be waived so long as (i) no event of default or Material Tenant Trigger Event (as defined below) has occurred and is continuing, (ii) the applicable lease demises the entirety of the Century Business Center Property and requires the applicable tenant thereunder to pay all real estate taxes with respect to the entirety of the Century Business Center Property directly to the applicable governmental authorities, (iii) the applicable lease is in full force and effect and has not expired or terminated, (iv) the applicable tenant is paying all taxes directly to the applicable governmental authorities in accordance with its lease and (v) the borrower delivers evidence to the lender in a timely manner of such timely payment of all taxes. As of the origination date, the SpaceX lease does not satisfy conditions provided therein due to failure to satisfy clauses (ii) and (v) above.

Insurance – The Century Business Center Whole Loan documents require an upfront deposit of approximately $7,725 and ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof, initially estimated at $4,828; provided, such monthly deposits will be waived to the extent that the insurance requirements under the Century Business Center Whole Loan documents are satisfied pursuant to a blanket policy, such blanket policy is maintained in full force and effect, and evidence of such blanket policy is provided to the lender in a timely manner. Notwithstanding the foregoing, but subject to review of the SpaceX lease, the monthly escrow insurance premiums will be waived for so long as (i) the SpaceX lease remains in full force and effect, (ii) no Material Tenant Trigger Event has occurred and is continuing, (iii) SpaceX is obligated pursuant to its lease to maintain insurance as required under the Century Business Center Whole Loan documents and (iv) SpaceX is timely paying all of the insurance premiums for the insurance required to be maintained under the SpaceX lease directly to the insurer and the borrower provides evidence of such performance to the lender in a timely manner. As of the origination date, the SpaceX lease does not satisfy conditions provided therein due to failure to satisfy clauses (iii) and (iv) above.

Replacement Reserve – The Century Business Center Whole Loan documents require an ongoing monthly replacement reserve deposit of $17,500; provided, such monthly deposits will be waived so long as (i) the SpaceX lease remains in full force and effect, (ii) no Material Tenant Trigger Event has occurred and is continuing, (iii) SpaceX has not “gone dark” in any portion of its premises (other than (x) temporary cessations of business for remodeling or equipment installation/replacement or (y) during restoration following a casualty event), (iv) SpaceX has not subleased any portion of its premises (other than to a subsidiary or spinoff of SpaceX), (v) SpaceX is obligated pursuant to its lease to maintain the Century Business Center Property in a condition required under its lease and (vi) SpaceX performs such obligations and the borrower provides evidence of such performance to the lender in a timely manner.

TI/LC Reserve – The Century Business Center Whole Loan documents require an upfront deposit of $3,800,000 and ongoing monthly TI/LC reserves of approximately $29,215.

Debt Service Reserve – The Century Business Center Whole Loan documents require an upfront deposit of approximately $349,443 for the monthly debt service payment amount due to the lender on July 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Industrial – Manufacturing/Office	Loan #1	Cut-off Date Balance:	$59,500,000
3901 Jack Northrop Avenue	Century Business Center	Cut-off Date LTV:	38.1%
Hawthorne, CA 90250		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.2%

Low DSCR Cure Deposit Funds – If the borrower deposits with the lender one or more Low DSCR Cure Deposits in cash to avoid the occurrence of a Cash Management DSCR Trigger Event (as defined below), the lender will transfer such amounts into the Low DSCR Cure Deposit account. The lender will hold such Low DSCR Cure Deposit(s) as cash collateral for the debt. At any time during the term of the Century Business Center Whole Loan that Low DSCR Cure Deposit funds are on deposit in the Low DSCR Cure Deposit account, the lender will determine the debt service coverage ratio on the last day of each month taking into account the Low DSCR Cure Deposit funds. If the lender determines that the Low DSCR Cure Deposit funds then on deposit in the Low DSCR Cure Deposit account, if applied to reduce the then outstanding principal balance, would be insufficient to cause the debt service coverage ratio to be at least 1.35x, then the borrower may, in order to continue avoid the occurrence of a Cash Management DSCR Trigger Event, within five business days of the lender’s notice to the borrower of such deficiency, deposit with the lender such additional funds such that, when added to the funds on deposit in the Low DSCR Cure Deposit account, would be sufficient, if applied to reduce then outstanding principal balance, to result in a debt service coverage ratio of at least 1.35x.

Lockbox and Cash Management. The Century Business Center Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Rents from the Century Business Center Property are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, deposited within two business days of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Century Business Center Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Century Business Center Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event has occurred and is continuing, to a Material Tenant rollover reserve (subject to a cap of $7,500,000), (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to an account designated by the borrower.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Century Business Center Whole Loan documents, (ii) any bankruptcy action involving any of the borrower, the guarantors, the key principals or the property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.30x (a “Cash Management DSCR Trigger Event”), (iv) the indictment for fraud or misappropriation of funds by any of the borrower, the guarantors, the key principals or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to the Century Business Center Property), or any director or officer of the aforementioned parties or (v) a Material Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days, and the lender’s determination that such filing does not materially affect the borrower’s, the guarantors’, the key principals’ or the property manager’s monetary obligations, (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.35x for two consecutive calendar quarters or the borrower has deposited with the lender cash in an amount (such amount, the “Low DSCR Cure Deposit”) that, if applied to reduce the then outstanding principal balance, would result in a debt service coverage ratio that is equal to or greater than 1.35x, (d) with respect to clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the Century Business Center Whole Loan documents or (e) with respect to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Century Business Center Whole Loan documents, (ii) any bankruptcy action involving any of the borrower, the guarantors, the key principals or the property manager or (iii) the trailing 12-month period debt service coverage ratio falling below 1.25x, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, as to an involuntary filing, the filing being discharged, stayed or dismissed within 45 days, and the lender’s determination that such filing does not materially affect the borrower’s, the guarantors’, the key principals’ or the property manager’s monetary obligations or (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.30x for two consecutive calendar quarters.

A “Material Tenant” means (i) SpaceX or (ii) any tenant at the Century Business Center Property that, together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of the Century Business Center Property or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the Century Business Center Property.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate, cancel, or not to extend or renew its lease, (ii) on or prior to the date that is 18 months prior to the then-applicable expiration date under its Material Tenant lease, a Material Tenant does not extend such lease, (iii) on or prior to the date a Material Tenant is required under its Material Tenant lease to notify the borrower of its election to extend or renew its lease, if such Material Tenant does not give notice, (iv) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated in whole or in part or is no longer in full force and effect, (vii) at any point on or after December 6, 2028, a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at all or a portion in excess of 200,000 square feet, (viii) on or after the origination date of the Century Business Center Whole Loan, a Material Tenant announces or discloses publicly, its intention to relocate or vacate all or any portion of its Material Tenant space, (ix) if more than 200,000 square feet of a Material Tenant space is marketed for sublease or subleased by or on behalf of a Material Tenant or (x) if the sum of the space described in (vii) and (ix) above exceeds 200,000 square feet in the aggregate and expiring upon (a) with respect to clause (i), (ii), (iii), (vi), (vii), (viii), (ix) or (x) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Century Business Center Whole Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (i) above, the applicable Material Tenant revokes or rescinds all termination or non-extension notices, (c) with respect to clause (iv) above, a cure of the applicable event of default, (d) with respect to clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) with respect to clause (vii) above and if the conditions in clause (i) above are not satisfied, the Material Tenant re-commences its operations at its space or a portion thereof, such that it is no longer “dark”, and has not vacated or ceased to operate business at the Century Business Center Property or a portion thereof, (f) with respect to clause (viii) above and if the conditions in clause (i) above are not satisfied, the retraction by the Material Tenant of all announcements or disclosures of its intention to relocate or vacate any portion of its Material Tenant space, (g) with respect to clause (ix) above and if the conditions in clause (i) above are not satisfied, (1) the cessation of marketing efforts with respect to its Material Tenant space or (2) the cancellation of such sublease, and the recommencement of its operations by the Material Tenant at

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Industrial – Manufacturing/Office	Loan #1	Cut-off Date Balance:	$59,500,000
3901 Jack Northrop Avenue	Century Business Center	Cut-off Date LTV:	38.1%
Hawthorne, CA 90250		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.2%

the Century Business Center Property and (h) with respect to clause (x) above, the conditions in subclauses (v) and (vi) above, as applicable, are each satisfied.

Property Management. The Century Business Center Property is managed by Zelman Development Co., an affiliate of the borrower sponsors.

Terrorism Insurance. The Century Business Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$59,500,000
12601 and 12701 Southfield Freeway	Gateway Industrial Center	Cut-off Date LTV:	64.5%
Detroit, MI 48223		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$59,500,000
12601 and 12701 Southfield Freeway	Gateway Industrial Center	Cut-off Date LTV:	64.5%
Detroit, MI 48223		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Mortgage Loan No. 2 – Gateway Industrial Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI/AREF2			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Detroit, MI 48223
Original Balance(1):	$59,500,000			General Property Type:	Industrial
Cut-off Date Balance(1):	$59,500,000			Detailed Property Type:	Warehouse/Distribution
% of Initial Pool Balance:	9.98%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(6):	Various/2020-2023
Borrower Sponsors:	Jay Gudebski and Richard G. Allman III			Size:	1,441,839 SF
Guarantors:	Jay Gudebski and Richard G. Allman III			Cut-off Date Balance Per SF:	$65
Mortgage Rate:	6.7400%			Maturity Date Balance Per SF:	$65
Note Date:	6/9/2025			Property Manager:	Innovo Property Management, LLC (borrower-related)
Maturity Date:	7/6/2030
Term to Maturity:	61 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(7):	$8,287,574
IO Period:	61 months			UW NCF:	$7,924,853
Seasoning:	1 month			UW NOI Debt Yield(1):	8.9%
Prepayment Provisions(2):	L(25),D(29),O(7)			UW NCF Debt Yield(1):	8.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	8.9%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.25x
Additional Debt Balance(1):	$33,500,000			Most Recent NOI(7):	$6,110,500 (4/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$5,891,023 (12/31/2024)
Reserves(3)				3rd Most Recent NOI:	$5,389,457 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	78.1% (6/1/2025)
RE Taxes:	$0	$432,301(4)	NAP	2nd Most Recent Occupancy:	72.7% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	79.4% (12/31/2023)
Replacement Reserve:	$0	$12,015	NAP	Appraised Value (as of):	$144,200,000 (5/9/2025)
TI/LC Reserve:	$1,000,000	$114,146	NAP	Appraised Value PSF:	$100
Other Reserves(5):	$14,943,426	$0	NAP	Cut-off Date LTV Ratio(1):	64.5%
				Maturity Date LTV Ratio(1):	64.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$93,000,000	97.9%	Loan Payoff:	$75,227,499	79.2%
Sponsor Equity	$1,975,547	2.1%	Upfront Reserves:	$15,943,426	16.8%
			Closing Costs:	$3,804,622	4.0%
Total Sources:	$94,975,547	100.0%	Total Uses:	$94,975,547	100.0%

(1)	The Gateway Industrial Center Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate original principal balance of $93,000,000. The information presented above is based on the Gateway Industrial Center Whole Loan (as defined below).
(2)	Defeasance of the Gateway Industrial Center Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Gateway Industrial Center Whole Loan to be securitized and (b) June 9, 2028. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the WFCM 2025-5C5 securitization in July 2025. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” section below for further discussion.
(4)	Monthly RE Taxes deposits are $432,301 from July 2025 through September 2025 and thereafter decrease to 1/12th of the annual real estate tax payments that the lender estimates will be payable during the next ensuing 12 months (initially estimated to be approximately $117,900).
(5)	Other Reserves are comprised of an initial unfunded obligations reserve of $12,999,018 and a gap rent reserve of $1,944,408.
(6)	The Gateway Industrial Center Property (as defined below) was built in phases in 1948, 1957, 1968, 1973, 1976, 1996, and 2022.
(7)	The increase from Most Recent NOI to UW NOI is primarily attributable to the IRS (as defined below) executing a new lease with rent expected to commence in May 2026.

The Mortgage Loan. The second largest mortgage loan (the “Gateway Industrial Center Mortgage Loan”) is part of a whole loan (the “Gateway Industrial Center Whole Loan”) evidenced by five pari passu promissory notes with an aggregate original principal amount of $93,000,000. The Gateway Industrial Center Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and Argentic Real Estate Finance 2 LLC (“AREF 2”). The Gateway Industrial Center Whole Loan is secured by a first priority mortgage on a fee interest in an industrial warehouse/distribution center totaling 1,441,839 SF located in Detroit, Michigan (the “Gateway Industrial Center Property”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$59,500,000
12601 and 12701 Southfield Freeway	Gateway Industrial Center	Cut-off Date LTV:	64.5%
Detroit, MI 48223		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.9%

The Gateway Industrial Center Mortgage Loan is evidenced by the controlling Note A-1 to be contributed by CREFI and the non-controlling Note A-4 and Note A-5-3-2 to be contributed by AREF 2, with an aggregate original principal balance of $59,500,000. The Gateway Industrial Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C5 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Gateway Industrial Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$28,250,000	$28,250,000	WFCM 2025-5C5	Yes
A-2(1)	$10,000,000	$10,000,000	CREFI	No
A-3(1)	$8,250,000	$8,250,000	CREFI	No
A-4	$30,000,000	$30,000,000	WFCM 2025-5C5	No
A-5-1(1)	$8,000,000	$8,000,000	AREF2	No
A-5-2(1)	$5,000,000	$5,000,000	AREF2	No
A-5-3-1(1)	$2,250,000	$2,250,000	AREF2	No
A-5-3-2	$1,250,000	$1,250,000	WFCM 2025-5C5	No
Total	$93,000,000	$93,000,000

(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrower and the Borrower Sponsors. The borrower is Innovo-Gateway Parcel A, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Gateway Industrial Center Whole Loan.

The borrower sponsors and non-recourse carveout guarantors are Jay Gudebski and Richard G. Allman III of Innovo Development Group, a Michigan based real estate investment and development firm with a portfolio of over 160 residential units and over one million SF of industrial space.

The Property. The Gateway Industrial Center Property consists of a 1,441,839 SF industrial warehouse and distribution center located in Detroit, Michigan. The Gateway Industrial Center Property is comprised of three buildings on an approximately 68.9-acre site which were constructed in phases in 1948, 1957, 1968, 1973, 1976, 1996, and 2022 with renovations occurring between 2020 and 2023. The Gateway Industrial Center Property features approximately 6.8% of office finish with 118 dock high doors, 17 drive-in doors, and clear heights ranging from 16 to 60 feet, with a weighted average clear height of 28 feet. The Gateway Industrial Center Property also features 1,010 surface parking spaces, resulting in a parking ratio of 0.70 spaces per 1,000 SF.

The Gateway Industrial Center Property benefits from its location in Detroit, which is the second-largest regional economy in the Midwest and the center of the U.S. automobile industry. Furthermore, the Gateway Industrial Center Property is located at the intersection of Interstate 96 and the Southfield Expressway providing access to multiple interstates, the greater Detroit metropolitan area, and connectivity to Canada and Chicago. As of June 1, 2025, the Gateway Industrial Center Property was 78.1% leased by five tenants.

Major Tenants.

Detroit Manufacturing Systems, LLC (“DMS”) (727,535 SF, 50.5% of NRA, 48.8% of UW Rent). Founded in 2012, DMS is a privately held contract manufacturer and assembly provider for the automotive, heavy truck, industrial, recreational, and government industries. DMS offers multiple services including build to print, error proofing, protype creation, sub-assembly of components (robotic and mechanical), and full module assembly. DMS has a team of 1,700 trained professionals and produces over 2,300,000 assemblies per year resulting in over $1 billion in annual sales. DMS has been a tenant at the Gateway Industrial Center Property since June 2013 and has expanded its space multiple times and has also invested over $100 million in buildouts and equipment into its respective spaces. DMS currently leases 727,535 SF of space at the Gateway Industrial Center Property under multiple leases with current lease terms through September 2027 in relation to 572,610 SF of space and October 2027 in relation to 154,925 SF of space. DMS has two, five-year renewal options in relation to 484,610 SF of its space and no termination options remaining.

General Services Administration – Internal Revenue Service (“IRS”) (80,556 SF, 5.6% of NRA, 22.8% of UW Rent). Established in 1862, the Internal Revenue Service is a bureau of the Department of the Treasury and is responsible for administering and enforcing federal tax laws in the United States, including processing tax returns, collecting federal taxes, and issuing refunds. The IRS recently executed a lease for 80,556 square feet of space at the Gateway Industrial Center Property and plans to use this space for the Wage & Investment Correspondence Production Services print facility, which processes approximately 200 million mailings per year. The IRS is not yet in occupancy and its space is currently being built out. Rent under the IRS lease is expected to commence in May 2026. The lease is expected to have a lease term through April 2038 (based on the expected rent commencement date) with no renewal options. At origination, $12,999,018 was reserved for unfunded obligations and $1,944,408 for gap rent in relation to the IRS space. The IRS has the option to terminate its lease, in whole or in part, at any time on or after the end of the firm term of the lease (which is expected to be April 30, 2034 based on the expected commencement date), by providing no less than 90 days’ prior written notice. We cannot assure you that the IRS will take occupancy and commence paying rent as expected.

Tiberina Detroit, Inc. (“Tiberina”) (200,000 SF, 13.9% of NRA, 20.2% of UW Rent). Tiberina is an Italian automotive supplier which provides body components for automakers. Tiberina offers a variety of products and services including cross car beams, impact beams, suspensions, and skin panels. Tiberina has been a tenant at the Gateway Industrial Center Property since October 2023 and has a current lease term through December 2033 with two, five-year renewal options and no termination options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$59,500,000
12601 and 12701 Southfield Freeway	Gateway Industrial Center	Cut-off Date LTV:	64.5%
Detroit, MI 48223		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.9%

The following table presents certain information relating to the top tenants by underwritten base rent at the Gateway Industrial Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
Detroit Manufacturing Systems, LLC	NR/NR/NR	727,535	50.5%	$4,311,549	48.8%	$5.93	Various(4)	2 x 5 yr(5)	N
General Services Administration - IRS	Aa1/AA+/AA+	80,556	5.6%	$2,013,689	22.8%	$25.00	4/30/2038	N	Y(6)
Tiberina Detroit, Inc.	NR/NR/NR	200,000	13.9%	$1,784,000	20.2%	$8.92	12/31/2033	2 x 5 yr	N
Quaker Houghton PA, Inc.	NR/NR/NR	117,700	8.2%	$531,083	6.0%	$4.51	9/30/2028	N	N
Parsec, Inc.(3)	NR/NR/NR	1	0.0%	$185,979	2.1%	NAP	11/30/2026	N	N
Major Tenants Subtotal/Wtd. Avg.		1,125,792	78.1%	$8,826,301	100.0%	$7.67
Other Tenants		0	0.0%	$0	0.0%	$0.00
Occupied Subtotal/Wtd. Avg.		1,125,792	78.1%	$8,826,301	100.0%	$7.67
Vacant Space		316,047	21.9%
Total/Wtd. Avg.		1,441,839	100.0%

(1)	Based on the underwritten rent roll dated June 1, 2025, inclusive of rent steps through December 1, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Parsec, Inc. leases 6.12 acres of land at the Gateway Industrial Center Property which it utilizes for container storage. Annual UW Rent PSF excludes rent and net rentable area attributable to this space.
(4)	DMS occupies 727,535 SF of space at the property. 572,610 SF of that space expires September 30, 2027 and 154,925 SF of space expires October 31, 2027.
(5)	DMS occupies 727,535 SF of space at the property. DMS has 2, 5-year renewal options for 484,610 SF of that space, but no renewal options for the remaining 242,925 SF of space.
(6)	The IRS has the option to terminate its lease, in whole or in part, at any time on or after the end of the firm term of the lease (which is expected to be April 30, 2034), by providing no less than 90 days’ prior written notice.

The following table presents certain information relating to the lease rollover schedule at the Gateway Industrial Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling(3)
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026(3)	1	1	0.0%	0.0%	$185,979	2.1%	2.1%	NAP
2027(4)	1	727,535	50.5%	50.5%	$4,311,549	48.8%	51.0%	$5.93
2028	1	117,700	8.2%	58.6%	$531,083	6.0%	57.0%	$4.51
2029	0	0	0.0%	58.6%	$0	0.0%	57.0%	$0.00
2030	0	0	0.0%	58.6%	$0	0.0%	57.0%	$0.00
2031	0	0	0.0%	58.6%	$0	0.0%	57.0%	$0.00
2032	0	0	0.0%	58.6%	$0	0.0%	57.0%	$0.00
2033	1	200,000	13.9%	72.5%	$1,784,000	20.2%	77.2%	$8.92
2034	0	0	0.0%	72.5%	$0	0.0%	77.2%	$0.00
2035 & Thereafter	1	80,556	5.6%	78.1%	$2,013,689	22.8%	100.0%	$25.00
Vacant	0	316,047	21.9%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(5)	5	1,441,839	100.0%		$8,826,301	100.0%		$7.67

(1)	Information is based on the underwritten rent roll dated June 1, 2025, inclusive of rent steps through December 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the lease rollover schedule.
(3)	2026 includes space leased to Parsec, Inc. which leases 6.12 acres of land at the Gateway Industrial Center Property that it utilizes for container storage. UW Rent PSF Rolling excludes rent and net rentable area attributable to this space.
(4)	2027 includes a lease to DMS which occupies 572,610 SF of space at the property that expires September 30, 2027 and 154,925 SF of space that expires October 31, 2027.
(5)	Total/Wtd. Avg. excludes vacant space for UW Rent PSF Rolling.

The Market. The Gateway Industrial Center Property is located at 12601 and 12701 Southfield Freeway in Detroit, Michigan. The Gateway Industrial Center Property benefits from its location in Detroit, which is the second-largest regional economy in the Midwest and the center of the U.S. automobile industry. Furthermore, the Gateway Industrial Center Property is located at the intersection of Interstate 96 and the Southfield Expressway which offer access to multiple interstates, major manufacturing and e-commerce facilities, international transportation from the Canadian border, and the greater metropolitan area. The Gateway Industrial Center Property is also located approximately 16.0 miles from the Detroit Metropolitan Airport.

According to a third-party market research report, the Gateway Industrial Center Property is located within the Groesbeck Central industrial submarket of the overall Detroit metropolitan industrial market. As of June 18, 2025, the Detroit industrial market had inventory of 632,953,017, an availability rate of 6.2%, and average asking rent of $8.99 per square foot. As of June 18, 2025, the Groesbeck Central industrial submarket had inventory of 16,037,938, a vacancy rate of 5.1%, and average asking rent of $8.95 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$59,500,000
12601 and 12701 Southfield Freeway	Gateway Industrial Center	Cut-off Date LTV:	64.5%
Detroit, MI 48223		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.9%

According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of the Gateway Industrial Center Property was 13,326, 139,781, and 398,992, respectively. The 2024 average household income within the same radii was $59,405, $51,892 and $58,903, respectively.

The following table presents certain information relating to comparable industrial rents with respect to the Gateway Industrial Center Property:

Market Rental Comparables(1)
Property Name/Address	Year Built	NRA (SF)	Dock-High Doors	Drive-In Doors	Clear Heights	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (yrs)	Rent (PSF)
Gateway Industrial Center	Various(2)	1,441,839	118	17	28.0'	Tiberina Detroit, Inc.(3)	200,000(3)	Oct-23(3)	10(3)	$8.58(3)
Gestamp 52153 Sierra Drive Chesterfield Township, MI	2024	460,000	20	8	30.0'	Gestamp North America	460,000	Dec-24	15	$10.85
Warehouse Facility 18300 Vernier Road Harper Woods, MI	2024	208,204	10	1	36.0'	Home Express Delivery Services	104,353	Dec-24	5	$9.24
Ford Monroe Packaging Center 14741 Laplaisance Road Monroe, MI	2024	1,100,624	100	4	36.0'	Ford Motor Company	1,100,624	Oct-24	10	$8.37
Detroit Commerce Center 14250 Plymouth Road Detroit, MI	2024	793,520	85	6	40.0'	General Motors	793,520	Apr-24	10	$8.75
Crossroads Distribution Center North 6110 Haggerty Road Belleville, MI	2024	630,421	100	5	36.0'	DSV A/S	407,088	Jan-24	10	$8.75
Eastland Commerce Center - Building 1 18000 Vernier Road Harper Woods, MI	2024	297,000	52	2	36.0'	Thai Summit America Corp.	297,000	Oct-23	7	$8.00
Haylard Ridge Business Park 15000 North Ridge Road Plymouth, MI	2023	286,347	61	2	32.0'	Choctaw-Kaul Distribution	286,347	Jul-23	10	$7.65
Allied Commerce Center - Building 3 31774 Enterprise Drive Livonia, MI	1980	183,959	36	2	22.0'	Sll Star Auto Lights, Inc.	43,080	Sep-24	7	$6.75
Industrial Facility 449 Executive Drive Troy, MI	1979	33,001	0	1	22.0'	Polymershapes	33,001	Jun-24	5	$7.70
Kuka Systems 6833 Center Drive Sterling Heights, MI	1998	66,132	0	4	28.0'	KUKA Systems North America LLC	66,132	Apr-24	10	$6.95
Crossroads Distribution Center South Bldg II 41873 Ecorse Road Belleville, MI	1998	550,000	119	2	30.0'	Scholastic Book Fairs	65,484	Oct-23	5	$6.10
Industrial Facility 6400 East 14 Mile Road Warren, MI	2000	1,012,168	69	1	28.0'	Samsung SDI America, Inc.	274,000	Apr-23	5	$6.32
Industrial Facility 6200 Metro Parkway Sterling Heights, MI	1967	388,273	59	12	23.0'	Gannet Publishing	388,273	Feb-23	5	$4.36

(1)	Source: Appraisal.
(2)	The Gateway Industrial Center Property was built in phases in 1948, 1957, 1968, 1973, 1976, 1996, and 2022.
(3)	Based on the underwritten rent roll dated June 1, 2025. Rent (PSF) represents the underwritten base rent excluding contractual rent steps.

Appraisal. The appraisal concluded to an “as is” value of $144,200,000 as of May 9, 2025, which results in a Cut-off Date LTV Ratio and Maturity Date LTV ratio for the Gateway Industrial Center Whole Loan of 64.5% and 64.5%, respectively. The appraisal also concluded to a “prospective market value upon stabilization” value for the Gateway Industrial Center Property of $160,300,000 as of June 1, 2026 which assumes that the Gateway Industrial Center Property achieves a stabilized economic occupancy of 95.0%. The “prospective market value upon stabilization” value results in a Cut-off Date LTV Ratio and Maturity Date LTV ratio for the Gateway Industrial Center Whole Loan of 58.0% and 58.0%, respectively.

Environmental Matters. According to the Phase I environmental site assessment dated June 6, 2025 (the “ESA”), there was a controlled recognized environmental condition at the Gateway Industrial Center Property relating to impacts to soil, soil vapor, and shallow perched groundwater associated with long-term industrial use. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$59,500,000
12601 and 12701 Southfield Freeway	Gateway Industrial Center	Cut-off Date LTV:	64.5%
Detroit, MI 48223		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Gateway Industrial Center Property:

Cash Flow Analysis
	2021	2022	2023	2024	4/30/2025 TTM(1)	UW(1)(2)	UW PSF
Base Rent	$3,995,707	$4,573,491	$5,706,503	$6,581,856	$6,626,405	$8,584,904	$5.95
Contractual Rent Steps	$0	$0	$0	$0	$0	$241,396	$0.17
Potential Income from Vacant Space	$0	$0	$0	$0	$0	$3,160,370	$2.19
Gross Potential Rent	$3,995,707	$4,573,491	$5,706,503	$6,581,856	$6,626,405	$11,986,670	$8.31
Reimbursements	$1,694,757	$2,313,365	$2,561,445	$2,942,059	$3,123,473	$3,265,875	$2.27
Net Rentable Income	$5,690,464	$6,886,855	$8,267,948	$9,523,914	$9,749,878	$15,252,545	$10.58
(Vacancy / Credit Loss)	$0	$0	$0	$0	$0	($3,160,370)	($2.19)
Other Income(3)	$26,945	$117,324	$26,411	$66,303	$95,106	$0	$0.00
Effective Gross Income	$5,717,410	$7,004,179	$8,294,359	$9,590,218	$9,844,984	$12,092,176	$8.39

Management Fee	$171,522	$210,125	$248,831	$287,707	$295,350	$362,765	$0.25
Real Estate Taxes	$800,467	$746,507	$735,756	$1,347,432	$1,362,922	$1,393,833	$0.97
Insurance	$312,538	$222,624	$238,894	$440,101	$424,828	$396,620	$0.28
Other Operating Expenses(4)	$957,864	$1,238,373	$1,681,421	$1,623,955	$1,651,383	$1,651,383	$1.15
Total Operating Expenses	$2,242,391	$2,417,629	$2,904,901	$3,699,195	$3,734,484	$3,804,601	$2.64

Net Operating Income	$3,475,019	$4,586,550	$5,389,457	$5,891,023	$6,110,500	$8,287,574	$5.75
Replacement Reserves	$0	$0	$0	$0	$0	$144,184	$0.10
TI/LC	$0	$0	$0	$0	$0	$218,538	$0.15
Net Cash Flow	$3,475,019	$4,586,550	$5,389,457	$5,891,023	$6,110,500	$7,924,853	$5.50

Occupancy (%)	NAV	NAV	79.4%	72.7%	76.3%	79.3%(5)
NOI DSCR(6)	0.55x	0.72x	0.85x	0.93x	0.96x	1.30x
NCF DSCR(6)	0.55x	0.72x	0.85x	0.93x	0.96x	1.25x
NOI Debt Yield(6)	3.7%	4.9%	5.8%	6.3%	6.6%	8.9%
NCF Debt Yield(6)	3.7%	4.9%	5.8%	6.3%	6.6%	8.5%

(1)	The increase in Net Operating Income from 4/30/2025 TTM to UW is primarily attributable to the IRS executing a new lease with rent expected to commence in May 2026.
(2)	Information is based on the underwritten rent roll dated June 1, 2025, inclusive of rent steps through December 1, 2025.
(3)	Other Income includes miscellaneous income such as tenant reimbursements for maintenance and repairs.
(4)	Other Operating Expenses represents common area maintenance expenses.
(5)	UW Occupancy represents economic occupancy.
(6)	Metrics are based on the Gateway Industrial Center Whole Loan.

Escrows and Reserves. At origination of the Gateway Industrial Center Whole Loan, the borrower deposited approximately (i) $1,000,000 into a reserve for future tenant improvements and leasing commissions, (ii) $12,999,018 into an outstanding obligations reserve with respect to the IRS lease, and (iii) $1,944,408 into a gap rent reserve with respect to the IRS lease.

Real Estate Taxes – On each monthly payment date, the borrower is required to deposit an amount equal to 1/12th of the annual real estate tax payments that the lender estimates will be payable during the next ensuing 12 months into a real estate tax reserve account (initially estimated to be approximately $117,900); provided that for the months of July through September 2025 the monthly deposit will be approximately $432,301.

Insurance – The Gateway Industrial Center Whole Loan documents require at the option of the lender, if the liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy, or the lender requires a separate policy, ongoing monthly deposits into an insurance reserve equal to 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies. An acceptable blanket or umbrella policy was in place at origination of the Gateway Industrial Center Whole Loan.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to approximately $12,015 for replacements to the Gateway Industrial Center Property.

TI/LC Reserve – On each monthly payment date, the borrower is required to deposit approximately $114,146 into a reserve for future tenant improvements and leasing commissions. Notwithstanding the foregoing, the monthly deposit will be reduced to $18,023 upon the occurrence of a DMS Trigger Cure (as defined below).

A “DMS Trigger Cure” means (A) either (x) not less than 75% of the space leased under the DMS lease as of the origination date has been leased pursuant to one or more leases with a term of at least three years, and a base rent equal to or greater than 75% of the annual rent payable under the DMS lease as of the origination date, and the applicable tenants are in actual physical occupancy of their leased space, there are no contingencies to the effectiveness of each such lease, and each such lease has commenced and a rent commencement date has been established, or (y) DMS has renewed its lease in accordance with the terms of the related loan agreement for a term of at least three years, and in the case of either (x) or (y), sufficient funds have

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Industrial – Warehouse/Distribution	Loan #2	Cut-off Date Balance:	$59,500,000
12601 and 12701 Southfield Freeway	Gateway Industrial Center	Cut-off Date LTV:	64.5%
Detroit, MI 48223		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.9%

accumulated in the excess cash flow reserve to cover anticipated leasing costs and free rent in connection with such new or renewal lease and (B) the debt yield is at least 9.25% for two consecutive calendar quarters.

Lockbox and Cash Management. The Gateway Industrial Center Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each tenant at the Gateway Industrial Center Property directing them to pay rent and other sums due to the lender-controlled lockbox account. The borrower is required to (or cause the property manager to) promptly deposit all revenue derived from the Gateway Industrial Center Property and received by the borrower or property manager into the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists and the lender elects in its sole discretion to deliver a restricted account notice, in which case all such funds will be required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Gateway Industrial Center Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Gateway Industrial Center Whole Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Gateway Industrial Center Whole Loan. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower (other than any funds required to satisfy the Specified Tenant Excess Cash Flow Condition (as defined below), which may be released only at such time as the Specified Tenant Stabilization Conditions (as defined below) have been satisfied). Upon an event of default under the Gateway Industrial Center Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Gateway Industrial Center Whole Loan documents, (ii) the debt service coverage ratio being less than 1.15x and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Gateway Industrial Center Whole Loan documents, (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters, and (z) with regard to clause (iii) above, the Specified Tenant Trigger Period ceasing to exist.

“Specified Tenant” means, as applicable, (i) DMS (and its successors and/or assigns), (ii) the tenant known as “Tiberina” (and its successors and/or assigns), (iii) the IRS (and its successors and/or assigns), (iv) any other lessee of the Specified Tenant space or any portion thereof and (v) any guarantor of a Specified Tenant lease and any parent company of any Specified Tenant that provides credit support therefor.

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond any notice and cure periods stated therein, (ii) a Specified Tenant failing to be in actual, physical possession of not less than 75% of the Specified Tenant space in the aggregate, (iii) Specified Tenant failing to be open for business during customary hours and/or “going dark” in more than 25% of the Specified Tenant space in the aggregate, (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion greater than 25% of the Specified Tenant space in the aggregate, (v) any termination or cancellation of any Specified Tenant lease, including, without limitation, rejection in any bankruptcy or similar insolvency proceeding, and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of a Specified Tenant and (vii) a Specified Tenant failing to provide written notice to the borrower to extend or renew the applicable Specified Tenant lease for a term of at least three years by the earlier of (x) 12 months prior to expiration of such lease and (y) the renewal deadline set forth in such lease, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below) or (2) the borrower leasing not less than 75% of the Specified Tenant space in the aggregate, pursuant to one or more leases for a minimum term of three years in accordance with the applicable terms and conditions of the Gateway Industrial Center Whole Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised, all contingencies to effectiveness of each such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith.

“Specified Tenant Cure Conditions” means each of the following, as applicable, that the applicable Specified Tenant (i) has cured all defaults under the applicable Specified Tenant lease, (ii) is in actual, physical possession of not less than 75% of the Specified Tenant space in the aggregate unless a permitted go dark event pursuant to the terms of the Gateway Industrial Center Whole Loan documents (generally a condition beyond the control of the tenant that lasts not more than 180 days) is ongoing with respect to the applicable Specified Tenant, and is open for business during customary hours and not “dark” in more than 25% of the Specified Tenant space in the aggregate, (iii) has revoked or rescinded all termination or cancellation notices for not less than 75% of the Specified Tenant space in the aggregate, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant lease in accordance with clause (vii) of the definition of Specified Tenant Trigger Period above, has renewed or extended the applicable Specified Tenant lease in accordance with the terms of the Gateway Industrial Center Whole Loan documents and, in the lender’s reasonable judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith, (v) is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction, and (vi) is paying full, unabated rent under the applicable Specified Tenant lease.

“Specified Tenant Excess Cash Flow Condition” means, with respect to curing any Specified Tenant Trigger Period by either re-tenanting the applicable Specified Tenant space or renewing or extending any Specified Tenant lease, sufficient funds have been accumulated in the excess cash flow account (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods and/or rent abatement periods to be incurred in connection with any such re-tenanting or renewal or extension, as applicable.

“Specified Tenant Stabilization Conditions” means with respect to curing any Specified Tenant Trigger Period by either re-tenanting the applicable Specified Tenant space or renewing or extending any Specified Tenant lease, all leasing commissions have been paid and all tenant improvement obligations have been completed and paid with respect to the related replacement lease or renewal or extension lease, all free or abated rent periods under such lease have expired and the applicable tenant is open for business and paying full contractual rent.

Terrorism Insurance. The borrower is required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Gateway Industrial Center Property and business interruption insurance that includes coverage for terrorism for a period of 18 months and contains an extended period of indemnity for up to twelve months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Multifamily – High Rise	Loan #3	Cut-off Date Balance:	$52,500,000
322 Grand Concourse	322 Grand Concourse	Cut-off Date LTV:	68.0%
Bronx, NY 10451		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Multifamily – High Rise	Loan #3	Cut-off Date Balance:	$52,500,000
322 Grand Concourse	322 Grand Concourse	Cut-off Date LTV:	68.0%
Bronx, NY 10451		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Mortgage Loan No. 3 – 322 Grand Concourse

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		GCMC, BMO		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):		NR/NR/NR		Location:	Bronx, NY 10451
Original Balance(1):		$52,500,000		General Property Type:	Multifamily
Cut-off Date Balance(1):		$52,500,000		Detailed Property Type:	High Rise
% of Initial Pool Balance:		8.8%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2023/NAP
Borrower Sponsors:		Simon Kaufman and Yoel Kaufman		Size(4):	151 Units
Guarantors:		Simon Kaufman, Yoel Kaufman, Abraham Grunhunt		Cut-off Date Balance per Unit:	$463,576
Mortgage Rate:		6.3000%		Maturity Date Balance per Unit:	$463,576
Note Date:		6/12/2025		Property Manager:	Pointe Management NY LLC
Maturity Date:		7/6/2030		Underwriting and Financial Information
Term to Maturity:		60 months		UW NOI:	$5,615,732
Amortization Term:		0 months		UW NCF:	$5,573,182
IO Period:		60 months		UW NOI Debt Yield(1):	8.0%
Seasoning:		0 months		UW NCF Debt Yield(1):	8.0%
Prepayment Provisions(2):		L(24),D(30),O(6)		UW NOI Debt Yield at Maturity(1):	8.0%
Lockbox/Cash Mgmt Status:		Springing/Springing		UW NCF DSCR(1):	1.25x
Additional Debt Type(1):		Pari Passu		Most Recent NOI(5):	$5,082,233 (T-3 4/30/2025 Ann.)
Additional Debt Balance(1):		$17,500,000		2nd Most Recent NOI(5)(6):	$2,534,842 (12/31/2024)
Future Debt Permitted (Type):		NAP		3rd Most Recent NOI(6):	NAP
				Most Recent Occupancy(4)(5):	96.7% (5/14/2025)
Reserves(3)				2nd Most Recent Occupancy(4)(5):	66.2% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(5):	NAP
RE Taxes:	$7,674	$3,837	NAP	Appraised Value (as of):	$103,000,000 (4/10/2025)
Insurance:	$55,679	$7,954	NAP	Appraised Value per Unit:	$682,119
Replacement Reserve:	$0	$3,213	$75,000	Cut-off Date LTV Ratio:	68.0%
TI/LC:	$0	$333	$30,000	Maturity Date LTV Ratio:	68.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$70,000,000	100.0%	Loan Payoff:	$62,099,201	88.7%
			Sponsor Equity:	$5,967,958	8.5%
			Closing Costs:	$1,869,487	2.7%
			Upfront Reserves:	$63,354	0.1%
Total Sources:	$70,000,000	100.0%	Total Uses:	$70,000,000	100.0%

(1)	The 322 Grand Concourse Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate original principal balance of $70,000,000. The information presented is based on the 322 Grand Concourse Whole Loan (as defined below).
(2)	Defeasance of the 322 Grand Concourse Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the startup day of the securitization of the last promissory note representing a portion of the 322 Grand Concourse Whole Loan to be securitized and (b) June 12, 2028. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the WFCM 2025-5C5 securitization in July 2025. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion.
(4)	Size, Most Recent Occupancy, and 2nd Most Recent Occupancy reflect the multifamily component of the 322 Grand Concourse Property (as defined below). The 322 Grand Concourse Property also contains approximately 4,000 square feet of commercial space which is 100% leased.
(5)	The increase in NOI and Occupancy from 2024 to Most Recent is due to the 322 Grand Concourse Property being in its initial lease up phase.
(6)	Historical NOI and Occupancy information prior to the dates set forth above are not available because the 322 Grand Concourse Property was recently constructed in 2023.

The Mortgage Loan. The third largest mortgage loan (the “322 Grand Concourse Mortgage Loan”) is part of a whole loan (the “322 Grand Concourse Whole Loan”) evidenced by four pari passu promissory notes with an aggregate original principal amount of $70,000,000. The 322 Grand Concourse Whole Loan is secured by a first priority fee interest in a recently constructed 151-unit, high-rise, multifamily property located in the Bronx, New York (the “322 Grand Concourse Property”). The 322 Grand Concourse Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-3, with an aggregate original principal balance of $52,500,000. The 322 Grand Concourse Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C5 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Multifamily – High Rise	Loan #3	Cut-off Date Balance:	$52,500,000
322 Grand Concourse	322 Grand Concourse	Cut-off Date LTV:	68.0%
Bronx, NY 10451		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.0%

322 Grand Concourse Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$26,250,000	$26,250,000	WFCM 2025-5C5	Yes
A-2(1)	$8,750,000	$8,750,000	BMO	No
A-3	$26,250,000	$26,250,000	WFCM 2025-5C5	No
A-4(1)	$8,750,000	$8,750,000	BMO	No
Total	$70,000,000	$70,000,000

(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrower and the Borrower Sponsors. The borrower is 336 Grand Concourse LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsors are Simon Kaufman and Yoel Kaufman, and the non-recourse carveout guarantors are Simon Kaufman, Yoel Kaufman, and Abraham Grunhunt.

Simon Kaufman and Yoel Kaufman are the founders of YS Realty NY Inc, YS Builders NY Inc and YNS Management Inc, real estate companies specializing in multifamily development, ownership and management in New York City. The borrower sponsors have a combined portfolio of 29 multifamily and mixed-use properties totaling over 600 units, primarily located in Brooklyn and the Bronx, New York.

The Property. The 322 Grand Concourse Property is a 151-unit high-rise multifamily property built by the borrower sponsors in 2023 for a total cost of approximately $84.4 million. As of May 14, 2025, the residential portion of the 322 Grand Concourse Property was 96.7% leased. The 322 Grand Concourse Property is located on Grand Concourse in the Mott Haven neighborhood of South Bronx, New York. The 322 Grand Concourse Property is located one block from the 138th Street/Grand Concourse subway station, with access to Manhattan via the 4 and 5 subway lines, and proximate to the 2 and 6 subway lines and multiple bus routes.

The 322 Grand Concourse Property consists of a 14-story building featuring 151 residential units and 4,000 square feet of commercial space across three units. The 322 Grand Concourse Property also contains a 32-space parking garage that is leased to a third-party operator and shared with the adjacent 310 Grand Concourse building through an easement agreement. The residential units feature studio, 1-bedroom, and 2-bedroom layouts, and of the 151 total units, 46 (30.5% of total units) are designated for affordable housing, while the remaining 105 units (69.5%) are leased as market units. Construction on the 322 Grand Concourse Property was completed in 2023, and leasing began in July 2023.

The 322 Grand Concourse Property adjoins 310 Grand Concourse, which is currently owned by an affiliate of the borrower sponsors, with a shared lobby and amenities, subject to an easement agreement. Amenities include a roof deck, recreation room, yoga room, fitness center, lounge, business center, laundry room, photo studio, party room, bike storage, video game room, pet spa, golf room, outdoor courtyard, and screening room. Units contain stainless steel appliances, custom cabinetry, hardwood flooring and dishwashers, with select units having private balconies.

The commercial space at the 322 Grand Concourse Property is 100% leased to three tenants, inclusive of a 1,350 space that is master leased to Point Management NY LLC, the property management company and an affiliate of the borrower sponsors. The commercial space collectively accounts for 4.0% of underwritten gross potential rent. Commercial tenants include Grand Gourmet Deli Corp., a deli, and Organic Essentials, a convenience store.

The 322 Grand Concourse Property benefits from a 35-year 421-a tax abatement from the NYC Department of Housing Preservation & Development and received bonus development rights through the Voluntary Inclusionary Housing Program (“VIH”). The 421-a tax abatement requires the 322 Grand Concourse Property to reserve at least 30% of the units for households earning up to 130% of area median income under affordable housing guidelines. Further, the VIH requires that 25 of the affordable units are reserved for households earning up to 80% of area median income. The 421-a tax abatement phases out in 2057/2058. Of the affordable units, 21 are currently leased to tenants through the Family Homelessness and Eviction Protection Supplement program (“CityFHEPs”).

The following table presents certain information relating to the unit mix at the 322 Grand Concourse Property:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
Studio - Market	3	2	66.7%	491	1,472	$3,230	$3,150
1 Bed / 1 Bath - Market	50	48	96.0%	554	27,678	$3,193	$3,450
2 Bed / 1 Bath – Market	44	43	97.7%	823	36,193	$4,131	$4,500
2 Bed / 1.5 Bath – Market	8	7	87.5%	1,024	8,190	$4,214	$4,500
Studio - Affordable	5	5	100.0%	558	2,790	$1,626	$1,605
1 Bed / 1 Bath - Affordable	18	18	100.0%	638	11,487	$2,433	$2,414
2 Bed / 1 Bath - Affordable	23	23	100.0%	917	21,097	$2,674	$2,639
Total/Wtd. Avg.	151	146	96.7%	721	108,907	$3,290	$3,498

(1)	Based on the borrower rent roll dated May 14, 2025.
(2)	Monthly Average Rent per Unit is based on occupied units.
(3)	Source: Appraisal.

The Market. According to the appraisal, the 322 Grand Concourse Property is located in the South Bronx multifamily submarket. As of the fourth quarter of 2024, the South Bronx submarket had an inventory of 66,263 units, Class A monthly market rent of $3,422 per unit, and a vacancy rate of approximately 3.4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Multifamily – High Rise	Loan #3	Cut-off Date Balance:	$52,500,000
322 Grand Concourse	322 Grand Concourse	Cut-off Date LTV:	68.0%
Bronx, NY 10451		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.0%

The following table presents information regarding certain comparable properties to the 322 Grand Concourse Property:

Comparable Rental Summary(1)
Property	Unit Mix	Average SF per Unit	Average Rent PSF	Average Rent per Unit
322 Grand Concourse(2) Bronx, NY	Studio – Market 1 Bed / 1 Bath – Market 2 Bed / 1 Bath – Market 2 Bed / 1.5 Bath – Market Studio – Affordable 1 Bed / 1 Bath – Affordable 2 Bed / 1 Bath – Affordable	491 554 823 1,024 558 638 917	$6.58 $5.76 $5.02 $4.12 $2.91 $3.81 $2.92	$3,230 $3,193 $4,131 $4,214 $1,626 $2,433 $2,674
445 Gerard Avenue Bronx, NY	Studio 1 Bedroom 2 Bedroom	620 736 987	$4.93 $4.28 $4.53	$3,059 $3,150 $4,473
2455 Third Avenue Bronx, NY	Studio 1 Bedroom 2 Bedroom	400 475 850	$8.14 $6.93 $4.47	$3,255 $3,290 $3,796
40 Bruckner Boulevard Bronx, NY	Studio 1 Bedroom 2 Bedroom	432 578 898	$7.30 $5.41 $4.96	$3,155 $3,125 $4,450
5 Lincoln Avenue Bronx, NY	Studio	482	$6.49	$3,130
Confidential Bronx, NY	Studio 1 Bedroom 2 Bedroom	530 680 830	$6.04 $5.11 $5.60	$3,200 $3,475 $4,650
225 East 138th Street Bronx, NY	1 Bedroom	579	$4.83	$2,799
2413 Third Avenue Bronx, NY	2 Bedroom	1,096	$3.83	$4,195

(1)	Source: Appraisal.
(2)	Based on the borrower rent roll dated May 14, 2025.

Appraisal. The appraiser concluded to an “as-is” value for the 322 Grand Concourse Property of $103,000,000 as of April 10, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated May 22, 2025, there was no evidence of any recognized environmental conditions at the 322 Grand Concourse Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Multifamily – High Rise	Loan #3	Cut-off Date Balance:	$52,500,000
322 Grand Concourse	322 Grand Concourse	Cut-off Date LTV:	68.0%
Bronx, NY 10451		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 322 Grand Concourse Property:

Cash Flow Analysis(1)
	2024	T-3 Annualized 4/30/2025	UW	UW Per Unit
Gross Potential Rent(2)	$6,176,701	$6,195,419	$6,238,761	$41,316
Utility Reimbursement	$47,652	$48,804	$48,804	$323
Concessions	$0	$0	($119,842)	($794)
Potential Gross Income	$6,224,353	$6,244,223	$6,167,724	$40,846
Vacancy/Credit Loss	($3,318,851)	($952,992)	($192,097)	($1,272)
Other Income	$163,328	$279,192	$283,020	$1,874
Effective Gross Income	$3,068,830	$5,570,423	$6,258,647	$41,448

Real Estate Taxes	$43,954	$43,954	$46,047	$305
Insurance	$113,509	$60,654	$95,450	$632
Other Operating Expenses	$376,525	$383,582	$501,417	$3,321
Total Operating Expenses	$533,988	$488,190	$642,914	$4,258

Net Operating Income	$2,534,842	$5,082,233	$5,615,732	$37,190
Replacement Reserves	$0	$0	$38,550	$255
TI/LC	$0	$0	$4,000	$26
Net Cash Flow	$2,534,842	$5,082,233	$5,573,182	$36,908

Occupancy	66.2%	96.7%(3)	97.0%(4)
NOI DSCR	0.57x	1.14x	1.26x
NCF DSCR	0.57x	1.14x	1.25x
NOI Debt Yield	3.6%	7.3%	8.0%
NCF Debt Yield	3.6%	7.3%	8.0%

(1)	Additional historical financials are not available as the 322 Grand Concourse Property was constructed in 2023.
(2)	UW Gross Potential Rent is based on the borrower rent roll dated May 14, 2025 and includes both residential and commercial Gross Potential Rent.
(3)	Represents occupancy based on the borrower rent roll dated May 14, 2025.
(4)	Based on an economic vacancy of 3.0% for the residential component. Underwritten vacancy is 5.0% for the commercial component.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $7,674 for real estate taxes and (ii) approximately $55,679 for insurance.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $3,837.

Insurance – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $7,954.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $3,213 for replacement reserves ($255 per unit annually), subject to a cap of $75,000.

TI/LC Reserves – On a monthly basis, the borrower is required to escrow approximately $333 for tenant improvements and leasing commissions ($1.00 per square foot of commercial space annually), subject to a cap of $30,000.

Lockbox and Cash Management. The 322 Grand Concourse Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and during the continuance of a 322 Grand Concourse Trigger Event (as defined below), the borrower is required to establish a lender-controlled lockbox account and is thereafter required to (i) deposit, or cause the property manager to immediately deposit, all revenue received by the borrower or the property manager into such lockbox and (ii) cause all rents and revenue from non-residential tenants to be deposited directly into such lockbox. All funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the 322 Grand Concourse Whole Loan documents. All excess cash flow remaining in the cash management account after the application of such funds in accordance with the 322 Grand Concourse Whole Loan documents is required to be held by the lender in an excess cash flow reserve account as additional collateral for the 322 Grand Concourse Whole Loan. To the extent that no 322 Grand Concourse Trigger Event is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “322 Grand Concourse Trigger Event” will commence upon the earliest of the following: (i) the occurrence of an event of default under the 322 Grand Concourse Whole Loan documents or (ii) commencing on or after July 6, 2026, the date on which the debt service coverage ratio is less than 1.10x based on the net cash flow for the trailing 12 months (a “Low DSCR Trigger Event”).

A 322 Grand Concourse Trigger Event will end: (a) with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; or (b) with regard to clause (ii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.15x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Multifamily – High Rise	Loan #3	Cut-off Date Balance:	$52,500,000
322 Grand Concourse	322 Grand Concourse	Cut-off Date LTV:	68.0%
Bronx, NY 10451		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.0%

In order to avoid the commencement of a 322 Grand Concourse Trigger Event caused solely by a Low DSCR Trigger Event, the borrower may elect to either (i) deposit cash in an amount that, if such amount had been received by the borrower during the applicable calendar quarter triggering such Low DSCR Trigger Event, would have been sufficient to increase the debt service coverage ratio to an amount that equals or exceeds 1.15x or (ii) enter into a master lease for the requisite vacant space at the 322 Grand Concourse Property that will provide for a monthly base rent in an amount equal to that which would have been sufficient to increase the debt service coverage ratio to an amount that equals or exceeds 1.15x.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and is required to obtain and maintain business interruption insurance for 18 months plus a 6-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Mortgage Loan No. 4 – The Wharf

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/MDBRS):	A-/Baa1/A(high)			Location:	Washington, D.C. 20024
Original Balance(1):	$50,000,000			General Property Type(4):	Various
Cut-off Date Balance(1):	$50,000,000			Detailed Property Type(4):	Various
% of Initial Pool Balance:	8.4%			Title Vesting:	Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	Various/NAP
Borrower Sponsor:	Public Sector Pension Investment Board			Size:	2,241,794 SF
Guarantor:	PSPIB-RE Finance II Inc.			Cut-off Date Balance PSF(1):	$321
Mortgage Rate(2):	5.4389%			Maturity Date Balance PSF(1):	$321
Note Date:	6/18/2025			Property Manager:	Bozzuto Management Company, Concord Hospitality Enterprises Company, Oasis Marina LLC, CBRE, Inc., Colonial Parking, Inc., and District Wharf Properties LLC
Maturity Date:	7/11/2030
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information:
Seasoning:	0 months			UW NOI:	$108,102,894
Prepayment Provisions:	L(24),DorYM1(29),O(7)			UW NCF:	$103,696,220
Lockbox/Cash Mgmt Status:	Hard (Office and Retail); Soft (Remaining Collateral)/Springing			UW NOI Debt Yield(1):	15.0%
Additional Debt Type(1):	Pari Passu / Subordinate / Mezzanine			UW NCF Debt Yield(1):	14.4%
Additional Debt Balance(1):	$668,600,000 / $306,400,000 / $125,000,000			UW NOI Debt Yield at Maturity(1):	15.0%
Future Debt Permitted (Type):	No (NAP)			UW NCF DSCR(1):	2.62x
				Most Recent NOI:	$85,065,804 (3/31/2025 TTM)
Reserves(3)				2nd Most Recent NOI:	$85,904,273 (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$80,792,301 (12/31/2023)
RE Taxes:	$0	Springing	NAP	Most Recent Occupancy(5):	93.0% (Various)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	NAV
Replacement Reserve:	$0	Springing	NAP	3rd Most Recent Occupancy:	NAV
TI/LC Reserve:	$0	Springing	NAP	Appraised Value (as of)(6):	$1,730,000,000 (Various)
FF&E Reserve	$0	Springing	NAP	Appraised Value PSF(6):	$772
Rent Concession Reserve	$26,973,955	$0	NAP	As-Is Cut-off Date LTV Ratio(1):	41.5%
Existing TI/LC Reserve	$18,758,819	$0	NAP	As-Is Maturity Date LTV Ratio(1):	41.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior loan amount:	$718,600,000	59.2%	Loan Payoff:	$1,150,975,365	94.8%
Subordinate loan amount:	$306,400,000	25.2%	Upfront Reserves:	$45,732,775	3.8%
Mezzanine loan amount:	$125,000,000	10.3%	Closing Costs:	$17,183,454	1.4%
Sponsor Equity:	$63,891,594	5.3%
Total Sources:	$1,213,891,594	100.0%	Total Uses:	$1,213,891,594	100.0%

(1)	The Wharf Mortgage Loan (as defined below) is part of The Wharf Senior Loan (as defined below) with an original aggregate principal balance of $718,600,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on The Wharf Senior Loan. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon The Wharf Whole Loan (as defined below) are $457, $457, 10.5%, 10.5%, 1.65x, 59.2% and 59.2%, respectively. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon The Wharf Whole Loan and The Wharf Mezzanine Loan (as defined below) are $513, $513, 9.4%, 9.4%, 1.37x, 66.5% and 66.5%, respectively.
(2)	The Wharf Mortgage Loan and The Wharf Senior Loan are evidenced by pari passu portions of Components A, B and C-1, with initial balances of $561,888,076, $98,829,617 and $57,882,307, respectively, and per annum rates equal to 5.35727%, 5.55191% and 6.03788%, respectively. The Wharf Subordinate Companion Loan is evidenced by Components C-2, D, E and HRR, with initial balances of $17,000,000, $105,400,000, $140,250,000 and $43,750,000, respectively, and per annum rates equal to 6.03788%, 6.61989%, 7.73189% and 9.05400%, respectively. The interest rate of The Wharf Mortgage Loan is 5.43886125% and the weighted average interest rate of The Wharf Whole Loan is 6.03829867%.
(3)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(4)	The General Property Type for The Wharf Properties (as defined below) consists of Office, Retail, Multifamily, Other, and Hospitality, and the Detailed Property Type for The Wharf Properties consists of CBD, Anchored, High Rise, Parking Garage, Extended Stay, Full Service, Performing Arts Center, and Marina.
(5)	Represents the physical occupancy for the Office Component (as defined below) and Retail Component (as defined below) totaling 1,374,918 SF (together the “Commercial Component”). The Commercial Component was 93.0% leased as of February 1, 2025 (Office Component - 93.4% and Retail Component – 92.1%). As of March 31, 2025 the Multifamily Component (as defined below) was 90.8% and the Hospitality Component (as defined below) was 79.3% occupied as of TTM March 2025.
(6)	The appraised value represents the “As-Portfolio” Appraised Value for The Wharf Properties (as defined below) of $1,730,000,000, which reflects a portfolio premium of 1.7%, as of dates ranging from February 21, 2025 to March 4, 2025. The sum of the individual appraised values is $1,700,400,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 42.3% and 42.3%, respectively.

The Mortgage Loan. The fourth largest mortgage loan (“The Wharf Mortgage Loan”) is part of a whole loan evidenced by 14 senior promissory notes in the aggregate original principal amount of $718,600,000 (“The Wharf Senior Loan”) and three subordinate B-Notes in the aggregate original principal amount of $306,400,000 that are subordinate to The Wharf Senior Loan (“The Wharf Subordinate Companion Loan”, and together with The Wharf Senior Loan, the “The Wharf Whole Loan”). The Wharf Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), Goldman Sachs Bank

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

USA and Morgan Stanley Bank, N.A. The Wharf Whole Loan is secured by the borrowers’ leasehold simple interests in a 2.2 million SF mixed use development comprising three multifamily buildings (904 units), four office buildings (928,154 SF), 446,764 SF of retail space, two hotels (412 keys), two parking garages (2,575 parking spaces; 1,175 publicly available) and a marina (220 docks) (“The Wharf Property”, “The Wharf Properties”, or “The Wharf”). The Wharf Mortgage Loan is evidenced by the non-controlling Note A-2-1 and the non-controlling Note A-3-1, with an aggregate original principal amount of $50,000,000. The Wharf Whole Loan will be serviced pursuant to the trust and servicing agreement for the WHARF Commercial Mortgage Trust 2025-DC securitization trust, and the relationship between the holders of The Wharf Whole Loan will be governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Wharf AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The Wharf Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$284,300,000	$284,300,000	WHARF 2025-DC	Yes
A-1-2	$170,580,000	$170,580,000	WHARF 2025-DC	No
A-1-3	$113,720,000	$113,720,000	WHARF 2025-DC	No
A-2-1	$25,000,000	$25,000,000	WFCM 2025-5C5	No
A-2-2(1)	$22,500,000	$22,500,000	Goldman Sachs Mortgage Company (“GSMC”)	No
A-2-3(1)	$18,000,000	$18,000,000	Morgan Stanley Mortgage Capital Corporation (“MSMCH”)	No
A-3-1	$25,000,000	$25,000,000	WFCM 2025-5C5	No
A-3-2(1)	$22,500,000	$22,500,000	GSMC	No
A-3-3(1)	$6,000,000	$6,000,000	MSMCH	No
A-4-1(1)	$14,000,000	$14,000,000	WFB	No
A-4-2	$4,000,000	$4,000,000	BANK5 2025-5YR15	No
A-5-1-1	$10,000,000	$10,000,000	BANK5 2025-5YR15	No
A-5-1-2(1)	$1,000,000	$1,000,000	WFB	No
A-5-2(1)	$2,000,000	$2,000,000	MSMCH	No
B-1-1	$153,200,000	$153,200,000	WHARF 2025-DC	No
B-1-2	$91,920,000	$91,920,000	WHARF 2025-DC	No
B-1-3	$61,280,000	$61,280,000	WHARF 2025-DC	No
Whole Loan	$1,025,000,000	$1,025,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and the Borrower Sponsor. The borrowers comprise 27 entities, Wharf Horizontal REIT Leaseholder LLC, Wharf Phase 1 Retail REIT Leaseholder LLC, Wharf Phase 1 REIT WH Leaseholder LLC, Wharf Phase 1 Apartment REIT Leaseholder A LLC, Wharf Phase 1 Apartment REIT Leaseholder B LLC, Wharf 3A Office REIT Leaseholder LLC, Wharf 3A-8 Office REIT Leaseholder LLC, Wharf Phase 2 Retail REIT Leaseholder LLC, Wharf 1 Office REIT Leaseholder LLC, Wharf 5 Hotel REIT Leaseholder LLC, Wharf 5 Hotel East REIT Leaseholder LLC, Wharf Phase 2 Parcel 5 Retail REIT Leaseholder LLC, Wharf Piers 3 & 4 LLC, Wharf 1 Office REIT Parking Lessee LLC, Wharf 3A Office REIT Parking Lessee LLC, Wharf 3A-8 Office REIT Parking Lessee LLC, Wharf 3A Office Floors 9-11 REIT Parking Lessee LLC, Wharf Phase 1 Apartment REIT Parking Lessee A LLC, Wharf Phase 1 Apartment REIT Parking Lessee B LLC, Wharf 5 Hotel REIT Parking Lessee LLC, Wharf 5 Hotel East REIT Parking Lessee LLC, Wharf 5 Hotel Trs Leaseholder LLC, Wharf 5 Hotel East Trs Leaseholder LLC, Wharf Phase 3 REIT Leaseholder LLC, Wharf Fish Market REIT Leaseholder LLC, Wharf Gangplank Marina Leaseholder LLC and Wharf Phase 1 Apartment Trs Leaseholder LLC. Each is a single purpose, Delaware limited liability company with two independent directors. The borrower sponsor and non-recourse carveout guarantor is Public Sector Pension Investment Board and PSPIB-RE Finance II Inc., a Canadian corporation, respectively.

Public Sector Pension Investment Board (“PSP”) was founded in 1999 and has become one of the largest pension investment managers in Canada, with $264.9 billion in assets under management. PSP invests funds for the pension plans of the Federal Public Service, the Canadian Forces, the Royal Canadian Mounted Police and the Canadian Reserve Force. As of fiscal year end 2024, PSP manages $67.2 billion in gross asset value ($27.2 billion net asset value, which is 10.3% of total AUM) of commercial real estate assets in major international markets. They invest globally across asset classes, with major exposure in residential (30.9%), industrial (24.7%) and office properties (22.0%). PSP’s largest geographic concentration is in the United States at 47.4%, with additional significant exposure in Europe and Canada at 21.8% and 17.0%, respectively.

The Property. The Wharf Property comprises a 2,241,794 square foot portion of a larger 3.3 million square foot development located along the Washington Channel within Southwest D.C. The Wharf includes three multifamily buildings (904 units), four office buildings (928,154 SF), 446,764 SF of retail space, two hotels (412 keys), two parking garages (2,575 parking spaces; 1,175 publicly available) and a marina (220 docks). The Wharf was delivered in two phases in 2017 and 2022 and is estimated to attract approximately 8 million visitors annually.

Office (928,154 SF, 41.2% ALA, 46.5% of underwritten net operating income)

The Wharf Property includes four, LEED-certified properties totaling 928,154 SF of office space (the “Office Component”) constructed between 2017 and 2022. Tenant suites range in size from 161 SF to 288,026 SF. As of February 2025, the Office Component is 93.4% leased to 18 tenants with a weighted average remaining lease term of 11.8 years. Major office tenants include Pharmaceutical Research & Manufacturers of America (“PhRMA”), Williams and Connolly (AM Law 100), Mercedes-Benz North American Corporation and Cisco Systems, Inc. (“Cisco”).

Retail (446,764 SF, 19.4% ALA, 19.1% of underwritten net operating income)

The Wharf Property includes 446,764 SF of retail space (the “Retail Component”) constructed between 2017 and 2022. The Retail Component includes The Anthem, a concert venue, three Michelin Guide restaurants and a James Beard Award-Winning Restaurant. The Anthem is fully leased through September 2037 and hosted 166 events in 2024, with 128 performance events and 38 non-performance events. The Anthem attracted approximately

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

482,635 patrons in 2024 and averaged 3,771 attendees per show. As of February 2025, the Retail Component was 92.1% leased to 91 tenants. Between 2022 and 2024, retail sales experienced a 64.4% increase on average, with restaurants accounting for 73.7% of the total 2024 retail sales volume.

Multifamily (904 units, 15.6% ALA, 11.2% of underwritten net operating income)

The Wharf Property includes three, Class A multifamily properties totaling 904 units and 603,232 SF (the “Multifamily Component”). In total, there are 430 one-bedrooms, 233 two-bedrooms and 241 studio units, with unit sizes ranging from 337 SF to 1,457 SF. There are 314 parking spaces designated to the Multifamily Component. The Multifamily Component includes 568 market-rate units (62.8% of total units) and 336 affordable and workforce units (37.2% of total units). As of March 2025, the Multifamily Component is 90.8% occupied with an average in-place rent of $2,310/unit.

Hospitality (412 keys, 10.4% ALA, 10.6% of underwritten net operating income)

The Wharf Property includes two hotels totaling 412 keys: the 237-key Hyatt House and the 175-key Canopy (the “Hospitality Component”), both of which were constructed in 2017.

The Hyatt House is a 9-story, 237-room, extended stay hotel operating under a franchise agreement with Hyatt through October 31, 2042. Amenities at the Hyatt House include meeting space, a free breakfast, an indoor swimming pool, a fitness center, a business center, a guest laundry room, a sundries shop, and vending and ice machines. The Hyatt House Property guestroom configuration consists of 146 extended stay and 91 standard rooms.

Canopy is a 10-story, 175-room, full service hotel operating under a franchise agreement with Hilton through October 31, 2037. Amenities at the Canopy include meeting space, a business center, a fitness center, vending and ice machines, a guest laundry room, and a sundries shop. The Canopy Property guestroom configuration consists of 95 king rooms, 55 double rooms and 25 suites rooms.

Garage (1,175 spaces, 11.8% ALA, 11.5% of underwritten net operating income)

The property includes two garages totaling 2,575 parking spaces, with 1,175 spaces available for public use. These facilities are designed to handle high traffic volumes and accommodate the needs of over 8 million annual visitors. The garages are positioned across the property to serve the diverse needs of The Wharf’s mixed-use environment, including residential units, office spaces, retail outlets and hotel accommodations at various demand levels.

Marina (220 docks, 1.5% ALA, 1.0% of underwritten net operating income)

At the base of The Wharf, the marina features 220 docks. The marina has 300 feet of alongside dockage and 10-15' of depth. The marina has a fuel dock, a dock shop, and clubhouse amenities that include on-site security 24 hours a day.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

The following table presents certain information for The Wharf Properties:

Wharf Properties Summary
Property	Year Built	Property Type	Allocated Loan Amount	% of Senior Loan	Size(1)	Occ.	UW NOI	% UW NOI	Appraised Value
670-680 Maine	2022	Office	$166,778,297	23.2%	500,981	92.2%	$28,672,930	26.5%	$396,000,000
1000 Maine	2018	Office	$82,968,504	11.5%	249,251	95.2%	$14,515,453	13.4%	$197,000,000
800 Maine	2017	Office	$31,978,752	4.5%	149,515	100.0%	$4,754,249	4.4%	$75,100,000
580 Water (Pier 4)	2018	Office	$14,362,185	2.0%	28,407	63.6%	$2,354,222	2.2%	$34,100,000
Office Subtotal			296,087,738	41.2%	928,154	93.4%	50,296,854	46.5%	$702,200,000
Phase I Retail	2017-2018	Retail	$73,515,234	10.2%	215,398	84.4%	$9,870,844	9.1%	$171,000,000
Phase II Retail	2022	Retail	$37,693,199	5.2%	91,136	98.0%	$6,166,020	5.7%	$89,500,000
The Anthem	2017	Retail	$28,322,655	3.9%	140,230	100.0%	$4,622,926	4.3%	$63,800,000
Retail Subtotal			139,531,088	19.4%	446,764	92.1%	20,659,790	19.1%	$324,300,000
The Channel	2017	Multifamily	$63,762,605	8.9%	501	92.0%	$7,799,440	7.2%	$151,400,000
The Tides	2022	Multifamily	$32,081,809	4.5%	255	87.5%	$2,822,008	2.6%	$77,700,000
Incanto	2017	Multifamily	$16,541,120	2.3%	148	92.6%	$1,507,143	1.4%	$40,800,000
Multifamily Subtotal			112,385,535	15.6%	904	90.8%	12,128,591	11.2%	$269,900,000
Hyatt House	2017	Hospitality	$42,560,750	5.9%	237	79.8%	$6,892,293	6.4%	$103,000,000
Canopy	2017	Hospitality	$32,383,271	4.5%	175	78.5%	$4,554,527	4.2%	$77,800,000
Hospitality Subtotal			74,944,021	10.4%	412	79.3%	11,446,820	10.6%	$180,800,000
Garage (Ph I)	2017	Parking	$51,230,221	7.1%	683	NAP	$8,544,110	7.9%	$115,400,000
Garage (Ph II)	2022	Parking	$33,861,133	4.7%	492	NAP	$3,905,694	3.6%	$80,400,000
Garage Subtotal			85,091,354	11.8%	1,175	NAP	12,449,804	11.5%	$195,800,000
Marina	2019, 2022	Marina	$10,560,265	1.5%	NAP	NAP	$1,121,035	1.0%	$27,400,000
Total / Wtd. Avg.			$718,600,000		2,241,794(1)	93.0%(2)	$108,102,894		$1,730,000,000(3)
(1)	Size represents square footage for office and retail properties, number of units for multifamily properties, number of keys for hospitality properties, and number of spaces for garage properties. The Total SF includes square footage attributable to the Multifamily Component (603,232 SF) and the Hospitality Component (263,644 SF).
(2)	Total / Wtd. Avg. Occ represents the weighted average occupancy of the office and retail space totaling 1,374,918 SF. The Commercial Component was 93.0% leased as of February 1, 2025 (Office Component - 93.4% and Retail Component – 92.1%). As of March 31, 2025 the Multifamily Component was 90.8% and the Hospitality Component was 79.3% occupied as of TTM March 2025.
(3)	The appraised value represents the “As-Portfolio” Appraised Value for The Wharf Properties of $1,730,000,000, which reflects a portfolio premium of 1.7%, as of dates ranging from February 21, 2025 to March 4, 2025. The sum of the individual appraised values is $1,700,400,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 42.3% and 42.3%, respectively.

Major Tenants.

Williams & Connolly LLP (313,485 SF, 22.8% of commercial NRA, 27.4% of underwritten commercial base rent, 10/31/2038 lease expiration). Williams & Connolly LLP (“Williams & Connolly”) is an American law firm founded in 1967 and based in Washington, D.C. Williams & Conolly has over 370 attorneys specializing in commercial litigation. The firm’s clients include major global companies including Pfizer, Disney, Samsung, Intel, Bank of America, Google, The Carlyle Group, Medtronic, AstraZeneca, Genentech, Eli Lilly, 21st Century Fox, and HSBC. Williams & Connolly has been a tenant at the 670-680 Maine Property since 2022 and has a lease expiring in October 2038 with either one, 10-year renewal option or two, five-year renewal options. Williams & Connolly LLP has a termination option with 24 months’ notice with an effective date of October 31, 2032.

Anthem (140,230 SF, 10.2% of commercial NRA; 4.2% of underwritten commercial base rent, 9/29/2037 lease expiration). Anthem leases 100% of The Anthem and operates as an entertainment venue. Anthem attracted more than approximately 482,635 patrons in 2024, with its capacity to accommodate up to 6,000 people. The Anthem's event schedule included 161 total events hosted in 2024 and 173 total events budgeted for 2025. The Anthem has been a retail tenant at the property since 2017 and is on a lease expiring on September 29, 2037 with two, four-year renewal and 11 months options and no termination options.

Pharmaceutical Research and Manufacturers of America (76,470 SF; 5.6% of commercial NRA; 7.5% of underwritten commercial base rent, 7/31/2041 lease expiration). Pharmaceutical Research and Manufacturers of America (“PhRMA”) is an American trade group representing companies in the pharmaceutical industry. Founded in 1958 and headquartered in Washington, D.C, PhRMA lobbies on behalf of pharmaceutical companies. PhRMA has been an office tenant at the 670-680 Maine Property since 2024 and is on a lease expiring on July 31, 2041 with either one, 10-year renewal option or two, 5-year renewal options. PhRMA has a termination option with 24 months’ notice with an effective date of July 31, 2036.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

The following table presents certain information relating to the tenancy of the Commercial Component at The Wharf Property:

	Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(1)	Tenant type	Tenant SF	Approx. % of SF(2)	Annual UW Rent(3)	% of Total Annual UW Rent(2)	Annual UW Rent PSF(3)	Termination Option (Y/N)	Lease Expiration	Renewal Options
Major Tenants
Williams & Connolly LLP	NR/NR/NR	Office	313,485	22.8%	$19,159,432	27.4%	$61.12	Y(4)	10/31/2038	Various(5)
Anthem	NR/NR/NR	Retail	140,230	10.2%	$2,971,816	4.2%	$21.19	N	9/29/2037	(6)
PhRMA	NR/NR/NR	Office	76,470	5.6%	$5,232,077	7.5%	$68.42	Y(7)	7/31/2041	Various(8)
Washington Gas Light Company	A-/NR/A-	Office	70,056	5.1%	$3,929,432	5.6%	$56.09	N	10/31/2034	1 x 5 Yr
Kelley Drye & Warren LLP	NR/NR/NR	Office	65,308	4.7%	$4,326,655	6.2%	$66.25	Y(9)	8/31/2042	Various(10)
Total/Wtd. Avg.			665,549	48.4%	35,619,412	50.9%	$53.52

Non-Major Tenants			612,389	44.5%	$34,351,442	49.1%	$56.09
Occupied Collateral Total			1,277,938	93.0%	$69,970,854	100.0%	$54.75
Vacant Space			96,980	7.0%
Total/Wtd. Avg.			1,374,918	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Represents the % of SF based on the total net rental area for the Commercial Component of 1,374,918 and the % of Total Annual UW Base Rent for the Commercial Component of $69,970,854.
(3)	Annual UW Rent PSF and Annual UW Rent include contractual rent steps through March 2026 totaling $1,527,852.
(4)	Williams & Connolly LLP has a termination option with 24 months’ notice effective October 31, 2032.
(5)	Williams & Connolly LLP has either one, 10-year renewal option or two, 5-year renewal options.
(6)	Anthem has two, four-year and 11 months renewal options.
(7)	PhRMA has a termination option with 24 months’ notice effective July 31, 2036.
(8)	PhRMA has either one, 10-year renewal option or two, 5-year renewal options.
(9)	Kelley Drye & Warren LLP has the right to contract its space by 6,700 SF effective March 1, 2036 with 20 months’ notice by paying a fee of approximately $1,362,352.
(10)	Kelley Drye & Warren LLP has either one, 10-year renewal option or two, 5-year renewal options.

The following table presents certain information relating to the lease rollover schedule of the Commercial Component at The Wharf Property:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM/2025	1	25	$955.24	0.0%	0.0%	$23,881	0.0%	0.0%
2026	1	1,180	$59.70	0.1%	0.1%	$70,449	0.1%	0.1%
2027	15	37,290	$59.84	2.7%	2.8%	$2,231,547	3.2%	3.3%
2028	10	51,958	$54.43	3.8%	6.6%	$2,828,267	4.0%	7.4%
2029	4	18,156	$52.69	1.3%	7.9%	$956,689	1.4%	8.7%
2030	7	14,947	$62.21	1.1%	9.0%	$929,887	1.3%	10.1%
2031	4	55,362	$11.08	4.0%	13.0%	$613,469	0.9%	10.9%
2032	18	100,026	$56.65	7.3%	20.3%	$5,666,231	8.1%	19.0%
2033	16	72,678	$74.06	5.3%	25.6%	$5,382,498	7.7%	26.7%
2034	21	160,955	$58.11	11.7%	37.3%	$9,352,400	13.4%	40.1%
2035	3	35,173	$63.82	2.6%	39.8%	$2,244,832	3.2%	43.3%
Thereafter	21	730,188	$54.33	53.1%	92.9%	$39,670,703	56.7%	100.0%
Vacant	0	96,980	$0.00	7.1%	100.0%	$0	0.0%
Total/Wtd. Avg.	121	1,374,918	$54.75(4)	100.0%		$69,970,854	100.0%

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Represents lease expiration information related to the Commercial Component.
(4)	Total/Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

The following table presents certain information relating to the unit mix of the Multifamily Component at The Wharf Property:

Unit Mix Summary (The Wharf Consolidated – Market Rate)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
Studio	152	149	16.8%	98.0%	380	$1,900
1 Bedroom, 1 Bathroom	266	241	29.4%	90.6%	655	$2,656
1 Bedroom, 1 Bathroom - PH	2	1	0.2%	50.0%	972	$6,000
1 Bedroom, 2 Bathroom	5	4	0.6%	80.0%	1,032	$3,410
2 Bedrooms, 1 Bathrooms	5	5	0.6%	100.0%	794	$3,277
2 Bedrooms, 2 Bathrooms	137	111	15.2%	81.0%	1,008	$4,005
2 Bedrooms, 2 Bathrooms -PH	1	1	0.1%	100.0%	1,457	$10,446
Total/Weighted Average	568	512	62.8%	90.0%	674	$2,762

Unit Mix Summary (The Wharf Consolidated – Affordable)(1)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
Studio	89	80	9.8%	89.9%	404	$1,211
1 Bedroom, 1 Bathroom	154	141	17.0%	91.6%	639	$1,514
1 Bedroom, 2 Bathroom	3	3	0.3%	100.0%	895	$1,906
2 Bedrooms, 1 Bathrooms	19	18	2.1%	94.7%	843	$2,021
2 Bedrooms, 2 Bathrooms	71	67	7.9%	94.4%	950	$1,935
Total/Weighted Average	336	309	37.2%	92.0%	656	$1,560
(1)	The affordable housing covenants pertain to set-asides for low-income households (30% of area median income), moderate income households (60% of AMI), Tier 1 workforce households (between 60% and 100% of AMI) and Tier 2 workforce households (between 100% and 120% of AMI). The affordable housing and workforce housing restrictions expire on June 30, 2064 (50 years from the June 30, 2014 effective date of the Affordable Housing Covenant agreement with the District of Columbia).

The Market. The Wharf Property is located in the Washington D.C., approximately 3.0 miles from the central business district and 3.5 miles northeast of Reagan National Airport. The larger development stretches across almost 1 mile of waterfront on 24 acres, encompassing more than 3 million square feet of residential, retail, commercial, hotel, cultural, and public space and more than 50-acres of water. Major employers include all the branches of the Federal government, the municipal government the court systems as well as the support services, such as law and public relations firms.

According to a third-party market research report, the Office Component is situated within the Southwest submarket of the Washington - DC office market. As of March 2025, the Southwest submarket reported inventory of approximately 13.81 million SF with an 14.9% vacancy and average asking rents of $51.78 PSF.

According to a third-party market research report, the Retail Component is located within the Southwest submarket of the Washington – DC retail market. As of February 2025, the Southwest submarket reported total inventory of approximately 398,104 SF with a 11.4% vacancy rate and average asking rent of $32.11 PSF.

According to a third-party market research report, the Multifamily Component is located within the Southwest/Navy Yard submarket of the Washington – DC multifamily market. As of June 2025, the Southwest/Navy Yard multifamily submarket reported total inventory of 21,152 units with a 15.8% vacancy rate and average asking rents of $2,992 per unit (per month).

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Hyatt House Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Hyatt House Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023 TTM	75.3%	$230.03	$173.18	76.5%	$263.18	$201.26	101.6%	114.4%	116.2%
12/31/2024 TTM	75.6%	$238.24	$180.09	78.9%	$270.09	$213.21	104.4%	113.4%	118.4%
3/31/2025 TTM	75.3%	$243.50	$183.45	79.6%	$272.87	$217.22	105.7%	112.1%	118.4%

Source: Industry Report, unless otherwise indicated.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The competitive set includes Residence Inn Washington, DC National Mall, Courtyard Washington Capitol Hill/Navy Yard, Hampton Inn & Suites Washington DC-Navy Yard, Hyatt Place Washington DC/National Mall, Homewood Suites by Hilton Washington DC Capitol Navy Yard and Residence Inn Washington Capitol Hill/Navy Yard.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Canopy Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Canopy Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023 TTM	71.2%	$256.26	$182.40	76.3%	$277.03	$211.37	107.2%	108.1%	115.9%
12/31/2024 TTM	75.3%	$259.22	$195.22	79.3%	$272.44	$215.96	105.3%	105.1%	110.6%
3/31/2025 TTM	75.2%	$267.13	$200.93	78.5%	$280.43	$220.24	104.4%	105.0%	109.6%

Source: Industry Report, unless otherwise indicated.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The competitive set includes Tribute Portfolio The Ven at Embassy Row, Kimpton The Hotel George, Courtyard Washington Capitol Hill/Navy Yard, Hyatt Place Washington DC/National Mall, InterContinental Washington DC The Wharf and Thompson Hotels Washington DC.

Appraisal. The appraisal concluded to an “as-is portfolio” Appraised Value for The Wharf of $1,730,000,000, which reflects a portfolio premium of 1.7%, as of dates ranging from February 21, 2025 to March 4, 2025. The aggregate as-is appraised values of The Wharf Properties is $1,700,400,000 as of dates ranging from February 21, 2025 to March 4, 2025.

Environmental Matters. According to the Phase I environmental site assessments as of dates ranging from September 4, 2024 to September 12, 2024, there was no evidence of any recognized environmental l conditions at The Wharf Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Wharf Property:

	Cash Flow Analysis
	2022	2023	2024	3/31/2025 TTM	UW	UW PSF(1)
Gross Potential Rent	$74,874,917	$98,237,512	$103,815,339	$105,637,537	$123,159,888(2)	$62.26
Credit Rent	$0	$0	$0	$0	$741,424	$0.37
Vacancy	($14,527,793)	($6,112,860)	($7,770,440)	($9,261,900)	($8,281,851)(3)	($4.19)
Total Base Rent	$60,347,124	$92,124,652	$96,044,899	$96,375,637	$115,619,461	$58.45
Percentage Rent	$3,562,065	$3,839,293	$3,162,795	$3,019,851	$2,755,650	$1.39
(Concessions)	($403,114)	($563,408)	($381,657)	($383,034)	($383,034)	($0.19)
Total Expense Reimbursements	$18,008,710	$26,253,287	$31,148,986	$31,140,784	$37,753,567	$19.09
Net Rental Income	$81,514,785	$121,653,824	$129,975,023	$130,153,237	$155,745,644	$78.73
Hotel Rooms Revenue	$26,490,158	$30,910,420	$32,372,748	$32,904,617	$32,904,617	$79,866
Hotel F&B Revenue	$3,975,026	$3,430,866	$3,336,409	$3,265,132	$3,265,132	$7,925
Hotel Other Departmental Revenue	$489,968	$603,550	$568,344	$566,453	$566,453	$1,375
Hotel Miscellaneous Income	$68,256	$189,066	$309,216	$301,644	$301,644	$732
Hotel Revenue	$31,023,407	$35,133,902	$36,586,716	$37,037,845	$37,037,845	$89,898
Other Income	$11,182,961	$12,671,375	$10,475,549	$10,706,546	$10,183,146	$5.15
Effective Gross Income	$123,721,154	$169,459,101	$177,037,288	$177,897,628	$202,966,635	$102.60
Hotel Rooms Expense	$5,301,095	$6,703,143	$7,095,715	$7,193,068	$7,193,068	$17,459
Hotel F&B Expense	$3,529,195	$3,849,731	$3,587,687	$3,505,014	$3,505,014	$8,507
Hotel Other Operated Departments Expense	$80,299	$95,926	$87,999	$80,598	$80,598	$196
Hotel Departmental Expenses	$8,910,589	$10,648,799	$10,771,401	$10,778,680	$10,778,680	$26,162

Real Estate Taxes	$9,168,349	$14,388,358	$17,078,754	$17,334,101	$18,444,655	$9.32
Insurance	$1,793,832	$2,327,175	$2,580,797	$2,740,951	$2,312,344	$1.17
Management Fee	$2,110,885	$2,807,326	$2,340,107	$2,298,983	$2,663,710	$1.35
Other Operating Expenses	$33,716,575	$44,309,007	$43,979,457	$44,933,782	$45,852,007	$23.18
Commercial Expenses	$46,789,642	$63,831,867	$65,979,114	$67,307,817	$69,272,716	$35.02

Hotel Real Estate Taxes	$2,062,162	$2,645,632	$2,257,700	$2,339,460	$2,365,859	$5,742
Hotel Insurance	$290,213	$313,488	$252,560	$259,336	$259,814	$631
Hotel Management Fee	$858,147	$966,522	$1,096,741	$1,112,316	$1,111,135	$2,697
Hotel Other Operating Expenses	$9,328,135	$10,260,493	$10,775,500	$11,034,216	$11,075,537	$26,882
Hotel Expenses	$12,538,657	$14,186,135	$14,382,500	$14,745,327	$14,812,345	$35,952
Total Expenses	$68,238,888	$88,666,801	$91,133,015	$92,831,824	$94,863,741	$47.96

Net Operating Income	$55,482,266(4)	$80,792,301(4)	$85,904,273	$85,065,804(5)	$108,102,894(5)	$54.65
CapEx	$0	$0	$0	$0	$455,784	$0.23
TI/LC	$0	$0	$0	$0	$2,469,376	$1.25
FF&E	$0	$0	$1,463,469	$1,481,514	$1,481,514	$3,596
Net Cash Flow	$55,482,266	$80,792,301	$84,440,804	$83,584,290	$103,696,220	$52.42

Occupancy %	NAV	NAV	NAV	93.0%(6)	93.3%(3)
NOI DSCR(6)	1.40x	2.04x	2.17x	2.15x	2.73x
NCF DSCR(6)	1.40x	2.04x	2.13x	2.11x	2.62x
NOI Debt Yield(6)	7.7%	11.2%	12.0%	11.8%	15.0%
NCF Debt Yield(6)	7.7%	11.2%	11.8%	11.6%	14.4%
(1)	Represents (i) UW $ PSF based on the NRSF for the Office Component, Retail Component and Multifamily Component totaling 1,978,150 and (ii) UW per key for “Hotel” line items based on the total rooms for the Hospitality Component totaling 412 keys.
(2)	Includes contractual rent steps through March 2026 totaling $1,527,852.
(3)	Represents the underwritten vacancy for the Commercial Component. The underwritten economic vacancy is 6.7%, which is based on the Commercial Component. The underwritten economic vacancy of all of The Wharf Properties is 9.8%.
(4)	The increase in Net Operating Income between 2022 and 2023 was primarily due to the completion of Phase II (783,576 SF of office, retail, multifamily, and parking garage space) in October 2022.
(5)	The increase in Net Operating Income between 3/31/2025 TTM and UW is primarily due to (i) eight new and renewal office leases totaling 216,539 SF ($14,094,922 of underwritten base rent) commencing between June 2024 and January 2026, (ii) 13 new and renewal retail leases totaling 21,632 SF ($1,327,108 of underwritten base rent) commencing between March 2024 and July 2026, and (iii) UW Total Base Rent includes contractual rent steps through March 2026 totaling $1,559,347 and rent averaging for investment grade tenants totaling $741,293.
(6)	The Commercial Component was 93.0% leased as of February 1, 2025 (Office Component - 93.4% and Retail Component – 92.1%). As of March 31, 2025, the Multifamily Component was 90.8% leased.
(7)	The NOI and NCF DSCR and NOI and NCF Debt Yield are based on The Wharf Senior Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

Escrows and Reserves.

Real Estate Taxes – During the continuance of a Cash Trap Event Period (as defined below), the borrowers are required to reserve monthly 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance – During the continuance of a Cash Trap Event Period, the borrowers are required to reserve monthly 1/12th of the annual estimated insurance payments, unless The Wharf Property is insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required, notwithstanding the continuance of a Cash Trap Event Period).

Replacement Reserve – During the continuance of a Cash Trap Event Period, the borrowers are required to reserve monthly an amount equal to the sum of (a) the aggregate square footage of the commercial properties (excluding the non-traditional commercial properties) multiplied by $0.20 and (b) the product of $200 per unit for each of the residential properties (initially estimated to be $37,982 as of the closing date).

TI/LC Reserve – During the continuance of a Cash Trap Event Period, the borrowers are required to reserve monthly an amount equal to 1/12th of the amount equal to the aggregate square footage of each of the commercial properties (excluding the non-traditional commercial properties) multiplied by $1.00.

FF&E Reserve – During the continuance of a Cash Trap Event Period, the borrowers are required to reserve monthly an amount equal to the greater of (i) 1/12th of 4% of the operating income for the Hospitality Component for the calendar month that is two calendar months prior to the calendar month in which the payment date occurs and (ii) the amount actually required by the franchisor pursuant to the franchise agreement.

Existing TI/LC Reserve – The Wharf Whole Loan documents required an upfront deposit equal to $18,758,819 for outstanding tenant improvements and leasing commissions related to 11 tenants.

Rent Concession Reserve – The Wharf Whole Loan documents required an upfront deposit equal to $26,973,955 for outstanding rent concessions related to 9 tenants.

Lockbox and Cash Management. The Wharf Whole Loan is structured is structured with a hard lockbox for the Commercial Component, and a soft lockbox for the remaining collateral and springing cash management. The borrowers are required to direct tenants to pay rent directly into such lockbox account. The borrowers are permitted to collect rents received from any of the Hospitality Component, Multifamily Component, parking garages and the marina, provided, (a) such amounts shall be deemed to be collateral and shall be held in trust for the benefit, and as the property, of lender, (b) such amounts shall not be commingled with any other funds or property of borrower or the applicable manager and (c) borrowers are required to deposit such amounts in the lockbox account within 2 business days of the receipt. Prior to the occurrence of a Cash Trap Event Period, all funds in the lockbox account are required to be distributed to borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under The Wharf Whole Loan;
(ii)	the Net Cash Flow Debt Service Coverage Ratio (“NCF DSCR”) based on The Wharf Whole Loan and The Wharf Mezzanine Loan being less than 1.15x for two consecutive calendar quarters; or
(iii)	the occurrence and continuance of an event of default under The Wharf Mezzanine Loan.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), upon the cure of such event of default under The Wharf Whole Loan;
●	with regard to clause (ii), (a) upon the date that the NCF DSCR is equal to or greater than 1.15x for two consecutive calendar quarters, (b) the borrowers make a prepayment of The Wharf Whole Loan and The Wharf Mezzanine Loan on a pro rata and pari passu basis in an amount which, after giving effect to such prepayment results in the NCF DSCR being at least 1.15x or deposits an amount with the lender that, if applied to pay down the outstanding principal balance of The Wharf Whole Loan and The Wharf Mezzanine Loan would result in the NCF DSCR being at least 1.15x, or (c) PSPIB-RE Finance II Inc., one or more affiliated investment grade rated entities or another person approved by lender delivers to lender a guaranty in an amount with lender that, if applied to pay down the outstanding principal balance of The Wharf Whole Loan and The Wharf Mezzanine Loan would result in the NCF DSCR being at least 1.15x; and
●	with regard to clause (iii) upon the cure of such event of default under The Wharf Mezzanine Loan.

Subordinate Debt. The Wharf Property also secures The Wharf Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $306,400,000. The Wharf Subordinate Companion Loan is coterminous with The Wharf Whole Loan and accrues interest at the same rate as The Wharf Whole Loan. The Wharf Whole Loan is senior in right of payment to The Wharf Subordinate Companion Loan. The holders of The Wharf Whole Loan and The Wharf Avenue Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on The Wharf Avenue Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Wharf AB Whole Loan”.

Subordinate Note Summary
	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
The Wharf Subordinate Companion Loan	$306,400,000	7.444%	60	0	60	1.65x	10.5%	59.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Various – Various	Loan #4	Cut-off Date Balance:	$50,000,000
Various	The Wharf	Cut-off Date LTV:	41.5%
Washington, D.C. 20024		UW NCF DSCR:	2.62x
		UW NOI Debt Yield:	15.0%

Mezzanine Loan and Preferred Equity. Concurrently with the funding of The Wharf Whole Loan, OP USA Debt Holding II Limited Partnership (“Oxford”) funded a mezzanine loan in the amount of $125,000,000 to be secured by the mezzanine borrowers’ interests in the borrowers as collateral for The Wharf Mezzanine Loan. The Wharf Mezzanine Loan is coterminous with The Wharf Whole Loan. The Wharf Mezzanine Loan accrues interest at a rate of 10.0000% per annum to be paid as part of each monthly debt service payment amount and is interest-only through the loan term. A mezzanine intercreditor agreement was executed at loan origination.

Mezzanine Loan Summary
	Mezzanine Original Principal Balance	Mezzanine Interest Rate	Mezzanine Loan Term	Mezzanine Amortization Term	Mezzanine IO Period	Total Debt UW NCF	Total Debt UW NOI DY	Total Debt Cut-off Date LTV Ratio	Total Debt Maturity Date LTV Ratio
The Wharf Mezzanine Loan	$125,000,000	10.00%	60	0	60	1.37x	9.4%	66.5%	66.5%

Release of Property. Provided no event of default is ongoing, The Wharf Whole Loan documents provide that the borrowers may obtain the partial release of any of four individual properties: the 800 Maine office property ($45,614,000 allocated whole loan amount, 4.5% of ALA), the Hyatt House hotel property ($60,708,000 allocated whole loan amount, 5.9% of ALA), the Canopy hotel property ($46,191,000 allocated whole loan amount, 4.5% of ALA) or the Marina ($15,063,000 allocated whole loan amount, 1.5% of ALA), subject to certain conditions, including:

(i)	partial prepayment with the applicable yield maintenance premium or, at any time following the expiration of the defeasance lockout period, partial defeasance of The Wharf Whole Loan, in each case in an amount equal to 110% of the allocated loan amount for the related release property;
(ii)	the post-release debt yield for the remaining properties shall be at least equal to the greater of (A) the pre-release debt yield or (B) 8.5% (the “Release Debt Yield”); provided, however, that the borrowers may satisfy any the Release Debt Yield deficiency by (x) prepaying an additional amount of The Wharf Whole Loan together with the applicable yield maintenance premium therefor or defeasing an additional amount of The Wharf Whole Loan, (y) depositing cash collateral or (z) delivering a letter of credit;
(iii)	if the mezzanine loan is outstanding, concurrently with the payment of the release price, the mezzanine borrower shall make a partial prepayment on the mezzanine loan equal to the applicable mezzanine release price;
(iv)	an opinion of counsel that the partial release satisfies applicable REMIC requirements; and
(v)	rating agency confirmation.

Ground Lease. The Wharf Property is subject to 13 ground leases with the District of Columbia. 12 of the 13 ground leases expire on April 24, 2113 with the Fish Market Lease expiring April 23, 2064 with one, 49 year extension option. Each tenant has prepaid rent in full for the term.

Terrorism Insurance. The Wharf Whole Loan documents require an “all risk” insurance policy on a replacement cost basis, including (i) business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity, and (ii) terrorism coverage as defined by TRIPRA. The Wharf Borrowers are not be required to spend on terrorism insurance coverage more than 2 times the amount of the annual property insurance premium on a stand-alone basis (including rent loss coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Office – Suburban	Loan #5	Cut-off Date Balance:	$41,966,659
200 Wood Avenue South	200 Wood Avenue South	Cut-off Date LTV:	50.1%
Woodbridge, NJ 08830		UW NCF DSCR:	1.81x
		UW NOI Debt Yield:	16.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Office – Suburban	Loan #5	Cut-off Date Balance:	$41,966,659
200 Wood Avenue South	200 Wood Avenue South	Cut-off Date LTV:	50.1%
Woodbridge, NJ 08830		UW NCF DSCR:	1.81x
		UW NOI Debt Yield:	16.1%

200 WOOD AVENUE SOUTH

3
DSV Air & Sea
97,351 SF 10/31/2031
2
Allied World Assurance
21,010 SF 9/2029
Siemens Corporation
65,562 SF 9/2032
Vacant
7,550 SF
1
Vacant
6,975 SF
Mazars
18,355 SF 7/2034
Bank of Nova Scotia
15,099 SF 7/2033
Helsinn Therapeutics
24,567 SF 11/2033
Credit Agricole Corporate
& Investment Bank
12,800 SF 2/2031
Vacant
Building
2029 - 2031
2032 - 2033
2034+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Office – Suburban	Loan #5	Cut-off Date Balance:	$41,966,659
200 Wood Avenue South	200 Wood Avenue South	Cut-off Date LTV:	50.1%
Woodbridge, NJ 08830		UW NCF DSCR:	1.81x
		UW NOI Debt Yield:	16.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Mortgage Loan No. 5 – 200 Wood Avenue South

Mortgage Loan Information				Property Information
Mortgage Loan Seller:			WFB	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):			NR/NR/NR	Location:	Woodbridge, NJ 08830
Original Balance:			$42,000,000	General Property Type:	Office
Cut-off Date Balance:			$41,966,659	Detailed Property Type:	Suburban
% of Initial Pool Balance:			7.0%	Title Vesting:	Fee
Loan Purpose:			Refinance	Year Built/Renovated:	1975/2020
Borrower Sponsor:			Steven J. Pozycki	Size:	269,269 SF
Guarantor:			Steven J. Pozycki	Cut-off Date Balance PSF:	$156
Mortgage Rate:			7.1620%	Maturity Balance PSF:	$148
Note Date:			5/14/2025	Property Manager:	SJP Corporate Real Estate Services, Inc. (borrower-related)
Maturity Date:			6/11/2030
Term to Maturity:			60 months
Amortization Term:			360 months	Underwriting and Financial Information
IO Period:			0 months	UW NOI:	$6,772,099
Seasoning:			1 month	UW NCF:	$6,179,708
Prepayment Provisions:			L(25),D(31),O(4)	UW NOI Debt Yield:	16.1%
Lockbox/Cash Mgmt Status:			Hard/In Place	UW NCF Debt Yield:	14.7%
Additional Debt Type:			NAP	UW NOI Debt Yield at Maturity:	17.0%
Additional Debt Balance:			NAP	UW NCF DSCR:	1.81x
Future Debt Permitted (Type):			No (NAP)	Most Recent NOI:	$6,386,328 (2/28/2025 TTM)
				2nd Most Recent NOI:	$6,299,382 (12/31/2024)
				3rd Most Recent NOI:	$4,421,098 (12/31/2023)
Reserves(1)				Most Recent Occupancy:	94.6% (5/12/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(2):	94.6% (12/31/2024)
RE Taxes:	$203,069	$109,145	NAP	3rd Most Recent Occupancy(2):	94.6% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$83,700,000 (12/6/2024)
Replacement Reserve:	$0	$4,488	NAP	Appraised Value PSF:	$311
TI/LC Reserve:	$0	$44,878	NAP	Cut-off Date LTV Ratio:	50.1%
Landlord Work Reserve:	$350,000	$0	NAP	Maturity Date LTV Ratio:	47.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$42,000,000	94.6%	Loan Payoff:	$43,207,034	97.3%
Sponsor Equity:	$2,404,072	5.4%	Closing Costs:	$643,969	1.5%
			Upfront Reserves:	$553,069	1.2%
Total Sources:	$44,404,072	100.0%	Total Uses:	$44,404,072	100.0%

(1)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(2)	Represents the average occupancy for the respective calendar year.

The Mortgage Loan. The fifth largest mortgage loan (the “200 Wood Avenue South Mortgage Loan”) is evidenced by a single promissory note in the original principal balance of $42,000,000 and secured by the borrower’s first priority fee interest in a multi-tenant suburban office building totaling 269,269 SF located in Woodbridge, New Jersey (the “200 Wood Avenue South Property”).

The Borrower and the Borrower Sponsor. The borrower is 200 Wood Avenue South Urban Renewal LLC, a special purpose, bankruptcy-remote entity and a Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 200 Wood Avenue South Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor is Steven J. Pozycki. Steven J. Pozycki is the founder and chief executive officer of SJP Properties, a privately held, vertically integrated commercial, residential, and industrial real estate owner, developer, investor, asset manager, construction manager and property manager. SJP Properties, which was founded in 1981 and headquartered in New York, has invested approximately $5 billion of equity and has developed over 30 million SF valued at approximately $1.3 billion since its inception.

The Property. The 200 Wood Avenue South Property is a three-story, multi-tenant suburban office building totaling 269,269 SF located in Woodbridge, New Jersey, off the Garden State Parkway, and approximately 0.9 miles from the Metropark Rail Station. The 200 Wood Avenue South Property was built in 1975 and most recently renovated in 2020 for approximately $13.3 million (approximately $49 PSF). Renovations included a new roof, new lobby, landscaping and walking trail, fitness center, and the creation of a full-service cafeteria in the previously unused basement area. The 200 Wood Avenue South Property has access to 960 garage spaces allocated to the property resulting in a parking ratio of approximately 3.57 spaces per 1,000 SF. As of May 12, 2025, the 200 Wood Avenue South Property was 94.6% occupied by seven tenants with a remaining weighted average lease term of approximately 6.9 years. Additionally, tenants comprising 70.9% of the NRA and 75.1% of the underwritten base rent are investment grade rated.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Office – Suburban	Loan #5	Cut-off Date Balance:	$41,966,659
200 Wood Avenue South	200 Wood Avenue South	Cut-off Date LTV:	50.1%
Woodbridge, NJ 08830		UW NCF DSCR:	1.81x
		UW NOI Debt Yield:	16.1%

Major Tenants.

DSV Air & Sea Inc. (97,351 SF; 36.2% of NRA; 36.4% of underwritten base rent; Fitch: NR/Moody’s: A3/S&P: A-). DSV Air & Sea Inc. (“DSV”) is a Danish transport and logistics company offering transport services worldwide by road, air, sea and train. Founded in 1979 and headquartered in Denmark, DSV has offices in more than 90 countries, employs approximately 60,000 people and collaborates with partners and agents worldwide. The company is listed on the NASDAQ OMX Copenhagen (Copenhagen Stock Exchange) and included in the OMXC25 index as one of the 25 most traded stocks. DSV has been a tenant since 2021 and is on a lease expiring in October 2031 with one, 5-year renewal option and no termination options.

Siemens Corporation (65,562 SF; 24.3% of NRA; 26.8% of underwritten base rent; Fitch: A+/Moody’s: Aa3/S&P: AA-). Siemens Corporation (“Siemens”) is a German multinational conglomerate corporation and the largest industrial manufacturing company in Europe. Headquartered in Munich, Siemens and its subsidiaries employ approximately 303,000 people worldwide and reported global revenue of €75.9 billion in fiscal 2024. Siemens has been a tenant since 2022 and is on a lease expiring in September 2032 with two, five-year extension options. The tenant has the option to terminate its lease effective April 1, 2030, provided the tenant provides 270 days prior notice and pays a termination fee equal to the unamortized cost of TI/LC’s, legal fees and free rent (currently equal to approximately $1,877,057).

Helsinn Therapeutics (24,567 SF; 9.1% of NRA; 9.8% of underwritten base rent). Helsinn Therapeutics is a global pharmaceutical company and supportive care provider focused on improving the health and quality of life of patients with cancer and chronic diseases. Helsinn Therapeutics was founded by Dr. Gabriele Braglia in 1976 as a pharmaceutical licensing business, that has evolved into a fourth-generation family-owned company. Headquartered in Lugano, Switzerland, with commercial operations in the U.S. and a consolidated network of 40 partners to reach patients in more than 190 countries worldwide. Helsinn Therapeutics has been a tenant since 2023 and is on a lease expiring in November 2033 with two, five-year renewal options and no termination options.

The following table presents certain information relating to the tenancy at the 200 Wood Avenue South Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Lease Expiration	Term. Option (Y/N)	Renewal Options
DSV Air & Sea Inc.	NR/A3/A-	97,351	36.2%	$4,040,066	36.4%	$41.50	10/31/2031	N	1 x 5 yr
Siemens Corporation	A+/Aa3/AA-	65,562	24.3%	$2,970,887	26.8%	$45.31	9/30/2032	Y(4)	2 x 5 yr
Helsinn Therapeutics	NR/NR/NR	24,567	9.1%	$1,086,353	9.8%	$44.22	11/30/2033	N	2 x 5 yr
Allied	NR/NR/NR	21,010	7.8%	$886,832	8.0%	$42.21	9/30/2029	N	1 x 5 yr
Forvis / Mazars	NR/NR/NR	18,355	6.8%	$786,328	7.1%	$42.84	7/31/2034	Y(5)	2 x 5 yr
Subtotal/Wtd. Avg.		226,845	84.2%	$9,770,467	88.1%	$43.07

Other Tenants		27,899	10.4%	$1,322,422	11.9%	$47.40
Occupied Collateral Total		254,744	94.6%	$11,092,889	100.0%	$43.55
Vacant Space		14,525	5.4%
Total/Wtd. Avg.		269,269	100.0%

(1)	Based on the underwritten rent roll dated May 12, 2025.
(2)	Represents the credit rating of the parent company, whether or not the parent guarantees the lease.
(3)	The Annual UW Rent, % of Total Annual UW Rent and Annual UW Rent PSF includes rent steps through March 2026 totaling $54,020 and straight line rent averaging for investment grade tenants totaling $339,432.
(4)	Siemens has the option to terminate its lease effective April 1, 2030, provided the tenant provides 270 days prior notice and pays a termination fee equal to the unamortized cost of TI/LC’s, legal fees and free rent (currently equal to approximately $1,877,057).
(5)	Forvis / Mazars has the option to terminate its lease on the first day of 85th month following the Commencement Date (November 1, 2030) by giving 365 days prior notice. The tenant would be required to pay a termination fee equal to approximately $295,178 plus unamortized cost of TI/LC’s, legal fees and free rent at 5% interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Office – Suburban	Loan #5	Cut-off Date Balance:	$41,966,659
200 Wood Avenue South	200 Wood Avenue South	Cut-off Date LTV:	50.1%
Woodbridge, NJ 08830		UW NCF DSCR:	1.81x
		UW NOI Debt Yield:	16.1%

The following table presents certain information relating to the lease rollover schedule at the 200 Wood Avenue South Property:

	Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling(3)
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	1	21,010	7.8%	7.8%	$886,832	8.0%	8.0%	$42.21
2030	0	0	0.0%	7.8%	$0	0.0%	8.0%	$0.00
2031	2	110,151	40.9%	48.7%	$4,665,186	42.1%	50.1%	$42.35
2032	1	65,562	24.3%	73.1%	$2,970,887	26.8%	76.8%	$45.31
2033	2	39,666	14.7%	87.8%	$1,783,655	16.1%	92.9%	$44.97
2034	1	18,355	6.8%	94.6%	$786,328	7.1%	100.0%	$42.84
2035	0	0	0.0%	94.6%	$0	0.0%	100.0%	$0.00
Thereafter	0	0	0.0%	94.6%	$0	0.0%	100.0%	$0.00
Vacant	0	14,525	5.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	7	269,269	100.0%		$11,092,889	100.0%		$43.55
(1)	Based on the underwritten rent roll dated May 12, 2025 and includes rent steps through March 2026 totaling $54,020 and straight line rent averaging for investment grade tenants totaling $339,432.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Total UW Rent Rolling and UW Rent PSF Rolling does not include vacant space.

The Market. The 200 Wood Avenue South Property is located on Wood Avenue South in Woodbridge, New Jersey, approximately 27.3 miles southwest of New York City. The New Jersey Turnpike and the Garden State Parkway are the major toll roads extending northeast/southwest through the immediate area surrounding the 200 Wood Avenue South Property and offer direct routes to Newark Liberty International Airport, which is located approximately 17 miles northeast of the 200 Wood Avenue South Property.

According to the appraisal, the estimated 2024 population within a one, three and five-mile radius was approximately 19,136, 141,951, and 334,797, respectively, and the estimated 2024 median household income within the same radii was approximately $121,625, $120,654, and $109,336, respectively.

According to the appraisal, the 200 Wood Avenue South Property is located in the North Edison/Woodbridge office submarket of the Northern New Jersey office market. As of the third quarter of 2024, the North Edison/Woodbridge office submarket reported a total inventory of approximately 8.68 million SF with a 14.6% vacancy rate and an average asking rent of $36.14 PSF, gross. The appraiser identified six comparable buildings located within New Jersey market with rents ranging from $36.25 to $41.00 per square foot, modified gross. The appraiser concluded a market rent for the 200 Wood Avenue South Property of $42.00 PSF, Gross + TE, for the office space.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 200 Wood Avenue South Property:

Market Rent Summary
	Office <20,000 SF Space	Office >20,000 SF Space
Market Rent (PSF)	$42.00	$42.00
Lease Term (Years)	7	10
Lease Type	Gross + TE	Gross + TE
Escalations	2.0% annually	2.0% annually
Tenant Improvements (New/Renewal)	$50 / $20	$60 / $20
Leasing Commissions (New/Renewal)	7.0% / 7.0%	7.0% / 7.0%
Free Rent (Months) (New/Renewal)	6/0	12/0

Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Office – Suburban	Loan #5	Cut-off Date Balance:	$41,966,659
200 Wood Avenue South	200 Wood Avenue South	Cut-off Date LTV:	50.1%
Woodbridge, NJ 08830		UW NCF DSCR:	1.81x
		UW NOI Debt Yield:	16.1%

The following table presents certain information relating to the appraiser’s market rent conclusions for the 200 Wood Avenue South Property:

Comparable Office Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF	Lease Type
200 Wood Avenue South, Woodbridge, NJ	1975/2020	269,269(2)	-	-	-	-	-	-
One Met Center, East Rutherford, NJ	1986/2024	414,854	Ares Management	11,392	Nov-24	92	$40.50	Gross + TE
MetroTop I, Iselin (Woodbridge Twp.), NJ	1976/1991	90,000	Mandel, Fekete & Bloom	3,185	Sep-24	88	$40.00	Gross + TE
Glenpointe Centre West, Teaneck, NJ	1985/2009	370,005	Vatech America, Inc.	16,626	Jul-24	125	$36.25	Gross + TE
Metroview Corporate, Edison, NJ	1991/NAP	196,060	Atkins North America	3,141	Mar-24	62	$41.00	Modified Gross
Metropark Office Center, Iselin (Woodbridge), NJ	2000/NAP	476,511	Wells Fargo Bank, NA	131,731	Feb-24	156	$40.00	Gross + TE
Metro Corporate Campus, Iselin, NJ	1987/NAP	271,988	Ernst & Young U.S. LLP	30,721	Jun-23	65	$40.00	Gross + TE
(1)	Information obtained from the appraisal, unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated May 12, 2025.

Appraisal. The appraisal concluded to an “as-is” value for the 200 Wood Avenue South Property of $83,700,000 as of December 6, 2024. The 200 Wood Avenue South Property benefits from a Payment In Lieu Of Taxes (“PILOT”) arrangement with the Township of Woodbridge, New Jersey that expires in 2051. The appraiser concluded to unabated property taxes of approximately $1,540,000 for 2025, and a present value (applying a 7.75% discount rate) of the PILOT savings equal to approximately $4.7 million. The as-is appraisal includes such PILOT savings value. See ‘PILOT’, below.

Environmental Matters. According to the Phase I environmental site assessment dated December 20, 2024, there was no evidence of any recognized environmental conditions at the 200 Wood Avenue South Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Office – Suburban	Loan #5	Cut-off Date Balance:	$41,966,659
200 Wood Avenue South	200 Wood Avenue South	Cut-off Date LTV:	50.1%
Woodbridge, NJ 08830		UW NCF DSCR:	1.81x
		UW NOI Debt Yield:	16.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 200 Wood Avenue South Property:

Cash Flow Analysis
	2022	2023	2024	TTM 2/28/2025	UW		UW PSF
Base Rent	$5,909,445	$9,841,889	$10,551,104	$10,576,305	$10,825,219(1)		$40.20
Grossed Up Vacant Space	$0	$0	$0	$0	$877,720		$3.26
Gross Potential Rent	$5,909,445	$9,841,889	$10,551,104	$10,576,305	$11,702,939		$43.46
Other Income	$265,500	$146,876	$137,685	$114,381	$57,744		$0.21
Free Rent Adjustment	($1,788,407)	($1,627,424)	($408,251)	($279,766)	$0		$0.00
Total Recoveries	$424,708	$580,571	$926,274	$1,011,341	$1,414,629		$5.25
Net Rental Income	$4,811,245	$8,941,912	$11,206,812	$11,422,261	$13,175,313		$48.93
(Vacancy & Credit Loss)	$0	$0	$0	$0	($877,720)		($3.26)
Effective Gross Income	$4,811,245	$8,941,912	$11,206,812	$11,422,261	$12,297,592		$45.67

Real Estate Taxes	$655,325	$1,095,906	$1,213,964	$1,219,527	$1,247,375(2)		$4.63
Insurance	$102,076	$123,542	$147,032	$151,294	$200,833		$0.75
Management Fee	$106,248	$236,138	$283,840	$284,830	$368,928		$1.37
Other Operating Expenses	$3,219,103	$3,065,228	$3,262,595	$3,380,283	$3,708,357		$13.77
Total Expenses	$4,082,752	$4,520,814	$4,907,430	$5,035,934	$5,525,493		$20.52

Net Operating Income(3)	$728,493	$4,421,098	$6,299,382	$6,386,328	$6,772,099		$25.15
Replacement Reserves	$0	$0	$0	$0	$53,854		$0.20
TI/LC	$0	$0	$0	$0	$538,538		$2.00
Non-Recurring Items	$0	$0	$0	$0	$0		$0.00
Net Cash Flow	$728,493	$4,421,098	$6,299,382	$6,386,328	$6,179,708		$22.95

Occupancy %	78.7%(4)	94.6%(4)	94.6%(4)	94.6%(5)	92.5%	(5)
NOI DSCR	0.21x	1.30x	1.85x	1.87x	1.99x
NCF DSCR	0.21x	1.30x	1.85x	1.87x	1.81x
NOI Debt Yield	1.7%	10.5%	15.0%	15.2%	16.1%
NCF Debt Yield	1.7%	10.5%	15.0%	15.2%	14.7%

(1)	Base Rent includes rent steps through March 2026 totaling $54,020 representing approximately 0.5% of the underwritten base rent and straight line rent averaging for investment grade tenants totaling $339,432.
(2)	Real Estate Taxes were underwritten to the estimated 2025 PILOT of approximately $1,247,000. The appraiser concluded to unabated property taxes of approximately $1,540,000 for 2025. The PILOT arrangement expires in 2051. See ‘PILOT’, below.
(3)	The increase in NOI from 2022 to 2024 was primarily due to an increase in average occupancy from 78.7% to 94.6% and free rent adjustments burning off in conjunction with the lease up of the 200 Wood Avenue South Property post-renovations.
(4)	Represents the average occupancy for the respective calendar year.
(5)	The underwritten economic vacancy is 7.5%. The 200 Wood Avenue South Property was 94.6% physically occupied as of May 12, 2025.

Escrows and Reserves.

Real Estate Taxes – The 200 Wood Avenue South Mortgage Loan documents require an upfront deposit of $203,069 and ongoing monthly reserves for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially $109,145.

Insurance – The 200 Wood Avenue South Mortgage Loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof; provided that no deposits are required if (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the property as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with (a) evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than seven business days prior to the expiration dates of the policies or (b) other proof of in-force insurance coverage satisfactory to the lender so long as paid receipts for the payment of the insurance premiums are received by the lender within 15 business days after the beginning of the new policy year.

Replacement Reserve – The 200 Wood Avenue South Mortgage Loan documents require an ongoing monthly replacement reserve deposit of $4,488.

TI/LC Reserve – The 200 Wood Avenue South Mortgage Loan documents require the borrower to make an ongoing monthly deposits of $44,878 for tenant improvements and leasing commissions.

Landlord Work Reserve – The 200 Wood Avenue South Mortgage Loan documents require an upfront reserve of $350,000 related to outstanding tenant improvements (installation of six electric vehicle charging stations) owed under the Siemens Corporation lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

Office – Suburban	Loan #5	Cut-off Date Balance:	$41,966,659
200 Wood Avenue South	200 Wood Avenue South	Cut-off Date LTV:	50.1%
Woodbridge, NJ 08830		UW NCF DSCR:	1.81x
		UW NOI Debt Yield:	16.1%

Lockbox and Cash Management. The 200 Wood Avenue South Mortgage Loan is structured with a hard lockbox and in place cash management. The borrower was required to deliver tenant direction letters to the existing tenants at the 200 Wood Avenue South Property, directing them to remit their rent directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager, as applicable, from the 200 Wood Avenue South Property to be deposited into such lockbox within two business days. All funds in the lockbox account are required to be swept each business day into the lender-controlled cash management account and applied and disbursed in accordance with the 200 Wood Avenue South Mortgage Loan documents. All excess cash flow after payment of debt service and required reserves will be deposited, (A) provided no Cash Trap Event Period (as defined below) is continuing, into the borrower’s account, or (B) during the continuance of a Cash Trap Event Period, into the excess cash trap subaccount held by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;
(ii)	the debt service coverage ratio (“DSCR”) being less than 1.35x;
(iii)	the occurrence of a Material Tenant Cash Trap Event Period (as defined below); or
(iv)	24 months prior to the maturity date.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), upon the cure of such event of default;
●	with regard to clause (ii), upon the date that the DSCR is equal to or greater than 1.40x for two consecutive calendar quarters;
●	with regard to clause (iii), a Material Tenant Cash Trap Event Period ceasing to exist in accordance with the terms hereof; and
●	with regard to clause (iv) there will be no cure.

A “Material Tenant Cash Trap Event Period” will commence upon the earlier of the following:

(i)	a Material Tenant (as defined below) being in monetary or material non-monetary default under the applicable Material Tenant lease beyond the expiration of applicable notice, cure and/or grace periods;
(ii)	a Material Tenant failing to be in actual, physical possession of the Material Tenant space (or the applicable portion thereof), failing to operate its business and/or “going dark” in the Material Tenant space (or the applicable portion thereof);
(iii)	a Material Tenant giving notice that it intends to vacate or is otherwise terminating its lease for all or any portion of the Material Tenant space (or the applicable portion thereof)
(iv)	any termination or cancellation of any Material Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Material Tenant lease failing to otherwise be in full force and effect;
(v)	any bankruptcy or similar insolvency of a Material Tenant;
(vi)	a Material Tenant failing to extend or renew the applicable Material Tenant lease on or prior to the applicable Material Tenant extension deadline in accordance with the applicable terms and conditions thereof and of the 200 Wood Avenue South Mortgage Loan documents for the applicable Material Tenant renewal term; or
(vii)	the DSV tenant or Siemens tenant or their respective rated parent entities failing to maintain a long-term unsecured debt rating of at least “BBB+” from S&P and an equivalent rating from each of the other rating agencies which rate such entity.

A “Material Tenant Cash Trap Event Period” will end upon the occurrence of the following:

●	the lender’s receipt of evidence reasonably acceptable to the lender of the occurrence of the earlier of the cure conditions or a Material Tenant re-tenanting event;
●	with regard to clause (i) above, the applicable Material Tenant has cured all monetary and material non-monetary defaults under the applicable Material Tenant lease;
●	with regard to clause (ii) above, the applicable Material Tenant is in actual, physical possession of the Material Tenant space (or the applicable portion thereof), operating its business and not “dark” in the Material Tenant space (or the applicable portion thereof);
●	with regard to clause (iii) above, the applicable Material Tenant has revoked or rescinded all vacation, termination or cancellation notices with respect to the applicable Material Tenant lease and has re-affirmed the applicable Material Tenant lease as being in full force and effect;
●	with regard to clause (v) above, the applicable Material Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Material Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction;
●	with regard to clause (vi) above, the applicable Material Tenant has renewed or extended the applicable Material Tenant lease (notwithstanding the expiration of the applicable Material Tenant extension deadline) in accordance with the terms hereof and of the 200 Wood Avenue South Mortgage Loan documents for the applicable Material Tenant renewal term;
●	with regard to clause (vii) above, the applicable Material Tenant restores (and has maintained for at least two consecutive calendar quarters), a long-term unsecured debt rating of at least “BBB+” from S&P and an equivalent rating from each of the other rating agencies which rate such entity; and/or
●	with regard to clauses (i)-(vii) above, the applicable Material Tenant is paying full, unabated rent under the applicable Material Tenant lease.

A “Material Tenant” means (i) the DSV tenant, (ii) the Siemens tenant, (iii) any other tenant leasing at least 24,000 SF at the 200 Wood Avenue South Property and (vi) any other lessee(s) of the Material Tenant space (or any portion thereof).

PILOT. The 200 Wood Avenue South Property was the subject of a 2021 Financial Agreement with the Township of Woodbridge, New Jersey that approved the project for tax exemption within a redevelopment area and for a PILOT arrangement. The Financial Agreement has a 30-year term, expiring in 2051. PILOT payments for 2025 are approximately $1,247,000 and increase by 2.75% annually until expiration. The lender underwrote the property’s tax liability based on the 2025 PILOT expense. The appraiser concluded to unabated property taxes of approximately $1,540,000 for 2025, and a present value (applying a 7.75% discount rate) of the PILOT savings equal to approximately $4.7 million. The Township of Woodbridge executed a Consent and Estoppel Agreement in connection with loan origination providing that upon acquisition of the mortgaged property by lender, its designee or any third-party transferee, the Township would recognize such successor owner as successor-in-interest to borrower’s rights under the Financial Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

Office – Suburban	Loan #5	Cut-off Date Balance:	$41,966,659
200 Wood Avenue South	200 Wood Avenue South	Cut-off Date LTV:	50.1%
Woodbridge, NJ 08830		UW NCF DSCR:	1.81x
		UW NOI Debt Yield:	16.1%

Terrorism Insurance. The 200 Wood Avenue South Mortgage Loan documents require an “all risk” insurance policy on a replacement cost basis, including (i) business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity, and (ii) terrorism coverage as defined by TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Office – Suburban	Loan #6	Cut-off Date Balance:	$38,100,000
4500 Park Granada	The Park Calabasas	Cut-off Date LTV:	54.0%
Calabasas, CA 91302		UW NCF DSCR:	2.23x
		UW NOI Debt Yield:	17.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Office – Suburban	Loan #6	Cut-off Date Balance:	$38,100,000
4500 Park Granada	The Park Calabasas	Cut-off Date LTV:	54.0%
Calabasas, CA 91302		UW NCF DSCR:	2.23x
		UW NOI Debt Yield:	17.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Mortgage Loan No. 6 – The Park Calabasas

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		CREFI		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):		NR/NR/NR		Location:	Calabasas, CA 91302
Original Balance:		$38,100,000		General Property Type:	Office
Cut-off Date Balance:		$38,100,000		Detailed Property Type:	Suburban
% of Initial Pool Balance:		6.4%		Title Vesting:	Fee
Loan Purpose:		Recapitalization		Year Built/Renovated:	1986/2018, 2024
Borrower Sponsor:		Cross Ocean GSS Master Fund LP		Size:	222,667 SF
Guarantors:		Cross Ocean GSS Master Fund LP and Palisade Group, LLC		Cut-off Date Balance Per SF:	$171
Mortgage Rate:		7.1200%		Maturity Date Balance Per SF:	$171
Note Date:		6/13/2025		Property Manager:	Palisade Group Management Company, Inc. (borrower related)
Maturity Date:		7/6/2030
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$6,511,711
IO Period:		60 months		UW NCF:	$6,133,661
Seasoning:		0 months		UW NOI Debt Yield:	17.1%
Prepayment Provisions:		L(24),YM1(29),O(7)		UW NCF Debt Yield:	16.1%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity:	17.1%
Additional Debt Type:		NAP		UW NCF DSCR:	2.23x
Additional Debt Balance:		NAP		Most Recent NOI:	$6,644,307 (3/31/2025 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$6,443,588 (12/31/2024)
Reserves(1)				3rd Most Recent NOI:	$5,629,839 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (5/16/2025)
RE Taxes:	$510,222	$85,037	NAP	2nd Most Recent Occupancy:	99.5% (12/31/2024)
Insurance:	$225,085	$32,155	NAP	3rd Most Recent Occupancy:	94.3% (12/31/2023)
Replacement Reserve:	$0	$3,711	NAP	Appraised Value (as of):	$70,600,000 (5/21/2025)
TI/LC Reserve:	$0	$27,833	NAP	Appraised Value PSF:	$317
				Cut-off Date LTV Ratio:	54.0%
				Maturity Date LTV Ratio:	54.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$38,100,000	100.0%	Sponsor Equity(2):	$36,804,918	96.6%
			Upfront Reserves:	$735,307	1.9%
			Closing Costs:	$559,775	1.5%
Total Sources:	$38,100,000	100.0%	Total Uses:	$38,100,000	100.0%

(1)	See “Escrows and Reserves” section below for further discussion.
(2)	The borrower purchased The Park Calabasas Property (as defined below) for $69.4 million in an all cash transaction on January 31, 2025.

The Mortgage Loan. The sixth largest mortgage loan (“The Park Calabasas Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $38,100,000 and secured by a first priority fee mortgage encumbering a 222,667 SF suburban office building located in Calabasas, California (“The Park Calabasas Property”).

The Borrower and the Borrower Sponsor. The borrower is Park Calabasas PG LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of The Park Calabasas Mortgage Loan.

The borrower sponsor is Cross Ocean GSS Master Fund LP (“Cross Ocean Partners”) and the non-recourse carveout guarantors are Cross Ocean Partners and Palisade Group, LLC (“The Palisade Group”). Founded in 2015, Cross Ocean Partners is a European mid-sized credit manager with approximately $9.0 billion in assets under management as of December 31, 2024. Cross Ocean Partners has a global investment team with offices located in Greenwich, Connecticut, London, England, Luxembourg, and Dublin, Ireland. The Palisade Group is a full-service real estate investment manager focused on office and industrial properties across select lifestyle and gateway markets. The Palisade Group has approximately $225 million of assets under management across a 1.1 million square foot portfolio.

The Property. The Park Calabasas Property consists of a 222,667 SF, Class A office property located in Calabasas, California, approximately 28.0 miles northwest of Los Angeles and directly north of Malibu. The Park Calabasas Property is comprised of a main three-story office building, along with a 28,183 SF annex building and is situated on an approximately 20.1-acre site. The Park Calabasas Property includes a below-grade parking structure and surface parking totaling 713 parking spaces resulting in a parking ratio of approximately 3.20 spaces per 1,000 SF. The Park Calabasas Property was originally constructed in 1986 and most recently renovated in 2018 and 2024. Renovations totaled $16,283,000 and included common area upgrades, tenant improvements, roof replacement, and exterior upgrades. Amenities at The Park Calabasas Property include an updated gym, yoga, and locker room facility with showers, landscaped courtyard, grab-n-go food service in the tenant lounge, multiple outdoor spaces and seating areas, renovated restrooms, walking trails, and scenic views. Furthermore, the borrower is in the process of installing solar panels along the rooftops of The Park Calabasas Property. These

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Office – Suburban	Loan #6	Cut-off Date Balance:	$38,100,000
4500 Park Granada	The Park Calabasas	Cut-off Date LTV:	54.0%
Calabasas, CA 91302		UW NCF DSCR:	2.23x
		UW NOI Debt Yield:	17.1%

improvements are being done through an agreement with Valta Energy and are expected to be completed in October 2025, after which a 20-year lease with Valta Energy for solar income is expected to commence.

As of May 16, 2025, The Park Calabasas Property was 100.0% leased to seven tenants in the consumer goods, insurance, hospitality, co-working, and financial services industries. As of the cut-off date, tenants had a weighted average term at The Park Calabasas Property of 6.2 years, with a weighted average lease term remaining of 6.3 years.

Major Tenants.

Wella Operations US LLC (“The Wella Company”) (96,944 SF, 43.5% of NRA, 39.5% of UW Rent). The Wella Company is a global beauty company with over 140 years of history and a portfolio of hair, nails, and beauty tech brands for industry professionals and consumers, including Wella Professionals, OPI, ghd, Briogeo, Nioxin, Sebastian Professional, and Clairol. The Wella Company leases space in the main office building at The Park Calabasas Property along with the entire 28,183 SF annex building which it uses for product demonstrations and events. The Wella Company has been a tenant at The Park Calabasas Property since May 2017 and has a current lease term through April 2033 with two, five-year renewal options and no termination options remaining.

Republic Indemnity Company of America (“Republic Indemnity”) (41,325 SF, 18.6% of NRA, 18.4% of UW Rent). Republic Indemnity is an insurance company that specializes in worker’s compensation and is headquartered in Calabasas, California, with offices in San Francisco and San Diego. Republic Indemnity writes business in California, Alaska, Arizona, New Mexico, Colorado, Texas, Utah, Montana, Oregon, Idaho, and Nevada. Republic Indemnity is a member of Great American Insurance Group and a subsidiary of American Financial Group, Inc., which is a publicly traded company on the New York Stock Exchange under the symbol AFG. Republic Indemnity has been a tenant at The Park Calabasas Property since April 2020 and has a current lease term through November 2030 with one, five-year renewal option and no termination options remaining. Republic Indemnity currently has the entirety of its space listed for sublease. The borrower has received a letter of intent for a replacement lease for the entirety of Republic Indemnity’s space on a ten-year term. There can be no assurance that a replacement lease will be signed.

AmaWaterways, LLC (“AmaWaterways”) (31,844 SF, 14.3% of NRA, 16.3% of UW Rent). Founded in 2002, AmaWaterways is an American based luxury river cruise company that offers cruises throughout Europe, Africa, Asia, and South America. AmaWaterways river cruise ships accommodate an average of 156 guests on board, offering high levels of service to its guests. AmaWaterways has been a tenant at The Park Calabasas Property since October 2020 and has a current lease term through April 2028 with one, five-year renewal option and no termination options remaining. In addition to its original space, AmaWaterways subleases 8,367 SF of space from Poms & Associates Insurance Brokers, LLC through April 2028 bringing its total presence at The Park Calabasas Property to 18.1% of NRA.

The following table presents certain information relating to the top tenants by underwritten base rent at The Park Calabasas Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
Wella Operations US LLC	B2/NR/NR	96,944	43.5%	$3,837,192	39.5%	$39.58	4/30/2033	2 x 5 yr	N
Republic Indemnity Company of America	A1/NR/A+	41,325	18.6%	$1,784,564	18.4%	$43.18	11/30/2030	1 x 5 yr	N
AmaWaterways, LLC(3)	NR/NR/NR	31,844	14.3%	$1,584,355	16.3%	$49.75	4/30/2028	1 x 5 yr	N
Poms & Associates Insurance Brokers, LLC(3)	NR/NR/NR	25,606	11.5%	$1,299,072	13.4%	$50.73	3/31/2034	1 x 5 yr	Y(4)
RGN - Calabasas I, LLC	NR/NR/NR	17,290	7.8%	$749,003	7.7%	$43.32	1/31/2029	1 x 5 yr	N
Focus Partners Wealth, LLC	NR/NR/NR	6,392	2.9%	$296,703	3.1%	$46.42	8/31/2031	1 x 5 yr	N
Kabafusion Holdings, LLC	NR/NR/NR	3,266	1.5%	$171,563	1.8%	$52.53	10/31/2027	N	N
Major Tenants Subtotal/Wtd. Avg.		222,667	100.0%	$9,722,452	100.0%	$43.66
Other Tenants		0	0.0%	$0	0.0%	$0.00
Occupied Subtotal/Wtd. Avg.		222,667	100.0%	$9,722,452	100.0%	$43.66
Vacant Space		0	0.0%
Total/Wtd. Avg.		222,667	100.0%

(1)	Based on the underwritten rent roll dated May 16, 2025, inclusive of rent steps through June 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Poms & Associates Insurance Brokers, LLC (“Poms & Associates”) subleases 8,367 SF of space to AmaWaterways, LLC through April 30, 2028 at $39.60 per SF. The underwritten rent set forth above for Poms & Associates represents the weighted average of the prime lease rent of $53.98 per SF for the non-subleased space, and the sublease rent for the sublease space.
(4)	Poms & Associates has the one-time option to terminate its lease effective as of May 31, 2030, by providing no less than 12 months prior written notice and payment of a termination fee of approximately $532,370.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Office – Suburban	Loan #6	Cut-off Date Balance:	$38,100,000
4500 Park Granada	The Park Calabasas	Cut-off Date LTV:	54.0%
Calabasas, CA 91302		UW NCF DSCR:	2.23x
		UW NOI Debt Yield:	17.1%

The following table presents certain information relating to the lease rollover schedule at The Park Calabasas Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	1	3,266	1.5%	1.5%	$171,563	1.8%	1.8%	$52.53
2028	1	31,844	14.3%	15.8%	$1,584,355	16.3%	18.1%	$49.75
2029	1	17,290	7.8%	23.5%	$749,003	7.7%	25.8%	$43.32
2030	1	41,325	18.6%	42.1%	$1,784,564	18.4%	44.1%	$43.18
2031	1	6,392	2.9%	45.0%	$296,703	3.1%	47.2%	$46.42
2032	0	0	0.0%	45.0%	$0	0.0%	47.2%	$0.00
2033	1	96,944	43.5%	88.5%	$3,837,192	39.5%	86.6%	$39.58
2034	1	25,606	11.5%	100.0%	$1,299,072	13.4%	100.0%	$50.73
2035 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	7	222,667	100.0%		$9,722,452	100.0%		$43.66

(1)	Information is based on the underwritten rent roll dated May 16, 2025, inclusive of rent steps through June 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the lease rollover schedule.

The Market. The Park Calabasas Property is located at 4500 Park Granada in Calabasas, California, which is approximately 28.0 miles northwest of Los Angeles and directly north of Malibu. The Park Calabasas Property is located within an affluent area of the Los Angeles metropolitan statistical area (the “Los Angeles MSA”) which is characterized by a 2024 average household income of $210,492 within a three-mile radius, exceeding the Los Angeles MSA average household income of $134,733. Primary access to The Park Calabasas Property is provided by Highway 101 which is approximately 0.4 miles from The Park Calabasas Property with public transportation provided by the Los Angeles Metro.

According to a third-party market research report, The Park Calabasas Property is located within the Calabasas/Westlake Village Office submarket of the Los Angeles MSA office market. As of April 22, 2025, the Calabasas/Westlake Village office submarket had inventory of 7,649,947 SF, a vacancy rate of 16.7%, and average asking rent of $34.82 per square foot. Office construction in the submarket has been minimal with only 36,000 SF of net new office space added in the past decade and no new office projects underway.

According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of The Park Calabasas Property was 5,253, 65,330, and 181,112, respectively. The 2024 average household income within the same radii was $245,814, $210,492 and $169,777, respectively.

The following table presents certain information relating to comparable office rents with respect to The Park Calabasas Property:

Market Rental Comparables(1)
Property Name/Address	Distance from Subject	Year Built / Renovated	NRA (SF)	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (mos.)	Rent (PSF)
The Park Calabasas(2) Calabasas, CA	-	1986 / 2018, 2024	222,667 SF	Republic Indemnity Company of America	41,325 SF	4/13/2020	128 mos.	$43.18
The Commons - 24025 Park Sorrento Calabasas, CA	0.3 mi	2000 / 2024	96,385 SF	Get Covered	3,337 SF	6/1/2025	36 mos.	$57.00
The Commons - 23975 Park Sorrento Calabasas, CA	0.3 mi	2001 / 2024	104,221 SF	Greenberg Farrow Architecture	3,743 SF	4/1/2025	39 mos.	$54.00
Westlake Park Place Westlake Village, CA	10.0 mi	2008 / NAP	108,339 SF	Sage Publications	27,225 SF	2/1/2026	127 mos.	$52.20
Westlake Park Place Westlake Village, CA	10.0 mi	2008 / NAP	108,339 SF	Banc of California	6,111 SF	7/1/2025	73 mos.	$52.20
Lankershim Plaza North Hollywood, CA	15.5 mi	2009 / 2022	179,741 SF	Penguin Random House	8,317 SF	5/1/2025	66 mos.	$51.00
Studio Plaza Burbank, CA	17.7 mi	1988 / 2004, 2025	456,204 SF	Ryan Specialty	12,016 SF	10/1/2025	65 mos.	$49.80

(1)	Source: Appraisal.
(2)	Information is based on the underwritten rent roll dated May 16, 2025, inclusive of rent steps through June 1, 2026.

Appraisal. The appraisal concluded to an “As-Is” value for The Park Calabasas Property of $70,600,000 as of May 21, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated May 27, 2025, there was no evidence of any recognized environmental conditions at The Park Calabasas Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

Office – Suburban	Loan #6	Cut-off Date Balance:	$38,100,000
4500 Park Granada	The Park Calabasas	Cut-off Date LTV:	54.0%
Calabasas, CA 91302		UW NCF DSCR:	2.23x
		UW NOI Debt Yield:	17.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Park Calabasas Property:

Cash Flow Analysis(1)
	2022	2023	2024	3/2025 TTM	UW(1)	UW PSF
Base Rent	$7,599,913	$8,321,347	$9,125,285	$9,231,425	$9,445,016	$42.42
Contractual Rent Steps	$0	$0	$0	$0	$277,437	$1.25
Potential Income from Vacant Space	$0	$0	$0	$0	$0	$0.00
Gross Potential Rent	$7,599,913	$8,321,347	$9,125,285	$9,231,425	$9,722,452	$43.66
Reimbursements	$691,117	$829,281	$865,235	$869,490	$1,052,947	$4.73
Net Rentable Income	$8,291,030	$9,150,628	$9,990,519	$10,100,915	$10,775,400	$48.39
(Vacancy / Credit Loss)	$0	$0	$0	$0	($538,770)	($2.42)
Parking Income	$595,890	$605,040	$613,764	$615,600	$615,600	$2.76
Other Income(2)	$2,445	$1,800	$59,457	$54,877	$54,877	$0.25
Effective Gross Income	$8,889,365	$9,757,468	$10,663,740	$10,771,392	$10,907,106	$48.98

Management Fee	$266,681	$292,724	$319,912	$323,142	$327,213	$1.47
Real Estate Taxes	$894,597	$939,737	$961,919	$879,771	$990,380	$4.45
Insurance	$128,155	$150,527	$163,292	$213,856	$367,486	$1.65
Repairs & Maintenance	$1,061,153	$1,174,096	$1,205,824	$1,114,148	$1,114,148	$5.00
Utilities	$845,236	$807,592	$815,910	$808,182	$808,182	$3.63
Other Operating Expenses(3)	$759,011	$762,952	$753,296	$787,986	$787,986	$3.54
Total Operating Expenses	$3,954,833	$4,127,629	$4,220,152	$4,127,085	$4,395,395	$19.74

Net Operating Income	$4,934,533	$5,629,839	$6,443,588	$6,644,307	$6,511,711	$29.24
Replacement Reserves	$0	$0	$0	$0	$44,533	$0.20
TI/LC	$0	$0	$0	$0	$333,517	$1.50
Net Cash Flow	$4,934,533	$5,629,839	$6,443,588	$6,644,307	$6,133,661	$27.55

Occupancy (%)	91.7%	94.3%	99.5%	100.0%	95.0%(4)
NOI DSCR	1.79x	2.05x	2.34x	2.42x	2.37x
NCF DSCR	1.79x	2.05x	2.34x	2.42x	2.23x
NOI Debt Yield	13.0%	14.8%	16.9%	17.4%	17.1%
NCF Debt Yield	13.0%	14.8%	16.9%	17.4%	16.1%

(1)	Information is based on the underwritten rent roll dated May 16, 2025, inclusive of rent steps through June 1, 2026.
(2)	Other Income includes solar revenue, direct bills, antenna income, tenant services, and miscellaneous charges.
(3)	Other Operating Expenses includes cleaning, general and administrative expenses and non-recoverable expenses such as marketing, advertising, professional fees, and taxes-other.
(4)	UW Occupancy represents economic occupancy.

Escrows and Reserves. At origination of The Park Calabasas Mortgage Loan, the borrower deposited approximately (i) $510,222 into a reserve for real estate taxes and (ii) $225,085 into a reserve for insurance premiums.

Real Estate Taxes – On each monthly payment date, the borrower is required to deposit an amount equal to 1/12th of the annual real estate tax payments that the lender estimates will be payable during the next ensuing 12 months into the real estate tax reserve account (initially estimated to be approximately $85,037 monthly).

Insurance – The Park Calabasas Mortgage Loan documents require at the option of the lender, if the liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy, or the lender requires a separate policy, ongoing monthly deposits into the insurance reserve equal to 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies (initially estimated to be $32,155 monthly).

Replacement Reserve – On each monthly payment date, the borrower is required to deposit approximately $3,711 for replacements to The Park Calabasas Property.

TI/LC Reserve – On each monthly payment date the borrower is required to deposit approximately $27,833 into a reserve for future tenant improvements and leasing commissions.

Lockbox and Cash Management. The Park Calabasas Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each tenant at The Park Calabasas Property directing them to pay rent and other sums due to the lender-controlled lockbox account. The borrower is required to (or cause the property manager to) deposit all revenue derived from The Park Calabasas Property and received by the borrower or property manager into the lender-controlled lockbox account within two business days of receipt. All funds deposited into the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

Office – Suburban	Loan #6	Cut-off Date Balance:	$38,100,000
4500 Park Granada	The Park Calabasas	Cut-off Date LTV:	54.0%
Calabasas, CA 91302		UW NCF DSCR:	2.23x
		UW NOI Debt Yield:	17.1%

lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists and the lender elects in its sole discretion to deliver a restricted account notice, in which case all such funds will be required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with The Park Calabasas Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with The Park Calabasas Mortgage Loan documents are required to (x) if a Trigger Period exists, be deposited into an excess cash flow reserve account as additional collateral for The Park Calabasas Mortgage Loan, provided that (i) if the sole Trigger Period is due to a Specified Tenant Go Dark Period (as defined below) excess cash flow funds will not be required to be deposited into the excess cash flow reserve account if the funds in such account equal or exceed the product of (i) $75 multiplied by (ii) 96,944 (the “Go Dark Excess Cash Flow Exception”), and (ii) if the sole Trigger Period is due to a Republic Indemnity Renewal Period (as defined below) excess cash flow funds will not be required to be deposited into the excess cash flow reserve account if the funds in such account equal or exceed the product of (i) $60 multiplied by (ii) 41,325 (less any portion of the Republic Indemnity space that is re-tenanted in accordance with the Re-Tenanting Condition (as defined below)) (the “Republic Indemnity Excess Cash Flow Exception”) and (y) if no Trigger Period exists, or to the extent a Go Dark Excess Cash Flow Exception or a Republic Indemnity Excess Cash Flow Exception exists, be disbursed to the borrower. The borrower may request, and the lender will have the right to reasonably approve, disbursements from the excess cash flow reserve account to pay taxes and insurance premiums, leasing costs and operating expenses, to the extent insufficient funds exist in the related reserves. Upon an event of default under The Park Calabasas Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

“Re-Tenanting Condition” means, with respect to any new lease or sublease entered into by the borrower after the origination date, that such lease or sublease will (x) have a base rent equal to or more favorable to borrower than the base rent under the applicable lease(s) being replaced, (y) not provide for any free rent, rent abatement periods or allowances, unless such amounts have been deposited with the lender in a reserve account and (z) contain terms (including, without limitation, the lease term) that are equal to or more favorable to borrower than such terms are under the applicable lease(s) being replaced.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under The Park Calabasas Mortgage Loan documents, (ii) the debt service coverage ratio being less than 1.25x (provided, however, no Trigger Period will be deemed to exist pursuant to this clause (ii) during any period that the Collateral Cure Conditions (as defined below) are and remain satisfied) and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under The Park Calabasas Mortgage Loan documents, (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.30x for one calendar quarter, and (z) with regard to clause (iii) above, the Specified Tenant Trigger Period ceasing to exist.

“Collateral Cure Conditions” means (and will only be deemed satisfied for so long as) the borrower deposits funds into an account with the lender, in the form of cash or a letter of credit, which, in either case, will serve as additional collateral for The Park Calabasas Mortgage Loan, in an amount equal to the Collateral Deposit Amount (as defined below), and, thereafter, for so long as the borrower elects to satisfy the Collateral Cure Conditions in order to avoid a Trigger Period, on each calendar quarter anniversary of the date that the borrower made said deposit (or delivered said letter of credit), the borrower is required to deposit additional cash collateral or to increase the amount of the letter of credit to the extent required so that the amount on deposit with the lender is equal to the Collateral Deposit Amount.

“Collateral Deposit Amount” means an amount, which if such amount were to be applied to reduce the principal amount of The Park Calabasas Mortgage Loan , would cause the debt service coverage ratio to equal or exceed 1.30x.

“Specified Tenant” means, as applicable, (i) Wella Operations US LLC (and its successors and/or assigns), (ii) any other lessee of the Specified Tenant space or any portion thereof and (iii) any guarantor of a Specified Tenant lease.

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond any notice and cure periods set forth therein, (ii) other than in connection with a permitted dark event (generally a condition beyond the control of the tenant that lasts not more than 120 days), Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), and/or “going dark” in more than 50% of the Specified Tenant space (a “Specified Tenant Go Dark Period”), (iii) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant lease, including, without limitation, rejection in any bankruptcy or similar insolvency proceeding, and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Specified Tenant and (vi) Republic Indemnity failing to extend or renew the Republic Indemnity lease on or prior to October 30, 2029 for a term of at least five years (a “Republic Indemnity Renewal Period”), and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below) or (2) the borrower leasing or subleasing the entire Specified Tenant space (or applicable portion thereof), pursuant to one or more leases (or subleases) which satisfy the Re-Tenanting Condition and are in accordance with the applicable terms and conditions of The Park Calabasas Mortgage Loan documents, the applicable tenant(s) under such lease(s) (or subleases) being in actual, physical occupancy of the space demised, each such lease (or sublease) has commenced and a rent commencement date has been established.

“Specified Tenant Cure Conditions” means each of the following, as applicable, that the applicable Specified Tenant (i) has cured all defaults under the applicable Specified Tenant lease, (ii) is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and unless a permitted dark event is ongoing with respect to the applicable Specified Tenant, not “dark” in the Specified Tenant space (or applicable portion thereof) (iii) has revoked or rescinded all termination or cancellation notices of the Specified Tenant lease, (iv) in the event the Specified Tenant Trigger Period is due to a Republic Indemnity Renewal Period, has renewed or extended the Republic Indemnity lease in accordance with the terms of The Park Calabasas Mortgage Loan documents for a term of at least five years, (v) is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant Lease pursuant to a final, non-appealable order of a court of competent jurisdiction, and (vi) is paying full, unabated rent under the applicable lease.

Terrorism Insurance. The borrower is required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the lesser of (i) the full replacement cost of The Park Calabasas Property and (ii) $80,400,000, and business interruption insurance that includes coverage for terrorism for a period of twelve months and contains an extended period of indemnity for up to twelve months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$29,700,000
130 Roosevelt Way	The Roosevelt New Orleans	Cut-off Date LTV:	53.5%
New Orleans, LA 70112		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	15.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$29,700,000
130 Roosevelt Way	The Roosevelt New Orleans	Cut-off Date LTV:	53.5%
New Orleans, LA 70112		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	15.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

Mortgage Loan No. 7 – The Roosevelt New Orleans

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	New Orleans, LA 70112
Original Balance(1):	$29,700,000			General Property Type:	Hospitality
Cut-off Date Balance(1):	$29,700,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	5.0%			Title Vesting(4):	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	1893/2019
Borrower Sponsor:	AVR Enterprises LLC			Size:	504 Rooms
Guarantor:	AVR Enterprises LLC			Cut-off Date Balance Per Room:	$257,937
Mortgage Rate:	6.8700%			Maturity Date Balance Per Room:	$257,937
Note Date:	6/30/2025			Property Manager:	Waldorf Astoria Management LLC
Maturity Date:	7/6/2030			Underwriting and Financial Information(1)
Term to Maturity:	60 months			UW NOI:	$20,303,668
Amortization Term:	0 months			UW NCF:	$16,966,806
IO Period:	60 months			UW NOI Debt Yield:	15.6%
Seasoning:	0 months			UW NCF Debt Yield:	13.1%
Prepayment Provisions:	L(24),D(29),O(7)			UW NOI Debt Yield at Maturity:	15.6%
Lockbox/Cash Mgmt Status(2):	Soft/Springing			UW NCF DSCR:	1.87x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$20,230,238 (3/31/2025 TTM)
Additional Debt Balance(1):	$100,300,000			2nd Most Recent NOI:	$17,640,551 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$19,034,524 (12/31/2023)
Reserves(3)				Most Recent Occupancy:	70.2% (3/31/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	69.3% (12/31/2024)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	68.6% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$243,000,000 (1/31/2025)
FF&E Reserve:	$0	Springing	NAP	Appraised Value Per Room:	$482,143
Ground Subleases Reserve:	$322,055	$0	NAP	Cut-off Date LTV Ratio:	53.5%
PIP Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio:	53.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$130,000,000	94.9%	Loan Payoff:	$135,590,278	99.0%
Sponsor Equity:	$6,923,267	5.1%	Closing Costs:	$1,010,935	0.7%
			Upfront Reserves:	$322,055	0.2%
Total Sources:	$136,923,267	100.0%	Total Uses:	$136,923,267	100.0%

(1)	The Roosevelt New Orleans Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate original principal balance of $130,000,000. The financial information presented in the chart above is based on The Roosevelt New Orleans Whole Loan (as defined below).
(2)	Prior to an Escrow Sweep Triggering Event (as defined below), the property manager collects property revenues and pays debt service and other property-related expenses. Quarterly distributions to the borrower due under the management agreement with Waldorf Astoria Management LLC (the “Property Manager”) are required to be deposited into the lockbox account. Upon the occurrence of an Escrow Sweep Triggering Event, property revenues must be deposited directly into the lockbox account. See "Lockbox and Cash Management" section, below.
(3)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(4)	An annex portion of The Roosevelt New Orleans Property (as defined below) attached to the main structure of The Roosevelt New Orleans Property, which includes two ballrooms, the spa, the pool and the pool bar (collectively, “The Roosevelt New Orleans Leasehold Component”) is subject to a ground lease. The Roosevelt New Orleans Whole Loan is secured by the borrower’s sub-leasehold interest in The Roosevelt New Orleans Leasehold Component and its fee simple interest in the remainder of The Roosevelt New Orleans Property. For a full description of the ground lease, see “Ground Lease” below.

The Mortgage Loan. The seventh largest mortgage loan (“The Roosevelt New Orleans Mortgage Loan”) is part of a whole loan (“The Roosevelt New Orleans Whole Loan”) secured by the borrower’s fee and leasehold interest in a 504-room full-service hotel located in New Orleans, Louisiana (“The Roosevelt New Orleans Property”). The Roosevelt New Orleans Whole Loan is evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $130,000,000. The Roosevelt New Orleans Whole Loan was co-originated by Barclays Capital Real Estate Inc. (“BCREI”) and Wells Fargo Bank, N.A. (“WFB”). The Roosevelt New Orleans Mortgage Loan is evidenced by the non-controlling A-5-1 Note with an original principal balance of $29,700,000.

The Roosevelt New Orleans Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C5 securitization trust until such time the controlling Note A-1 is securitized after which it will be serviced pursuant to the securitization trust to which Note A-1 is contributed. The relationship between the holders of The Roosevelt New Orleans Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$29,700,000
130 Roosevelt Way	The Roosevelt New Orleans	Cut-off Date LTV:	53.5%
New Orleans, LA 70112		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	15.6%

The Roosevelt New Orleans Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$30,000,000	$30,000,000	BCREI	Yes
A-2(1)	$27,500,000	$27,500,000	BCREI	No
A-3(1)	$22,000,000	$22,000,000	BCREI	No
A-4(1)	$5,000,000	$5,000,000	BCREI	No
A-5-1	$29,700,000	$29,700,000	WFCM 2025-5C5	No
A-5-2(1)	$15,800,000	$15,800,000	WFB	No
Whole Loan	$130,000,000	$130,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower is First Class Hotels, LLC, a single-purpose, Louisiana limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Roosevelt New Orleans Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is AVR Enterprises LLC, an affiliate of AVR Realty Company. Founded by Allan V. Rose, AVR Realty Company is a private real estate development, investment and management firm. AVR Realty Company is headquartered in New York and has a portfolio including hotels, multifamily apartments, retail centers, office buildings and ground-up developments that spans 20 states and over 70 cities. There is ongoing litigation involving controlling parties of AVR Enterprises LLC. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus for more information.

The Property. The Roosevelt New Orleans Property is a 504-room full-service hotel built in in 1893 and most recently renovated in 2019. The Roosevelt New Orleans Property consists of a 14-story tower, which houses the property’s hotel rooms and an annex portion of the property, which is subject to a ground lease and includes the spa, event space and rooftop pool. The borrower sponsor acquired The Roosevelt New Orleans Property in 2007 and subsequently invested approximately $145 million to renovate The Roosevelt New Orleans Property and reconstruct all interior components. The Roosevelt New Orleans Property reopened under the Waldorf Astoria brand as The Roosevelt New Orleans on July 1, 2009. In 2018 the borrower sponsor invested approximately $4.4 million in meeting space renovations and in 2019 the borrower sponsor invested approximately $13.0 million to update all guest rooms and complete a full corridor upgrade. In 2023-2024, the borrower sponsor began an approximately $6.4 million renovation intended to modernize all of the guest and service elevators in the building, and the borrower sponsor plans to invest an additional approximately $8.7 million in renovations through 2028, including the addition of an approximately 8,000 SF Waldorf Astoria club lounge and renovation of Teddy’s Café.

The Roosevelt New Orleans Property includes 244 king rooms, 88 king one-bedroom suites, 135 queen rooms, one queen one-bedroom suite and 36 additional suites branded Luxury (17 rooms), Waldorf (nine rooms), Astoria (seven rooms) and presidential (three rooms). Amenities at The Roosevelt New Orleans Property include nearly 65,000 SF of meeting and event space, a rooftop pool, two full-service restaurants (Fountain Lounge and Domenica), the Sazerac Bar, the Rooftop Bar at the Roosevelt and Teddy’s Café. The Roosevelt New Orleans Property also includes a full-service spa, a fitness center, a business center, a gift shop and 129 surface parking spaces. The Roosevelt New Orleans Property is managed by Waldorf Astoria Management LLC, an affiliate of Hilton Worldwide, with a management agreement expiration date of December 2032.

As of March 31, 2025, The Roosevelt New Orleans Property had a trailing 12-month occupancy of 70.2%, ADR of $313.68 and RevPAR of $220.14. According to the appraisal, demand segmentation for The Roosevelt New Orleans Property in 2024 was approximately 42% leisure, 33% meetings and group and 25% commercial.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of The Roosevelt New Orleans Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			The Roosevelt New Orleans Property(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2022	57.3%	$274.30	$157.13	61.9%	$301.32	$186.62	108.1%	109.9%	118.8%
12/31/2023	59.7%	$267.54	$159.75	68.6%	$282.75	$193.85	114.8%	105.7%	121.3%
12/31/2024	63.1%	$277.08	$174.87	69.3%	$297.26	$206.00	109.8%	107.3%	117.8%

Source: Industry Report, unless otherwise indicated.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The competitive set includes JW Marriott New Orleans, The Royal Sonesta New Orleans, The Windsor Court, Westin New Orleans, InterContinental New Orleans, Hotel Monteleone, and The Ritz-Carlton, New Orleans.
(3)	Based on operating statements provided by the borrower sponsor.

The Market. The Roosevelt New Orleans Property is located in New Orleans, Louisiana. According to the appraisal, New Orleans is predominately recognized as a tourist destination due to its multicultural heritage, music and cuisine. In addition to tourism, New Orleans is a significant logistics center due to its access to the Mississippi River, the Gulf of America and numerous railways. Additionally, New Orleans serves as an access point for offshore drilling rigs and an administrative hub for the companies that operate them. The Roosevelt New Orleans Property is located in the New Orleans CBD/French Quarter submarket of the greater New Orleans lodging market. Notable demand drivers in the neighborhood include the Ernest N. Morial Convention Center, the Caesars Superdome, which is located approximately 0.6 miles away and is home to the New Orleans Saints, and the Smoothie King Center, home to the New Orleans Pelicans. The Roosevelt New Orleans Property is located approximately 12 miles from Louis Armstrong International Airport.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$29,700,000
130 Roosevelt Way	The Roosevelt New Orleans	Cut-off Date LTV:	53.5%
New Orleans, LA 70112		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	15.6%

According to the appraisal, The Roosevelt New Orleans Property competes with three hotels on a primary level and four additional hotels on a secondary level. The appraisal noted one hotel that is currently under construction, Fairmont Hotel (250 keys) that is expected to be competitive with The Roosevelt New Orleans Property.

According to the appraisal, estimated 2025 population and average household income within a one-, three- and five-mile radii of The Roosevelt New Orleans Property were 16,307, 164,982 and 339,847 and $92,710, $89,109 and $92,187, respectively.

The following table presents certain information regarding competitive properties to The Roosevelt New Orleans Property:

Competitive Property Summary
Property	Year Built	Rooms	Leisure	Meeting & Group	Commercial
The Roosevelt New Orleans	1893(1)	504	42%	33%	25%
Ritz-Carl ton New Orleans	2000	528	35%	50%	15%
Windsor Court Hotel New Orleans	1984	313	50%	26%	24%
Hotel Monteleone New Orleans	1886	522	70%	20%	10%
Secondary Competition	Various	1,930	40%	40%	20%
Total/Wtd. Avg.		3,797	44%	37%	19%

Source: Appraisal
(1)	The Roosevelt New Orleans Property was originally built in 1893 but reopened in 2009 as The Roosevelt New Orleans following a gut renovation by the borrower sponsor.

Appraisal. The appraisal concluded to an “as-is” value for The Roosevelt New Orleans Property of $243,000,000 as of January 31, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated February 13, 2025, there was no evidence of any recognized environmental conditions at The Roosevelt New Orleans Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$29,700,000
130 Roosevelt Way	The Roosevelt New Orleans	Cut-off Date LTV:	53.5%
New Orleans, LA 70112		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	15.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Roosevelt New Orleans Property:

Cash Flow Analysis
	2022	2023	2024	TTM Mar 2025	UW	UW per Room
Occupancy	61.9%	68.6%	69.3%	70.2%	70.2%
ADR	$301.32	$282.75	$297.26	$313.68	$313.68
RevPAR	$186.62	$193.85	$206.00	$220.14	$220.14

Rooms Revenue	$34,330,047	$35,661,070	$37,999,619	$40,497,348	$40,497,348	$80,352
Food & Beverage	$20,487,138	$22,722,954	$21,392,222	$22,543,671	$22,543,671	$44,730
Other Income	$2,520,957	$2,560,293	$2,452,356	$2,477,408	$2,477,408	$4,915
Miscellaneous Income	$1,486,642	$1,498,245	$1,327,284	$1,218,805	$1,218,805	$2,418
Total Revenue	$58,824,784	$62,442,563	$63,171,481	$66,737,231	$66,737,231	$132,415

Room Expense	$7,151,542	$7,873,924	$7,854,255	$8,072,214	$8,072,214	$16,016
Food & Beverage Expense	$10,845,102	$12,334,732	$12,230,144	$12,578,908	$12,578,908	$24,958
Other Department Expense	$1,665,222	$1,743,906	$1,830,311	$1,875,856	$1,875,856	$3,722
Total Department Expenses	$19,661,865	$21,952,563	$21,914,710	$22,526,978	$22,526,978	$44,696
Gross Operating Income	$39,162,919	$40,490,000	$41,256,771	$44,210,253	$44,210,253	$87,719

Total Undistributed Expenses	$14,595,128	$15,758,274	$16,674,129	$16,957,171	$16,957,171	$33,645
Management Fee	$2,232,066	$1,924,585	$1,823,074	$1,937,379	$2,002,117	$3,972
Gross Operating Profit	$22,335,725	$22,807,142	$22,759,568	$25,315,704	$25,250,966	$50,101

Property Taxes	$1,071,340	$1,129,326	$1,668,824	$1,645,134	$1,645,134	$3,264
Insurance	$1,217,803	$2,335,737	$3,142,639	$3,132,777	$2,980,109	$5,913
Ground Rent	$307,555	$307,554	$307,554	$307,554	$322,055	$639
Total Operating Expenses	$2,596,698	$3,772,618	$5,119,017	$5,085,465	$4,947,298	$9,816

Net Operating Income	$19,739,027	$19,034,524(1)	$17,640,551(1)(2)	$20,230,238(2)	$20,303,668	$40,285
FF&E	$0	$0	$0	$0	$3,336,862	$6,621
Net Cash Flow	$19,739,027	$19,034,524	$17,640,551	$20,230,238	$16,966,806	$33,664

NOI DSCR	2.18x	2.10x	1.95x	2.23x	2.24x
NCF DSCR	2.18x	2.10x	1.95x	2.23x	1.87x
NOI Debt Yield	15.2%	14.6%	13.6%	15.6%	15.6%
NCF Debt Yield	15.2%	14.6%	13.6%	15.6%	13.1%

(1)	The decline in NOI between 2023 and 2024 was primarily attributable to a decrease in Food & Beverage Revenue and an increase in Insurance expenses.
(2)	The increase in NOI between 2024 and TTM Mar 2025 was primarily attributable to ADR increasing from $297.26 to $313.68 and an increase in Food & Beverage Revenue.

Escrows and Reserves.

Tax Escrows – The Roosevelt New Orleans Whole Loan documents require the borrower to deposit 1/12th of the estimated real estate taxes into a tax reserve. However, the borrower will not be required to make the monthly tax reserve deposit provided an Escrow Sweep Triggering Event has not occurred.

Insurance Escrows – The Roosevelt New Orleans Whole Loan documents require the borrower to deposit 1/12th of the estimated annual insurance premiums into an insurance reserve. However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) there is a blanket policy in place that is satisfactory to the lender, and (iii) the borrower provides the lender evidence of renewal of such policy and paid receipts for the insurance premiums at least 30 days prior to the expiration date of such policy.

FF&E Reserve – The Roosevelt New Orleans Whole Loan documents require ongoing monthly deposits in an amount equal to the greater of (i) the then-existing FF&E Reserve monthly deposit for the prior period or (ii) the greater of (a) 1/12th of 5% of the underwritten revenue for the prior fiscal year and (b) the amount required by the franchise agreement, initially $278,072. However, the borrower will not be required to make the monthly FF&E reserve deposit provided an Escrow Sweep Triggering Event has not occurred.

Ground Subleases Reserve – The Roosevelt New Orleans Whole Loan documents require an upfront deposit of $322,055 which represents one years’ worth of rent and all other charges which may be due collectively under the ground sublease and the ballroom lease.

PIP Reserve – The Roosevelt New Orleans Whole Loan documents require that on the date that any new PIP is imposed by the franchisor, the borrower is required to deposit within 5 days after receipt of notice from the franchisor with respect to such PIP work, cash or a letter of credit in an amount equal to 100% of the sum required to pay for such new PIP into a PIP reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$29,700,000
130 Roosevelt Way	The Roosevelt New Orleans	Cut-off Date LTV:	53.5%
New Orleans, LA 70112		U/W NCF DSCR:	1.87x
		U/W NOI Debt Yield:	15.6%

Lockbox and Cash Management. The Roosevelt New Orleans Whole Loan is structured with a soft lockbox and springing cash management. So long as an Escrow Sweep Triggering Event has not occurred, the property manager is required to deposit all amounts due to the borrower under the property management agreement after payment of all operating costs directly into the lockbox account. Upon the occurrence of an Escrow Sweep Triggering Event, the borrower or the property manager is required to direct all credit card banks with which the borrower has entered into clearance agreements for credit card receipts, and all credit card companies with which the borrower has entered into merchants’ agreements, to transfer all credit card receipts directly into the related lockbox account and all funds in the lockbox account are required to be swept to a lender-controlled cash management account and applied, provided that no event of default is continuing under The Roosevelt New Orleans Whole Loan, to fund debt service, reserves and operating expenses, with all excess cash flow to be held as additional collateral for The Roosevelt New Orleans Whole Loan. Prior to the first occurrence of a Cash Management Period (as defined below), or if, following the occurrence of a Cash Management Period, such Cash Management Period has been cured pursuant to The Roosevelt New Orleans Whole Loan documents, (i) funds in the lockbox account are required to be transferred to or at the direction of the borrower and (ii) the borrower is required to make monthly payments of principal and interest and monthly deposits directly to the lender as set forth in The Roosevelt New Orleans Whole Loan documents.

A “Cash Management Period” will commence upon the occurrence of the following:

(i)	an event of default;
(ii)	any bankruptcy action by the borrower, guarantor or the property manager;
(iii)	the date on which the management agreement has been terminated or expires, unless a Management Cure (as defined below) has been effectuated simultaneously therewith (an “Escrow Sweep Triggering Event”); or
(iv)	the debt service coverage ratio (“DSCR”) falling below 1.25x for two consecutive calendar quarters.

A Cash Management Period will end upon the occurrence of the following:

●	with regard to clause (i) above, upon the cure of such event of default;
●	with regard to clause (ii) above, but only with respect to a bankruptcy action by the property manager, if the borrower replaces the property manager with a qualified manager under an acceptable replacement management agreement;
●	with regard to clause (iii) above, the date upon which (A) either (i) the borrower has delivered to the lender evidence reasonably satisfactory to the lender that the manager has renewed or extended the management agreement pursuant to a renewal or extension agreement on terms reasonably acceptable to the lender, for a term of not less than three years past the maturity date, and otherwise in form and substance and upon terms reasonably acceptable to the lender or (ii) a management cure has been effectuated, and (B) if either (i) the replacement management agreement or (ii) the renewal or extension of the existing management agreement requires the borrower to enter into a PIP, the borrower will be required to have delivered the PIP deposit to the lender (an “Escrow Sweep Cure”); or
●	with regard to clause (iv) above, the DSCR has been equal to or greater than 1.30x for two consecutive calendar quarters.

“Management Cure” means either (A) (i) the borrower has entered into a replacement management agreement with a qualified franchise manager or qualified manager with The Roosevelt New Orleans Property operating as a qualified franchise (either pursuant to the replacement management agreement or a separate replacement franchise agreement), (ii) the borrower is not in default, beyond applicable notice and cure periods, under any of the terms, covenants or provisions of the management agreement or replacement management agreement, as applicable, and (iii) all sums due and payable to the manager, qualified franchise manager, or qualified manager, as applicable, under the management agreement or replacement Management agreement, as applicable, have been paid in full, or (B) the borrower (i) operates The Roosevelt New Orleans Property independent of any franchised brand or flag in a manner determined by the lender in its reasonable discretion to be consistent with the style, class and manner as The Roosevelt New Orleans was operated prior to the expiration or termination of the management agreement and (ii) delivers a rating agency confirmation to the lender.

Ground Lease. An annex portion of The Roosevelt New Orleans Property, which includes two ballrooms, the spa, the pool and the pool bar is subject to a ground lease (“The Roosevelt New Orleans Main Ground Lease”) which is subleased to the borrower pursuant to two subleases (“The Roosevelt New Orleans Subleases”). An affiliate of the borrower purchased the leased fee portion from The Administrators of the Tulane Educational Fund in 2016 and is the lessor under The Roosevelt New Orleans Main Ground Lease with Belmont Commons L.L.C., an unaffiliated third party, as lessee.

The borrower subleases The Roosevelt New Orleans Leasehold Component from Belmont Commons L.L.C. pursuant to The Roosevelt New Orleans Subleases, which have combined annual payments of $322,055. The Roosevelt New Orleans Main Ground Lease and The Roosevelt New Orleans Subleases are co-terminus, expiring September 30, 2049. The borrower-affiliated lessor under The Roosevelt New Orleans Main Ground Lease has agreed to enter into a direct lease with the borrower upon expiration or earlier termination of The Roosevelt New Orleans Main Ground Lease and The Roosevelt New Orleans Subleases, including provision for an extension of such direct lease term to December 31, 2060.

Terrorism Insurance. The Roosevelt New Orleans Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of The Roosevelt New Orleans Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$27,476,034
4151 Centreport Drive	Marriott Dallas Fort Worth Airport South	Cut-off Date LTV:	45.4%
Fort Worth, TX 76155		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	15.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$27,476,034
4151 Centreport Drive	Marriott Dallas Fort Worth Airport South	Cut-off Date LTV:	45.4%
Fort Worth, TX 76155		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	15.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Mortgage Loan No. 8 – Marriott Dallas Fort Worth Airport South

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Fort Worth, TX 76155
Original Balance:	$27,500,000			General Property Type:	Hospitality
Cut-off Date Balance:	$27,476,034			Detailed Property Type:	Full Service
% of Initial Pool Balance:	4.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2000/2018-2020
Borrower Sponsors(1):	Various			Size:	302 Rooms
Guarantor:	CSC Holdings, LLC			Cut-off Date Balance Per Room:	$90,980
Mortgage Rate:	6.6880%			Maturity Date Balance Per Room:	$86,025
Note Date:	5/28/2025			Property Manager:	Crestview Management, LLC
Maturity Date:	6/11/2030				(borrower-related)
Term to Maturity:	60 months
Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$4,374,385
Seasoning:	1 month			UW NCF:	$3,811,113
Prepayment Provisions:	L(25),D(28),O(7)			UW NOI Debt Yield:	15.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	13.9%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	16.8%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.79x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$4,910,543 (3/31/2025 TTM)
Reserves(2)				2nd Most Recent NOI:	$4,545,714 (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$5,519,469 (12/31/2023)
RE Taxes:	$525,018	$87,504	NAP	Most Recent Occupancy:	54.3% (3/31/2025)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	54.4% (12/31/2024)
FF&E Reserve:	$0	$46,818	NAP	3rd Most Recent Occupancy:	69.2% (12/31/2023)
Seasonality Reserve:	$560,000	Springing	$560,000	Appraised Value (as of):	$60,500,000 (4/28/2025)
Replacement Comfort Letter Reserve:	$2,500	$0	NAP	Appraised Value Per Room:	$200,331
PIP Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio:	45.4%
				Maturity Date LTV Ratio:	42.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,500,000	100.0%	Loan Payoff(3):	$25,083,626	91.2%
			Upfront Reserves:	$1,087,518	4.0%
			Return of Equity(3):	$1,052,883	3.8%
			Closing Costs:	$275,973	1.0%
Total Sources:	$27,500,000	100.0%	Total Uses:	$27,500,000	100.0%

(1)	See “The Borrower and the Borrower Sponsors” section below for further discussion of the borrower sponsors.
(2)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(3)	The Loan Payoff and Return of Equity are shown excluding an approximately $4,165,111 credit for existing escrow/reserve funds on deposit with the servicer that was applied to the loan balance at maturity.

The Mortgage Loan. The eighth largest mortgage loan (the “Marriott Dallas Fort Worth Airport South Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $27,500,000 and secured by the fee interest in a 302-room full-service hotel located in Fort Worth, Texas (the “Marriott Dallas Fort Worth Airport South Property”).

The Borrower and the Borrower Sponsors. The borrower is CP DFW Airport, LLC, a single-purpose, Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Dallas Fort Worth Airport South Mortgage Loan.

The borrower sponsors are William J. Yung III, Martha Yung, William J. Yung IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Christensen and Scott A. Yung. The non-recourse carveout guarantor is CSC Holdings, LLC, an affiliate of Columbia Sussex Corporation (“CSC”). Founded in 1972, CSC is a privately owned hospitality company headquartered in Crestview Hills, Kentucky. CSC currently owns 42 hotels across 18 states with major hospitality brands including Marriott, Hilton, and Hyatt.

A CSC affiliate declared bankruptcy in 2008. In addition, CSC has had numerous foreclosures and deeds in lieu since 2009. For additional information please see “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus. The Marriott Dallas Fort Worth Airport South Mortgage Loan documents require that the guarantor maintain a minimum net worth and liquidity of $27.50 million and $2.75 million, respectively.

The Property. The Marriott Dallas Fort Worth Airport South Property is an eight-story, 302-room, full-service hotel located approximately 3.0 miles to the west of Dallas Fort Worth International Airport. Situated on an approximately 8.53-acre site, the Marriott Dallas Fort Worth Airport South Property was built

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$27,476,034
4151 Centreport Drive	Marriott Dallas Fort Worth Airport South	Cut-off Date LTV:	45.4%
Fort Worth, TX 76155		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	15.9%

in 2000 and renovated between 2018 and 2020. The borrower sponsors acquired the Marriott Dallas Fort Worth Airport South Property in 2019 and completed an approximately $9.4 million (approximately $31,101 per key) renovation that began under prior ownership (and funded by prior ownership) in 2018 which consisted primarily of new FF&E, among various other upgrades, including the relocation of the M Club lounge to the ground level. The borrower sponsors invested an additional approximately $1.6 million (approximately $5,403 per key) for a change-of-ownership PIP that was completed in 2020. Amenities at the property include a restaurant, coffee shop, M Club concierge lounge, approximately 12,593 SF of meeting space, indoor swimming pool, fitness center, business center, complimentary airport shuttle, and a sundries shop. The Marriott Dallas Fort Worth Airport South Property guestroom configuration consists of 203 standard king rooms, 91 double/double rooms, and 8 king suites. As of May 29, 2025, the hotel was rated 4.2 stars and #11 of 146 hotels in Fort Worth per TripAdvisor. The Marriott Dallas Fort Worth Airport South Property is operating under the Marriott flag with a franchise agreement expiring July 2039.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Marriott Dallas Fort Worth Airport South Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Marriott Dallas Fort Worth Airport South Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023 TTM	69.8%	$150.51	$105.06	69.2%	$169.18	$117.04	99.1%	112.4%	111.4%
12/31/2024 TTM	65.5%	$154.60	$101.26	54.4%	$174.14	$94.72	83.0%	112.6%	93.5%
3/31/2025 TTM	65.3%	$155.17	$101.33	54.3%	$173.19	$94.05	83.2%	111.6%	92.8%

Source: Industry Report, unless otherwise indicated.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The competitive set includes the Embassy Suites DFW Airport South, Hilton Arlington, Crowne Plaza Suites Arlington, Dallas/Fort Worth Airport Marriott, Holiday Inn Dallas Fort Worth Airport South, and Hilton Garden Inn Dallas Fort Worth Airport South.

The Market. The Marriott Dallas Fort Worth Airport South Property is located in Fort Worth, Texas, approximately 3.0 miles to the west of Dallas Fort Worth International Airport. The property is located approximately 1.5 miles south of Highway 183, which provides access to Downtown Fort Worth (23.0 miles to the west of the property) and Downtown Dallas (18.0 miles to the east of the property). The Marriott Dallas Fort Worth Airport South Property is also proximate to numerous leisure demand generators are Six Flags Over Texas, Hurricane Harbor, Globe Life Field, Choctaw Stadium, AT&T Stadium, and American Airlines Headquarters. The Marriott Dallas Fort Worth Airport South Property’s 2024 demand segmentation was 50% Commercial, 18% Group and 32% leisure.

According to the appraisal, the 2024 estimated population within a two-, five- and 10-mile radius of the Marriott Dallas Fort Worth Airport South Property was 30,667, 255,581, and 947,602 respectively, and the median household income for the same radii was $63,257, $62,472, and $67,449 respectively.

According to a third-party report, the Marriott Dallas Fort Worth Airport South Property is located in the Bedford/Grapevine submarket, which is within the Fort Worth/Arlington – TX USA market. According to a third-party report, the Bedford/Grapevine submarket is comprised of 66 hotel properties and 10,751 rooms in total. As of May 2025, the Bedford/Grapevine submarket had a trailing-twelve-month occupancy, ADR and RevPAR of 69.3%, $161.79 and $112.15, respectively.

The following table presents competitive properties to the Marriott Dallas Fort Worth Airport South Property:

Competitive Property Summary
Property	Year Built	Rooms	Commercial	Group	Leisure
Marriott Dallas Fort Worth Airport South	2000	302	50%	18%	32%
Embassy Suites DFW Airport South	1985	305	45%	15%	40%
Hilton Arlington	1983	308	50%	20%	30%
Crowne Plaza Suites Arlington	1986	200	45%	20%	35%
Dallas/Fort Worth Airport Marriott	1982	499	55%	20%	25%
Holiday Inn Dallas Fort Worth Airport South	2008	143	40%	15%	45%
Hilton Garden Inn DFW Airport South	2005	151	45%	15%	40%
Total/Wtd. Avg.	1990	1,908	48.8%	18.1%	33.0%

Source: Appraisal

Appraisal. The appraisal concluded to an “as-is” value for the Marriott Dallas Fort Worth Airport South Property of $60,500,000 as of April 28, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated May 8, 2025, there was no evidence of any recognized environmental conditions at the Marriott Dallas Fort Worth Airport South Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$27,476,034
4151 Centreport Drive	Marriott Dallas Fort Worth Airport South	Cut-off Date LTV:	45.4%
Fort Worth, TX 76155		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	15.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Marriott Dallas Fort Worth Airport South Property:

Cash Flow Analysis
	2022	2023	2024	TTM Mar 2025	UW	UW per Room
Occupancy(1)(2)	53.8%	69.2%	54.4%	54.3%	54.3%
ADR(2)	$159.69	$169.72	$175.50	$174.55	$174.55
RevPAR(2)	$85.96	$117.41	$95.45	$94.79	$94.79

Rooms Revenue	$9,475,878	$12,942,488	$10,550,741	$10,449,206	$10,449,206	$34,600
Food & Beverage	$2,798,238	$3,572,099	$3,113,297	$3,475,305	$3,475,305	$11,508
Other Income	$121,920	$182,135	$143,411	$157,298	$157,298	$521
Total Revenue	$12,396,036	$16,696,722	$13,807,449	$14,081,809	$14,081,809	$46,629

Room Expense	$2,635,809	$3,144,069	$2,572,687	$2,464,228	$2,464,228	$8,160
Food & Beverage Expense	$1,379,512	$1,911,822	$1,418,355	$1,481,794	$1,481,794	$4,907
Other Department Expense	$27,931	$33,399	$28,324	$27,450	$27,450	$91
Total Department Expenses	$4,043,252	$5,089,289	$4,019,366	$3,973,472	$3,973,472	$13,157
Gross Operating Income	$8,352,784	$11,607,433	$9,788,083	$10,108,337	$10,108,337	$33,471

Total Undistributed Expenses	$4,154,119	$4,888,782	$4,431,805	$4,409,893	$4,426,579	$14,658
Gross Operating Profit	$4,198,664	$6,718,651	$5,356,278	$5,698,444	$5,681,758	$18,814

Property Taxes	$478,821	$978,262	$544,788	$515,774(1)	$1,050,042(1)	$3,477
Other Fixed Expenses	$0	$0	$0	$0	$46,611	$154
Insurance	$170,908	$220,920	$265,776	$272,127	$210,720	$698
Total Operating Expenses	$8,847,101	$11,177,253	$9,261,735	$9,171,266	$9,707,424	$32,144

Net Operating Income(1)	$3,548,935	$5,519,469	$4,545,714	$4,910,543	$4,374,385	$14,485
FF&E	$0	$0	$0	$0	$563,272	$1,865
Net Cash Flow	$3,548,935	$5,519,469	$4,545,714	$4,910,543	$3,811,113	$12,620

NOI DSCR	1.67x	2.60x	2.14x	2.31x	2.06x
NCF DSCR	1.67x	2.60x	2.14x	2.31x	1.79x
NOI Debt Yield	12.9%	20.1%	16.5%	17.9%	15.9%
NCF Debt Yield	12.9%	20.1%	16.5%	17.9%	13.9%

(1)	The increase in Occupancy and NOI from 2022 to 2023 and subsequent decrease from 2023 to 2024 and TTM Mar 2025 was primarily due to a non-recurring, one-year contract with American Airlines at the Marriott Dallas Fort Worth Airport South Property that ended in early 2024 to house rehired pilots, flight attendants, and other employees for interviews and trainings. The decrease in NOI from TTM Mar 2025 to UW NOI is primarily due to real estate taxes being underwritten based on the preliminary assessment for 2025. The borrower sponsor is pursuing a tax appeal for 2025
(2)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Marriott Dallas Fort Worth Airport South Property are attributable in part to variances in reporting methodologies and/or timing differences.

Escrows and Reserves.

Tax Escrows – The Marriott Dallas Fort Worth Airport South Mortgage Loan documents require an upfront deposit of $525,018 and ongoing monthly deposits of $87,504 for real estate taxes.

Insurance Escrows – The Marriott Dallas Fort Worth Airport South Mortgage Loan documents require the borrower to deposit 1/12th of the estimated annual insurance premiums into an insurance reserve. However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) there is a blanket policy in place that is satisfactory to the lender, and (iii) the borrower provides the lender evidence of renewal of such policy and paid receipts for the insurance premiums at least 30 days prior to the expiration date of such policy.

FF&E Reserve – The Marriott Dallas Fort Worth Airport South Mortgage Loan documents require ongoing monthly deposits in an amount equal to the greater of (i) the then-existing FF&E Reserve monthly deposit for the prior period or (ii) the greater of (a) 1/12th of 4% of the underwritten revenue for the prior fiscal year and (b) the amount required by the franchise agreement, initially $46,818.

Seasonality Reserve –The Marriott Dallas Fort Worth Airport South Mortgage Loan documents require an upfront deposit of $560,000 (the “Seasonality Reserve Required Annual Balance”). These funds may be used for disbursements to or for the payment of any part of the monthly debt service payments occurring in September and/or January, to the extent that there is insufficient cash flow from the Marriott Dallas Fort Worth Airport South Property to make the monthly debt service payment. The lender may adjust the Seasonality Reserve Required Annual Balance (and thus the Seasonality Reserve Deposit Amount (as defined below)), upon notice to the borrower, to an amount equal to the shortfall in revenue from the Marriott Dallas Fort Worth Airport South Property to cover the debt service at a debt service coverage ratio (“DSCR”) of 1.30x, as calculated by the lender based on actual operations from the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$27,476,034
4151 Centreport Drive	Marriott Dallas Fort Worth Airport South	Cut-off Date LTV:	45.4%
Fort Worth, TX 76155		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	15.9%

prior 12 months. On each monthly payment date occurring in February, March, April, May and June, the borrower is required to deposit with the lender an amount equal to 1/5th of the Seasonality Reserve Required Annual Balance, initially $560,000 (the “Seasonality Reserve Deposit Amount”), provided, however, that the borrower is only required to make these deposits if the funds on deposit in the Seasonality Reserve are less than the Seasonality Reserve Required Annual Balance, initially $112,000.

Replacement Comfort Letter Reserve – The Marriott Dallas Fort Worth Airport South Mortgage Loan documents require an upfront deposit of $2,500 for paying any costs and fees associated with obtaining one or more replacement or reissued franchisor comfort letters as determined by the lender to be necessary or appropriate in connection with any secondary market transaction.

PIP Reserve – The Marriott Dallas Fort Worth Airport South Mortgage Loan documents require that on the date that any new PIP is imposed by the franchisor, the borrower is required to deposit within 15 days after receipt of notice from the franchisor with respect to such PIP work, cash or a letter of credit in an amount equal to 100% of the sum required to pay for such new PIP into a PIP reserve.

Lockbox and Cash Management. The Marriott Dallas Fort Worth Airport South Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each of the credit card companies with which borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to borrower under the applicable credit card processing agreement. The borrower is required to (or cause the property manager to) deposit all revenue generated by the Marriott Dallas Fort Worth Airport South Property into the lender-controlled lockbox account within three business days. All funds deposited into the lockbox are required to be transferred on each business day to the borrower unless a Cash Trap Event Period (as defined below) exists. Upon the occurrence and during the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Marriott Dallas Fort Worth Airport South Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Marriott Dallas Fort Worth Airport South Mortgage Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Marriott Dallas Fort Worth Airport South Mortgage Loan.

A “Cash Trap Event Period” will commence upon the occurrence of the following:

(v)	an event of default; or
(vi)	the DSCR falling below 1.25x, tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, upon the cure of such event of default; or
(ii)	with regard to clause (ii) above, upon the DSCR has been equal to or greater than 1.25x for one calendar quarter.

Right of First Offer/Right of First Refusal. Marriott International, Inc., as franchisor, has a conditional Right of First Refusal (“ROFR”) to acquire the Marriott Dallas Fort Worth Airport South Property if there is a transfer of the hotel or controlling direct or indirect interest in the borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of the franchisor comprising at least 10 luxury hotels, 20 full-service hotels or 50 limited-service hotels). The ROFR is not extinguished by foreclosure or deed in lieu thereof, and if there is a transfer to a competitor by foreclosure, or if the franchisee or its affiliates become a competitor, the franchisor has the right to purchase the hotel upon notice to the franchisee. The franchisor comfort letter provides that, if the lender exercises remedies against the franchisee, the lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not a competitor or a competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

Terrorism Insurance. The Marriott Dallas Fort Worth Airport South Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Marriott Dallas Fort Worth Airport South Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$21,000,000
920 Providence Highway	The Dior	Cut-off Date LTV:	62.5%
Dedham, MA 02026		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	7.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$21,000,000
920 Providence Highway	The Dior	Cut-off Date LTV:	62.5%
Dedham, MA 02026		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	7.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

Mortgage Loan No. 9 – The Dior

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		AREF2		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):		NR/NR/NR		Location:	Dedham, MA 02026
Original Balance:		$21,000,000		General Property Type:	Multifamily
Cut-off Date Balance:		$21,000,000		Detailed Property Type:	Mid Rise
% of Initial Pool Balance:		3.5%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2021/NAP
Borrower Sponsor(1):		Ralph Vacca		Size:	48 Units
Guarantor(1):		Ralph Vacca		Cut-off Date Balance per Unit:	$437,500
Mortgage Rate:		6.3500%		Maturity Date Balance per Unit:	$437,500
Note Date:		5/30/2025		Property Manager:	Self-managed
Maturity Date:		6/11/2030
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$1,630,577
IO Period:		60 months		UW NCF:	$1,617,347
Seasoning:		1 month		UW NOI Debt Yield:	7.8%
Prepayment Provisions:		L(25),D(31),O(4)		UW NCF Debt Yield:	7.7%
Lockbox/Cash Mgmt Status:		Soft/Springing		UW NOI Debt Yield at Maturity:	7.8%
Additional Debt Type:		NAP		UW NCF DSCR:	1.20x
Additional Debt Balance:		NAP		Most Recent NOI:	$1,498,796 (3/31/2025 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$1,481,529 (12/31/2024)
				3rd Most Recent NOI:	$1,018,334 (12/31/2023)
Reserves(2)				Most Recent Occupancy(3):	97.9% (6/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	90.4% (12/31/2024)
RE Tax Reserve:	$46,897	$15,632	NAP	3rd Most Recent Occupancy(3):	83.5% (12/31/2023)
Insurance Reserve:	$6,657	$3,328	NAP	Appraised Value (as of):	$33,600,000 (4/14/2025)
Replacement Reserve:	$0	$1,102	NAP	Appraised Value per Unit:	$700,000
Outstanding TI/LC:	$90,000	$0	NAP	Cut-off Date LTV Ratio:	62.5%
Free Rent Reserve:	$31,250	$0	NAP	Maturity Date LTV Ratio:	62.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$21,000,000	99.4%	Loan Payoff:	$19,801,497	93.7%
Sponsor Equity:	$134,846	0.6%	Closing Costs:	$1,158,545	5.5%
			Reserves:	$174,804	0.8%

Total Sources:	$21,134,846	100.0%	Total Uses:	$21,134,846	100.0%
(1)	In addition to standard non-recourse carveouts, Ralph Vacca provided a partial payment guaranty in the amount of $2,150,000.
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(3)	Occupancies represent the average occupancy in each respective year, except for Most Recent Occupancy which is as of the rent roll date of June 1, 2025.

The Mortgage Loan. The ninth largest mortgage loan (“The Dior Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $21,000,000 and secured by the borrower’s fee simple interest in a 48 unit mid rise multifamily property in Dedham, Massachusetts (“The Dior Property”).

The Borrower and the Borrower Sponsor. The borrower is ACP Dedham Properties, LLC, a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsor and non-recourse carveout guarantor is Ralph Vacca. Ralph Vacca is a commercial construction developer with over 25 years of experience managing multimillion dollar construction projects. Ralph Vacca currently owns seven properties totaling 164 units and over 10,000 square feet of commercial space in the Massachusetts market. In addition to standard non-recourse carveouts, Ralph Vacca provided a partial payment guaranty in the amount of $2,150,000.

The Property. The Dior Property is a 48-unit mid rise multifamily property located in Dedham, Massachusetts approximately 18 miles southwest of downtown Boston. The Dior Property was constructed by the borrower sponsor in 2021 and consists of a four-story residential tower with 8,197 square feet of ground-level retail space situated on a 1.29-acre site. The Dior Property features amenities such as a rooftop deck, a lounge, a mailroom, 24/7 property surveillance and garage parking included in rent. Unit amenities include stainless steel appliances, in-unit washer/dryer, a dishwasher, granite countertops and custom cabinets. The unit mix includes 35 one-bedroom floorplans and 13 two-bedroom floorplans with a weighted average unit size of 949 square feet. The Dior Property features 97 parking spaces in a two-level covered parking garage, resulting in a parking ratio of 2.02 spaces per unit.

As of June 1, 2025, the multifamily units at The Dior Property were 97.9% occupied. The Dior Property completed initial lease-up in 2022 and averaged an occupancy rate of 90.6% from January 2023 through June 2025. The ground floor retail space, accounting for 20.4% of underwritten income, contains a total of 8,197 square feet across four suites that were 82.9% occupied by three tenants as of June 1, 2025, including a medical spa, a veterinarian and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$21,000,000
920 Providence Highway	The Dior	Cut-off Date LTV:	62.5%
Dedham, MA 02026		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	7.8%

a tattoo removal clinic. The vacant suite is leased by a medical spa tenant that is current on rent but is not occupying the space and was underwritten as vacant. The unit mix at The Dior Property is summarized in the table below:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
One Bedroom	35	35	100.0%	841	29,424	$2,686	$2,659
Two Bedroom	13	12	92.3%	1,240	16,116	$3,509	$3,527
Total/Wtd. Avg.	48	47	97.9%	949	45,540	$2,909	$2,894

(1)	Based on the underwritten rent roll dated June 1, 2025.
(2)	Monthly Average Rent per Unit is based on occupied units only.
(3)	Source: Appraisal.

The Market. The Dior Property is located in Dedham, Massachusetts, approximately 18 miles southwest of downtown Boston. Primary access is provided by Interstate 95, which is located less than a half mile away and provides access to the greater New England area. Additionally, the Franklin/Foxboro line of the Massachusetts Bay Transportation Authority commuter rail system is located approximately 2.5 miles away, which provides service to downtown Boston and Providence, Rhode Island. The Dior Property is located adjacent to Legacy Place, a 675,000 square foot open-air shopping and dining center with a tenancy that includes national retailers such as Whole Foods, Apple, Nike, Lululemon, Shake Shack, Sweetgreen and Sephora. The Boston metropolitan area is home to several top-tier universities, including MIT, Harvard, Brown, Boston University, Boston College, University of Massachusetts and Northeastern University. Major corporations headquartered in the Boston metropolitan area include Liberty Mutual, The TJX Companies, General Electric, Raytheon, State Street and Dell EMC.

According to the appraisal, the 2024 estimated population within a one-, three- and five-mile radius of The Dior Property was 6,801, 69,147 and 215,389, respectively. The 2024 estimated average median household income within the same radii was approximately $133,497, $112,381 and $120,065, respectively.

According to the appraisal, The Dior Property is located in the West Norfolk County submarket within the Boston MSA apartment market. As of the fourth quarter of 2024, the West Norfolk County apartment submarket reported a total inventory of 20,368 units, an occupancy rate of 94.8% and an average rental rate of $2,810 per unit. As of the fourth quarter of 2024, 160 units were under construction in the West Norfolk County submarket and 0 units had been delivered within the preceding four quarters. The appraisal concluded to market rents of $2,659 for one-bedroom units and $3,527 for two-bedroom units at The Dior Property.

The following table presents recent multifamily leasing data at comparable properties with respect to The Dior Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built/Renovated	# Units	Occupancy	Unit Mix	In-Place Monthly Rent per Unit
The Dior Dedham, MA	2021/NAP	48	97.9%(2)	1BR	$2,686(2)
				2BR	$3,509(2)
Jefferson at Dedham Station Dedham, MA	2006/NAP	978	93.0%	1BR	$2,691
				2BR	$3,697
Parkway Apartments Boston, MA	2022/NAP	254	92.5%	1BR	$2,655
				2BR	$3,546
The Aven at Newton Highlands Newton, MA	2003/NAP	294	91.0%	1BR	$3,040
				2BR	$3,540
Metromark Apartments Boston, MA	2016/NAP	283	96.0%	1BR	$2,647
				2BR	$3,212
The Avens at Dedham Station Dedham, MA	2007/NAP	285	95.0%	1BR	$3,083
				2BR	$3,560
Velo Forest Hills Boston, MA	2020/NAP	250	92.0%	1BR	$2,923
				2BR	$4,114

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated June 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$21,000,000
920 Providence Highway	The Dior	Cut-off Date LTV:	62.5%
Dedham, MA 02026		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	7.8%

Appraisal. The appraisal concluded to an “As Is” value for The Dior Property of $33,600,000 as of April 14, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated April 11, 2025, there was no evidence of any recognized environmental conditions at The Dior Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Dior Property:

Cash Flow Analysis
	2023	2024	3/31/2025 TTM	UW	UW Per Unit
Gross Potential Rent	$1,349,903	$1,521,424	$1,507,239	$1,677,177	$34,941
Commercial Income	$89,962	$269,194	$286,849	$408,912	$8,519
Vacancy, Credit Loss & Concessions	$0	$0	$0	($83,859)	($1,747)
Effective Gross Income	$1,439,865	$1,790,618	$1,794,088	$2,002,230	$41,713

Taxes	$41,165	$147,027	$158,842	$170,657	$3,555
Insurance	$28,182	$35,470	$35,460	$39,939	$832
Other Operating Expenses	$352,184	$126,592	$100,990	$161,057	$3,355
Total Operating Expenses	$421,531	$309,089	$295,292	$371,654	$7,743

Net Operating Income	$1,018,334	$1,481,529	$1,498,796	$1,630,577	$33,970
Capital Expenditures	$0	$0	$0	$13,230	$276
Net Cash Flow	$1,018,334	$1,481,529	$1,498,796	$1,617,347	$33,695

Occupancy %(1)	83.5%	90.4%	97.9%	95.0%
NOI DSCR	0.75x	1.10x	1.11x	1.21x
NCF DSCR	0.75x	1.10x	1.11x	1.20x
NOI Debt Yield	4.8%	7.1%	7.1%	7.8%
NCF Debt Yield	4.8%	7.1%	7.1%	7.7%

(1)	Occupancy % represents the average occupancy of the multifamily units only, except for 3/31/2025 TTM which is as of the rent roll date of June 1, 2025. UW occupancy reflects economic occupancy.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $46,897 for real estate taxes, (ii) $6,657 for insurance premiums, (iii) $90,000 for outstanding TI/LC reserves and (iv) $31,250 for free rent reserves.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $15,632.

Insurance – On a monthly basis, the borrower is required to escrow 1/12th of the insurance premiums that the lender estimates will be payable during the next 12 months, which currently equates to approximately $3,328.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $1,102 for replacement reserves.

Lockbox and Cash Management. The Dior Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower is required to cause all rents received by the borrower or property manager to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are remitted daily to the borrower at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account daily to be applied and disbursed in accordance with The Dior Mortgage Loan documents. During the continuance of a Cash Management Period, all available cash remaining after the required applications and disbursements will be held in a lender-controlled subaccount.

A “Cash Management Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default; or
(ii)	the debt service coverage ratio falling below 1.10x as of the end of any calendar quarter;

A Cash Management Period will end upon the occurrence of the following:

•	with regard to clause (i), the cure of such event of default and no other event of default has occurred and is continuing; or
•	with regard to clause (ii), the net operating income debt service coverage ratio (based on the trailing 12-month period as calculated by the lender) is at least 1.15x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Multifamily – Mid Rise	Loan #9	Cut-off Date Balance:	$21,000,000
920 Providence Highway	The Dior	Cut-off Date LTV:	62.5%
Dedham, MA 02026		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	7.8%

Terrorism Insurance. The Dior Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of The Dior Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$20,250,000
111 East Avenue	111 on East Apartments	Cut-off Date LTV:	64.8%
Rochester, NY 14604		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$20,250,000
111 East Avenue	111 on East Apartments	Cut-off Date LTV:	64.8%
Rochester, NY 14604		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

Mortgage Loan No. 10 – 111 on East Apartments

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Rochester, NY 14604
Original Balance:	$20,250,000			General Property Type:	Multifamily
Cut-off Date Balance:	$20,250,000			Detailed Property Type:	High Rise
% of Initial Pool Balance:	3.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1921/2024
Borrower Sponsors:	Moshe Bloorian, Jacob Herskowitz and Yeshaya Cohen			Size:	247 Units
Guarantors:	Moshe Bloorian, Jacob Herskowitz and Yeshaya Cohen			Cut-off Date Balance per Unit:	$81,984
Mortgage Rate:	7.3650%			Maturity Date Balance per Unit:	$81,984
Note Date:	4/30/2025			Property Manager:	Greyhill Management Group LLC (borrower-related)
Maturity Date:	5/6/2030
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$1,975,044
IO Period:	60 months			UW NCF:	$1,900,944
Seasoning:	2 months			UW NOI Debt Yield:	9.8%
Prepayment Provisions:	L(26),D(30),O(4)			UW NCF Debt Yield:	9.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	9.8%
Additional Debt Type:	NAP			UW NCF DSCR:	1.26x
Additional Debt Balance:	NAP			Most Recent NOI(2):	$1,894,393 (3/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(2):	$1,474,013 (12/31/2023)
				3rd Most Recent NOI:	$1,347,534 (12/31/2022)
Reserves(1)				Most Recent Occupancy:	97.2% (3/29/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	NAV
RE Tax Reserve:	$300,633	$42,948	NAP	3rd Most Recent Occupancy(3):	NAV
Insurance Reserve:	$26,380	$13,190	NAP	Appraised Value (as of):	$31,250,000 (2/21/2025)
Replacement Reserve:	$500,960	$6,175	NAP	Appraised Value per Unit:	$126,518
Deferred Maintenance:	$14,563	$0	NAP	Cut-off Date LTV Ratio:	64.8%
				Maturity Date LTV Ratio:	64.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$20,250,000	100.0%	Loan Payoff:	$18,579,306	91.7%
			Reserves:	$842,535	4.2%
			Closing Costs:	$508,264	2.5%
			Sponsor Equity:	$319,895	1.6%
Total Sources:	$20,250,000	100.0%	Total Uses:	$20,250,000	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The increase in Most Recent NOI from 2nd Most Recent NOI is primarily due to an increase in rental income, a decrease in utility expense as tenants switched over to paying utilities directly and a decrease in repairs and maintenance expense due to one-time expense items incurred in 2023.
(3)	2nd and 3rd Most Recent Occupancy is not available as the borrower sponsor acquired the 111 On East Apartments Property (as defined below) in March 2024.

The Mortgage Loan. The tenth largest mortgage loan (the “111 on East Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $20,250,000 and secured by the borrower’s fee simple interest in a 247-unit high rise multifamily property in Rochester, New York (the “111 on East Apartments Property”).

The Borrower and the Borrower Sponsors. The borrower is Rochester BSD LLC, a New York limited liability company and single purpose entity with one independent director. The borrower sponsors and non-recourse carveout guarantors are Moshe Bloorian, Jacob Herskowitz and Yeshaya Cohen. The borrower sponsors are principals of Greyhill Group, a commercial real estate company founded in 2020 specializing in the acquisition and repositioning of commercial assets. Greyhill Group’s real estate portfolio consists of 20 multifamily and industrial assets located in New York and Connecticut.

The Property. The 111 on East Apartments Property is a 247-unit high rise multifamily property located in downtown Rochester, New York. The 111 on East Apartments Property was constructed in 1921, most recently renovated in 2024, and consists of a nine-story residential tower with ground-level retail space situated on an approximately 1.36-acre site. The 111 on East Apartments Property features amenities such as controlled access, fitness center, bike storage, courtyard, laundry facilities, pool, leasing office, and a doorman. Unit amenities include a full appliance package, epoxy-surfaced countertops, refinished cabinets, and standard closets. The unit mix includes 151 studio floorplans, 88 one-bedroom floorplans and 8 two-bedroom floorplans with a weighted average unit size of 558 square feet. The 111 on East Apartments Property features 24 surface parking spaces, resulting in a parking ratio of 0.10 spaces per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$20,250,000
111 East Avenue	111 on East Apartments	Cut-off Date LTV:	64.8%
Rochester, NY 14604		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.8%

Prior to the borrower sponsors’ acquisition, the previous owner invested approximately $1.9 million in interior/exterior capital upgrades including unit flooring and lighting renovations as well as upgrades to plumbing, HVAC, roof, common areas and elevators. Since acquiring the 111 on East Apartments Property in March 2024, the borrower sponsors have invested approximately $811,538 ($3,286 per unit) in capital expenditure projects, including approximately $619,000 on interior upgrades and approximately $193,000 on common space upgrades. At loan origination, the borrower deposited $500,960 into escrow to be used for future renovation of an additional 62 units ($8,080 per unit) and provided a completion guaranty for the planned renovations.

As of March 29, 2025, the multifamily units at the 111 on East Apartments Property were 97.2% occupied. The ground floor retail space, accounting for 5.8% of underwritten income, contains a total of 17,002 square feet that was 64.1% occupied by seven tenants as of April 14, 2025, including a bookstore, a salon and two restaurants.

The 111 on East Apartments Property unit mix is summarized in the table below:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
Studio	151	149	98.7%	414	62,492	$972	$1,067
One Bedroom	88	83	94.3%	765	67,348	$1,245	$1,316
Two Bedroom	8	8	100.0%	1,013	8,100	$1,651	$1,781
Total/Wtd. Avg.	247	240	97.2%	558	137,940	$1,089	$1,179

(1)	Based on the underwritten rent roll dated March 29, 2025.
(2)	Monthly Average Rent per Unit is based on occupied units only.
(3)	Source: Appraisal.

The Market. The 111 on East Apartments Property is located in downtown Rochester, New York on the corner of East Avenue and Chestnut Street, one block south of Main Street. The area offers access to various amenities, shops and parks such as Washington Square Park and Aqueduct Park, all within walking distance. Public transportation is provided by Rochester Genesee Regional Transportation Authority (RGRTA), with several pickup and drop-off locations situated near the 111 on East Apartments Property. Demand drivers in the area include the Eastman School of Music (0.1 miles away), University of Rochester (1.5 miles away) and Rochester Regional Health’s headquarters (7 miles away).

According to the appraisal, the 2023 estimated population within a one-, three- and five-mile radius of the 111 on East Apartments Property was 18,527, 149,447 and 277,142, respectively. The 2023 estimated average median household income within the same radii was approximately $46,701, $49,237 and $58,706, respectively.

According to the appraisal, the 111 on East Apartments Property is located in the Central Rochester submarket within the Rochester apartment market. As of the fourth quarter of 2024, the Central Rochester apartment submarket reported a total inventory of 7,262 units, an occupancy rate of 96.1% and an average rental rate of $1,296 per unit. The appraisal concluded to market rents of $1,050 - $1,100 for studio units, $1,150 - $1,500 for one-bedroom units and $1,750 - $1,800 for two-bedroom units at the 111 on East Apartments Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$20,250,000
111 East Avenue	111 on East Apartments	Cut-off Date LTV:	64.8%
Rochester, NY 14604		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.8%

The following table presents recent multifamily leasing data at comparable properties with respect to the 111 on East Apartments Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built/Renovated	# Units	Occupancy	Unit Mix	In-Place Monthly Rent per Unit
111 on East Apartments Rochester, NY	1921 / 2024	247(2)	97.2%(2)	Studio	$972(2)
				1BR	$1,245(2)
				2BR	$1,651(2)
The Terminal Building Rochester, NY	2018 / NAV	56	78.8%	1BR	$1,338
				2BR	$1,606
				3BR	$1,709
The H.H. Warner Lofts Rochester, NY	2009 / NAV	50	92.0%	1BR	$1,491
				2BR	$1,850
University Place Rochester, NY	1928 / NAV	86	100.0%	Studio	$937
				1BR	$1,040
				2BR	$1,408
Normandie Rochester, NY	1935 / NAV	217	96.3%	Studio	$1,134
				1BR	$1,199
				2BR	$1,766
				3BR	$1,899
Ambassador Rochester, NY	1930 / NAV	54	100.0%	Studio	$975
				1BR	$1,318
				2BR	$1,800
Water Street Commons Rochester, NY	1965 / NAV	66	92.4%	1BR	$1,478
				2BR	$1,500

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated March 29, 2025.

Appraisal. The appraisal concluded to an “As Is” value for the 111 on East Apartments Property of $31,250,000 as of February 21, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated March 26, 2025, there was no evidence of any recognized environmental conditions at the 111 on East Apartments Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$20,250,000
111 East Avenue	111 on East Apartments	Cut-off Date LTV:	64.8%
Rochester, NY 14604		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 111 on East Apartments Property:

Cash Flow Analysis
	2022	2023	3/31/2025 TTM	UW	UW Per Unit
Gross Potential Rent	$2,667,459	$2,617,038	$2,839,198	$3,239,228	$13,114
Commercial Income	$2,761	$232,169	$216,839	$201,561	$816
Other Income(1)	$131,073	$160,961	$195,725	$195,725	$792
Vacancy, Credit Loss & Concessions	$2,104	($13,713)	($3,573)	($165,534)	($670)
Effective Gross Income	$2,803,397	$2,996,455	$3,248,190	$3,470,981	$14,053

Taxes	$243,868	$268,623	$423,179	$515,370	$2,087
Insurance	$88,293	$84,881	$144,582	$158,281	$641
Other Operating Expenses	$1,123,702	$1,168,938	$786,036	$822,286	$3,329
Total Operating Expenses	$1,455,863	$1,522,442	$1,353,797	$1,495,937	$6,056

Net Operating Income(2)	$1,347,534	$1,474,013	$1,894,393	$1,975,044	$7,996
Capital Expenditures	$0	$0	$0	$74,100	$300
Net Cash Flow	$1,347,534	$1,474,013	$1,894,393	$1,900,944	$7,696

Occupancy %(3)	NAV	NAV	97.2%	94.9%
NOI DSCR	0.89x	0.97x	1.25x	1.31x
NCF DSCR	0.89x	0.97x	1.25x	1.26x
NOI Debt Yield	6.7%	7.3%	9.4%	9.8%
NCF Debt Yield	6.7%	7.3%	9.4%	9.4%

(1)	Other Income is comprised of pet fees, laundry income and other miscellaneous fees.
(2)	The increase in 3/31/2025 TTM Net Operating Income from 2023 Net Operating Income is primarily due to an increase in rental income, a decrease in utility expense as tenants switched over to paying utilities directly and a decrease in repairs and maintenance expense due to one-time expense items incurred in 2023.
(3)	2022 and 2023 occupancy are not available as the borrower sponsors acquired the 111 on East Apartments Property in March 2024. 3/31/2025 TTM occupancy is as of the rent roll date of March 29, 2025.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $300,633 for real estate taxes, (ii) $26,380 for insurance premiums, (iii) $500,960 for replacement reserves and (iv) $14,563 for deferred maintenance.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $42,948.

Insurance – On a monthly basis, the borrower is required to escrow 1/12th of the insurance premiums that the lender estimates will be payable during the next 12 months, which currently equates to approximately $13,190.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $6,175 for replacement reserves.

Lockbox and Cash Management. The 111 on East Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. During the continuation of a Cash Management Period (as defined below), the 111 on East Apartments Mortgage Loan documents require the borrower to deposit, or cause the property manager to deposit, all rents into the lockbox account within one business day of receipt. All funds in the lockbox account will be swept daily into a cash management account controlled by the lender and applied in accordance with the 111 on East Apartments Mortgage Loan documents.

A “Cash Management Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the debt service coverage ratio falling below 1.10x as of the end of any calendar quarter starting on May 6, 2026;
(iii)	the debt yield falling below 8.0% as of the end of any calendar quarter starting on May 6, 2026;

A Cash Management Period will end upon the occurrence of the following:

•	with regard to clause (i), the cure of such event of default and no other event of default has occurred and is continuing;
•	with regard to clause (ii), the net operating income debt service coverage ratio (based on the trailing 12-month period as calculated by the lender) is at least 1.25x for two consecutive calendar quarters; or
•	with regard to clause (iii), the net operating income debt yield (based on the trailing 12-month period as calculated by the lender) is at least 9.0% for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$20,250,000
111 East Avenue	111 on East Apartments	Cut-off Date LTV:	64.8%
Rochester, NY 14604		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	9.8%

Terrorism Insurance. The 111 on East Apartments Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 111 on East Apartments Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

Mortgage Loan No. 11 – O’Hare 8 Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio(2):	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Elk Grove Village, IL 60007
Original Balance:	$19,295,000			General Property Type:	Industrial
Cut-off Date Balance:	$19,295,000			Detailed Property Type:	Warehouse/Distribution
% of Initial Pool Balance:	3.2%			Title Vesting:	Fee
Loan Purpose(1):	Refinance/Acquisition			Year Built/Renovated:	1972-1983/NAP
Borrower Sponsors:	Ankur Patel, James Conrad and Anthony Dubbaneh			Size:	212,026 SF
Guarantors:	Ankur Patel, James Conrad and Anthony Dubbaneh			Cut-off Date Balance Per SF:	$91
Mortgage Rate:	6.8200%			Maturity Date Balance Per SF:	$91
Note Date:	6/13/2025			Property Manager:	McLennan Property Management Company (third party)
Maturity Date:	7/6/2030
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(3):	$1,863,019
IO Period:	60 months			UW NCF:	$1,754,964
Seasoning:	0 months			UW NOI Debt Yield:	9.7%
Prepayment Provisions:	L(24),D(29),O(7)			UW NCF Debt Yield:	9.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	9.7%
Additional Debt Type:	NAP			UW NCF DSCR:	1.32x
Additional Debt Balance:	NAP			Most Recent NOI(3):	$1,581,751 (3/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$1,476,151 (12/31/2024)
Reserves				3rd Most Recent NOI(4):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy:	95.0% (5/29/2025)
RE Taxes:	$179,621	$29,937	NAP	2nd Most Recent Occupancy:	99.0% (12/31/2024)
Insurance:	$43,327	$5,416	NAP	3rd Most Recent Occupancy(4):	NAV
Replacement Reserve:	$136,025	$1,759	$175,000	Appraised Value (as of):	$28,800,000 (4/14/2025)
Deferred Maintenance:	$124,038	$0	NAP	Appraised Value PSF:	$136
TI/LC Reserve:	$0	$4,396	$105,513	Cut-off Date LTV Ratio:	67.0%
				Maturity Date LTV Ratio:	67.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,295,000	100.0%	Loan Payoff:	$13,130,432	68.1%
			Purchase Price:	$3,160,890	16.4%
			Sponsor Equity:	$1,765,000	9.1%
			Closing Costs:	$755,668	3.9%
			Upfront Reserves:	$483,011	2.5%
Total Sources:	$19,295,000	100.0%	Total Uses:	$19,295,000	100.0%

(1)	Seven assets were refinanced, and the eighth asset, 2301-2331 Eastern Avenue, was acquired at origination.
(2)	The O’Hare 8 Portfolio Property (as defined below) is comprised of eight assets within Elk Grove Village, Illinois operating as a single economic unit. See “Portfolio Summary” below.
(3)	The increase from Most Recent NOI to UW NOI is primarily attributable to the borrower acquiring the 2301-2331 Eastern Avenue asset at origination.
(4)	Historical financial information and occupancies prior to 2024 are not available because the borrower sponsor acquired the 2301-2331 Eastern Avenue asset at origination and the remaining assets were acquired in 2023.

The Mortgage Loan. The eleventh largest mortgage loan (the “O’Hare 8 Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $19,295,000 and secured by a first priority fee mortgage encumbering a 212,026 SF, eight asset, industrial warehouse and distribution portfolio located in Elk Grove Village, Illinois (the “O’Hare 8 Portfolio Property”).

The Borrower and the Borrower Sponsors. The borrower is Dupage EGV Industrial, LLC, an Illinois limited liability company and single purpose entity with no independent directors.

The borrower sponsors and non-recourse carveout guarantors are Ankur Patel, James Conrad and Anthony Dubbaneh. Ankur Patel and Anthony Dubbaneh are managing partners at Harborview Capital Group which is a multi-faceted investment firm that combines private real estate experience with a private equity division, a dedicated brokerage unit specializing in capital markets, and a hospitality group that owns and manages select-service hotels. Harborview Capital Management’s team has closed transactions totaling over $300 million in the past decade and has assisted in securing loans for clients in excess of $1 billion. James Conrad is the managing broker of McLennan Commercial Properties and is active in the Chicago metropolitan area having completed over $50,000,000 in transaction volume since 2015.

The Property. The O’Hare 8 Portfolio Property consists of an eight asset, 212,026 SF, industrial warehouse and distribution portfolio located in Elk Grove Village, Illinois, approximately 26.0 miles northwest of Chicago, Illinois. The O’Hare 8 Portfolio Property is comprised of eight assets ranging in size between 19,200 SF and 32,000 SF which were constructed between 1972 and 1983 and are situated on non-contiguous parcels of land that total 11.09-acres. The O’Hare 8 Portfolio Property features approximately 9.5% of office finish with 46 dock high doors, 6 drive-in doors, and clear heights ranging from 14 to 18 feet, with a weighted average clear height of 15 feet. The O’Hare 8 Portfolio Property also features 218 surface parking spaces, resulting in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

Industrial – Warehouse/Distribution	Loan #11	Cut-off Date Balance:	$19,295,000
Various	O’Hare 8 Portfolio	Cut-off Date LTV:	67.0%
Elk Grove Village, IL 60007		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	9.7%

a parking ratio of 1.03 spaces per 1,000 SF. As of May 29, 2025, the O’Hare 8 Portfolio Property was 95.0% leased by 29 individual tenants ranging in size from 2,541 SF to 29,050 SF with no tenant making up more than 14.1% of underwritten rent.

The following table presents certain information relating to the O’Hare 8 Portfolio Property:

O'Hare 8 Portfolio Summary
Address	Year Built(1)	NRA (SF)	# of Tenants	Occ.(2)	# of Drive In Doors	# of Dock High Doors	Clear Height	Parking Spaces	% Office
2301-2331 Eastern Avenue	1973	29,050	1	100.0%	2	2	16.0'	33	10.0%
2375-2401 Delta Lane	1978	32,000	3	100.0%	1	4	14.0'	8	10.0%
2271-2289 Devon Avenue	1974	31,581	6	76.0%	0	11	14.0'	50	15.0%
2501-2541 Devon Avenue	1983	29,005	1	100.0%	0	5	18.0'	19	5.0%
2351-2367 Devon Avenue	1975	28,550	8	100.0%	0	9	15.0'	13	10.0%
2300-2330 Eastern Avenue	1972	21,320	2	100.0%	2	2	14.0'	23	5.0%
2425-2435 Devon Avenue	1983	21,320	4	100.0%	1	7	14.0'	35	10.0%
2475-2485 Devon Avenue	1970	19,200	4	84.0%	0	6	14.0'	37	10.0%
Total/Wtd. Avg.		212,026	29	95.0%	6	46	14' - 18'	218	9.5%

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 29, 2025.

Major Tenants.

Durable Longlasting Protective Coatings, Inc. (“DLP Coatings”) (29,050 SF, 13.7% of NRA, 14.1% of UW Rent). Founded in 1985, DLP Coatings offers a wide variety of services including painting fasteners as well as a variety of unique parts. DLP Coatings has 45 employees and offers solutions to a range of industries from home appliances to large agricultural equipment. DLP Coatings has been a tenant at the O’Hare 8 Portfolio Property since May 2000, expanding in March 2014, and has a current lease term through April 30, 2029 with one, five-year renewal option and no termination options remaining.

D&S Wire, Inc. (“D&S Wire”) (29,005 SF, 13.7% of NRA, 14.1% of UW Rent). Founded in 1963, D&S Wire is a provider of precision wire by coil or bar, specializing in Swiss Escomatic Wire, Swiss Tolerance Cold Drawn Bars, and Centerless Ground Bards all of which are used in plumbing and electrical projects. D&S Wire has been a tenant at the O’Hare 8 Portfolio Property since July 2014 and has a current lease term through June 30, 2029 with one, five-year renewal option and no termination options remaining.

NIDA Trading Corporation (16,000 SF, 7.5% of NRA, 7.8% of UW Rent). Founded in 1993, NIDA Trading Corporation is a provider of bulk and wholesale nuts, including almonds, peanuts, and cashews. NIDA Trading Corporation uses its space at the O’Hare 8 Portfolio Property as its base for all roasting, mixing, packaging, and shipping. NIDA Trading Corporation has been a tenant at the O’Hare 8 Portfolio Property since June 2018 and has a current lease term through June 30, 2030 with no renewal options and no termination options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

Industrial – Warehouse/Distribution	Loan #11	Cut-off Date Balance:	$19,295,000
Various	O’Hare 8 Portfolio	Cut-off Date LTV:	67.0%
Elk Grove Village, IL 60007		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	9.7%

The following table presents certain information relating to the top tenants by underwritten base rent at the O’Hare 8 Portfolio Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
Durable Longlasting Protective Coatings, Inc.	NR/NR/NR	29,050	13.7%	$342,792	14.1%	$11.80	4/30/2029	1 x 5 yr	N
D & S Wire, Inc.	NR/NR/NR	29,005	13.7%	$343,509	14.1%	$11.84	6/30/2029	1 x 5 yr	N
NIDA Trading Corporation	NR/NR/NR	16,000	7.5%	$190,980	7.8%	$11.94	6/30/2030	N	N
Formula Systems of North America, Inc.	NR/NR/NR	10,660	5.0%	$140,640	5.8%	$13.19	4/30/2030	N	Y(3)
Tech Print, Inc.	NR/NR/NR	10,660	5.0%	$117,120	4.8%	$10.99	5/31/2028	N	N
Elite Energy Solutions, LLC	NR/NR/NR	10,043	4.7%	$125,520	5.2%	$12.50	8/31/2028	N	N
Northwest Electric Motor Company	NR/NR/NR	8,000	3.8%	$99,600	4.1%	$12.45	8/31/2029	N	N
Ramrod Distribution Inc.	NR/NR/NR	8,000	3.8%	$94,200	3.9%	$11.78	5/31/2026	2 x 3 yr	N
LBC Mundial Corp.	NR/NR/NR	7,160	3.4%	$61,440	2.5%	$8.58	5/31/2026	N	N
MRG Construction Corp.	NR/NR/NR	7,160	3.4%	$88,920	3.7%	$12.42	7/31/2027	N	Y(4)
Major Tenants Subtotal/Wtd. Avg.		135,738	64.0%	$1,604,721	65.9%	$11.82
Other Tenants		65,665	31.0%	$831,372	34.1%	$12.66
Occupied Subtotal/Wtd. Avg.		201,403	95.0%	$2,436,093	100.0%	$12.10
Vacant Space		10,623	5.0%
Total/Wtd. Avg.		212,026	100.0%

(1)	Based on the underwritten rent roll dated May 29, 2025, inclusive of rent steps through May 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Formula Systems of North America, Inc. has the option to terminate its lease effective March 31, 2027 by providing no less than 120 days’ prior written notice and paying a termination fee.
(4)	MRG Construction Corp has the option to terminate its lease on any of the four following dates, provided that it gives 90 days prior written notice: October 31, 2025, April 30, 2026, October 31, 2026, or April 30, 2027.

The following table presents certain information relating to the lease rollover schedule at the O’Hare 8 Portfolio Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	5	25,410	12.0%	12.0%	$284,016	11.7%	11.7%	$11.18
2027	10	34,959	16.5%	28.5%	$439,776	18.1%	29.7%	$12.58
2028	6	36,178	17.1%	45.5%	$437,940	18.0%	47.7%	$12.11
2029	6	78,196	36.9%	82.4%	$942,741	38.7%	86.4%	$12.06
2030	2	26,660	12.6%	95.0%	$331,620	13.6%	100.0%	$12.44
2031	0	0	0.0%	95.0%	$0	0.0%	100.0%	$0.00
2032	0	0	0.0%	95.0%	$0	0.0%	100.0%	$0.00
2033	0	0	0.0%	95.0%	$0	0.0%	100.0%	$0.00
2034	0	0	0.0%	95.0%	$0	0.0%	100.0%	$0.00
2035 & Thereafter	0	0	0.0%	95.0%	$0	0.0%	100.0%	$0.00
Vacant	0	10,623	5.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	29	212,026	100.0%		$2,436,093	100.0%		$12.10

(1)	Information is based on the underwritten rent roll dated May 29, 2025, inclusive of rent steps through May 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the lease rollover schedule.
(3)	Weighted average UW Rent PSF Rolling excludes vacant space.

The Market. The O’Hare 8 Portfolio Property is located across eight non-contiguous parcels in Elk Grove Village, Illinois, approximately 26.0 miles northwest of Chicago. The O’Hare 8 Portfolio Property benefits from its proximity to O’Hare International Airport which is located approximately 8.4 miles away. Primary access to the O’Hare 8 Portfolio Property is provided by State Routes 83, 19, and 72. The immediate area around the O’Hare 8 Portfolio Property is considered a commercial corridor with industrial, retail, and residential uses.

According to the appraisal, the O’Hare 8 Portfolio Property is located within the O’Hare industrial submarket of the overall Chicago metropolitan industrial market. As of the first quarter of 2025, the Chicago industrial market had inventory of 1,426,315,713 square feet, a vacancy rate of 5.5%, and average asking rent of $6.90 per square foot. As of the first quarter of 2025, the O’Hare industrial submarket had inventory of 104,815,836 square feet, a vacancy rate of 4.4%, and average asking rent of $12.90 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

Industrial – Warehouse/Distribution	Loan #11	Cut-off Date Balance:	$19,295,000
Various	O’Hare 8 Portfolio	Cut-off Date LTV:	67.0%
Elk Grove Village, IL 60007		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	9.7%

According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of the O’Hare 8 Portfolio Property was 4,777, 66,809, and 216,836, respectively. The 2024 average household income within the same radii was $63,813, $102,338 and $119,236, respectively.

The following table presents certain information relating to comparable industrial rents with respect to the O’Hare 8 Portfolio Property:

Market Rental Comparables(1)
Property Name/Address	Year Built	NRA (SF)	Clear Heights	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (yrs)	Rent (PSF)
O'Hare 8 Portfolio(2)	1972-1983	212,026 SF	14.0' - 18.0'	NIDA Trading Corporation	16,000	Jun-18	144	$11.59
Peninsula Business Park 2447 East Higgins Circle Elk Grove Village, IL	2004	47,652 SF	26.0'	Hudson	47,652	Jun-24	61	$14.75
1675 Jarvis Ave 1675 Jarvis Avenue Elk Grove Village, IL	1979	12,075 SF	14.0'	Motion Industries	5,217	Apr-24	60	$9.60
800 Dierking Terrace 800 Dierking Terrace Elk Grove Village, IL	2019	41,280 SF	24.0' - 28.0'	GGF, Inc.	30,960	Jul-24	63	$18.50
780-790 Bonnie Ln. 780 Bonnie Lane Elk Grove Village, IL	1974	13,687 SF	15.0'	TBD - Listing	6,844	Mar-25	0	$9.25
2500 E Devon Avenue 2500 Devon Avenue Elk Grove Village, IL	1971	68,742 SF	20.0'	Atlas SN	68,742	Jun-24	36	$12.95
201 Hansen Ct. 201 Hansen Court Elk Grove Village, IL	1988	61,700 SF	16.0'	Jasmine Enterprises	9,489	Jun-23	120	$10.50
501 North Edgewood Avenue 501 North Edgewood Avenue Elk Grove Village, IL	1988	18,000 SF	16.0'	Fabmax Inc.	18,000	May-23	60	$9.00
601-607 Country Club Drive 601-607 Country Club Drive Elk Grove Village, IL	1971	81,100 SF	12.0'	Confidential	2,500	Jun-23	36	$11.00

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 29, 2025. Rent (PSF) represents the underwritten base rent excluding contractual rent steps.

Appraisal. The appraisal concluded to an “As Is” value for the O’Hare 8 Portfolio Property of $28,800,000 as of April 14, 2025.

Environmental Matters. According to the Phase I environmental site assessments dated May 1, 2025, there was a controlled recognized environmental condition with respect to the properties located at 2375-2401 Delta Lane, and 2425-2435, 2475-2485 and 2501-2541 Devon Avenue, related to residual impacts to site soils and groundwater associated with historic operations, and the placement of land and groundwater use restrictions on the properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

Industrial – Warehouse/Distribution	Loan #11	Cut-off Date Balance:	$19,295,000
Various	O’Hare 8 Portfolio	Cut-off Date LTV:	67.0%
Elk Grove Village, IL 60007		UW NCF DSCR:	1.32x
		UW NOI Debt Yield:	9.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the O’Hare 8 Portfolio Property:

Cash Flow Analysis(1)
	12/31/2024	TTM 3/31/2025	UW(2)(3)	UW PSF
Base Rent	$1,884,408	$2,025,165	$2,357,892	$11.12
Contractual Rent Steps	$0	$0	$78,201	$0.37
Potential Income from Vacant Space	$0	$0	$132,788	$0.63
Gross Potential Rent	$1,884,408	$2,025,165	$2,568,881	$12.12
Reimbursements	$58,980	$0	$58,614	$0.28
Net Rentable Income	$1,943,388	$2,025,165	$2,627,495	$12.39
(Vacancy / Credit Loss)	$0	$0	($132,788)	($0.63)
Other Income	$0	$0	$0	$0.00
Effective Gross Income	$1,943,388	$2,025,165	$2,494,707	$11.77

Management Fee	$0	$0	$74,841	$0.35
Real Estate Taxes	$0	$0	$342,136	$1.61
Insurance	$0	$0	$61,896	$0.29
Other Operating Expenses(4)	$467,237	$443,414	$152,815	$0.72
Total Operating Expenses	$467,237	$443,414	$631,688	$2.98

Net Operating Income	$1,476,151	$1,581,751	$1,863,019	$8.79
Replacement Reserves	$0	$0	$33,649	$0.16
TI/LC	$0	$0	$74,406	$0.35
Net Cash Flow	$1,476,151	$1,581,751	$1,754,964	$8.28

Occupancy (%)	99.0%	99.4%	94.9%(5)
NOI DSCR	1.11x	1.19x	1.40x
NCF DSCR	1.11x	1.19x	1.32x
NOI Debt Yield	7.7%	8.2%	9.7%
NCF Debt Yield	7.7%	8.2%	9.1%
(1)	Historical financial information prior to 2024 is not available because the borrower acquired the 2301-2331 Eastern Avenue asset at origination of the O’Hare 8 Portfolio Mortgage Loan and the remainder of the assets were acquired in 2023.
(2)	The increase from TTM 3/31/2025 to UW Net Operating Income is primarily attributable to the borrower acquiring the 2301-2331 Eastern Avenue asset at origination.
(3)	Information is based on the underwritten rent roll dated May 29, 2025, inclusive of rent steps through May 1, 2026.
(4)	Other Operating Expenses represents contract services, repairs and maintenance, utilities and general and administrative expenses.
(5)	UW Occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

Mortgage Loan No. 12 – One Glen Lakes

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Dallas, TX 75231
Original Balance:	$17,400,000			General Property Type:	Office
Cut-off Date Balance:	$17,400,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	2.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1981/2021-2023
Borrower Sponsor:	ICM Property Partners Trust			Size:	170,158 SF
Guarantor:	ICM Property Partners Trust			Cut-off Date Balance PSF:	$102
Mortgage Rate:	7.54400%			Maturity Balance PSF:	$102
Note Date:	6/6/2025			Property Manager:	Lincoln Property Company Commercial, Inc.
Maturity Date:	6/6/2030
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$2,080,849
IO Period:	60 months			UW NCF	$1,726,920
Seasoning:	1 month			UW NOI Debt Yield:	12.0%
Prepayment Provisions:	L(25),D(31),O(4)			UW NCF Debt Yield:	9.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	12.0%
Additional Debt Type:	NAP			UW NCF DSCR:	1.30x
Additional Debt Balance:	NAP			Most Recent NOI:	$1,823,635 (3/31/2025 TTM)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			2nd Most Recent NOI(2):	$1,822,143 (12/31/2024)
Reserves				3rd Most Recent NOI(2):	$2,047,451 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy(3):	80.0% (6/1/2025)
RE Taxes:	$294,198	$49,033	NAP	2nd Most Recent Occupancy(3):	91.5% (12/31/2024)
Insurance:	$18,458	$3,076	NAP	3rd Most Recent Occupancy(3):	88.7% (12/31/2023)
Immediate Repairs:	$203,243	$0	NAP	Appraised Value (as of):	$29,100,000 (4/1/2025)
Replacement Reserve:	$0	$1,134	NAP	Appraised Value per SF:	$171
TI/LC Reserve:	$1,000,000	$28,360	NAP	Cut-off Date LTV Ratio:	59.8%
Outstanding TI/LC:	$482,546	$0	NAP	Maturity Date LTV Ratio:	59.8%
Free Rent Reserve:	$192,236	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$17,400,000	83.8%	Loan Payoff:	$18,073,335	87.0%
Sponsor Equity	$3,371,159	16.2%	Upfront Reserves:	$2,190,680	10.5%
			Closing Costs(4):	$507,143	2.4%
Total Sources:	$20,771,159	100.0%	Total Uses:	$20,771,159	100.0%

(1)	See “Mezzanine Loan and Preferred Equity” below.
(2)	The decrease in 2nd Most Recent NOI from 3rd Most Recent NOI is primarily due to a decrease in recovery income as a result of new leasing with new base year stops.
(3)	Occupancies represent the average occupancy in each respective year, except for Most Recent Occupancy which is as of the underwritten rent roll date of June 1, 2025.
(4)	Closing Costs include an origination fee of $174,000.

The Mortgage Loan. The twelfth largest mortgage loan (the “One Glen Lakes Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $17,400,000 and secured by a first-priority fee mortgage encumbering a 170,158 square foot office tower located in Dallas, Texas (the “One Glen Lakes Property”).

The Borrower and the Borrower Sponsor. The borrower is ICM One Glen Lakes LP, a Texas limited partnership and single purpose entity. The borrower sponsor and the non-recourse carveout guarantor is ICM Property Partners Trust. ICM Property Partners Trust is an affiliate of ICM Asset Management, an alternative investment management firm founded in 2003 with approximately $1.5 billion of assets under management. ICM Asset Management’s portfolio is comprised of 54 properties across the U.S., Canada and Mexico, including one other office property in Dallas.

The Property. The One Glen Lakes Property is a 10-story office building comprised of 170,158 square feet of net rentable area located in Dallas, Texas approximately 9 miles north of downtown Dallas. The One Glen Lakes Property was constructed in 1981 and most recently renovated between 2021 and 2023. Since acquiring the One Glen Lakes Property in March 2020, the borrower sponsor has invested approximately $3 million in capital expenditures focused on modernizing the common areas, increasing amenities and the speculative build-out of vacant suites to generate leasing. Property amenities include waterfront views, a lakeside patio, conference room, tenant lounge, 24/7 secured access and a parking garage. The One Glen Lakes Property features 529 garage and 56 surface spaces, resulting in a parking ratio of approximately 3.4 spaces per 1,000 square feet.

As of June 1, 2025, the One Glen Lakes Property was 80.0% occupied by 36 tenants. The borrower sponsor acquired the One Glen Lake Property in 2020 at 60% occupancy and has successfully generating leasing through the $3 million investment into common area and suite renovations. Between January 2022 and December 2024, occupancy at the One Glen Lakes Property averaged approximately 88%. Since January 2024, the borrower sponsor has

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112

Office - CBD	Loan #12	Cut-off Date Balance:	$17,400,000
8140 Walnut Hill Lane	One Glen Lakes	Cut-off Date LTV:	59.8%
Dallas, TX 75231		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	12.0%

executed 19 new and renewal leases, totaling 47,960 square feet (28.2% of NRA). At origination, the borrower deposited $1,000,000 into a reserve to be used for future tenant improvements and leasing commissions.

Major Tenants.

Camelot Communications, Ltd. (25,420 SF, 14.9% of NRA, 18.0% of underwritten base rent). Camelot Communications, Ltd. (“Camelot”) is a privately-owned strategic marketing and media services company founded in Dallas, Texas in 1983. Camelot offers expertise in marketing strategy, communications planning, customer analyses, integrated media planning and more. Due to Camelot’s merger and consolidation with PMG in October 2023, Camelot moved out of the One Glen Lakes Property and subleased its space to Valiant Residential. Valiant Residential is a multifamily property management firm based in Texas that manages over 150 properties. The sublease was executed in October 2024, has an annual base rent of $24.50 with 2% annual increases and is coterminous with the remaining lease term of Camelot's in-place lease. Camelot originally occupied the One Glen Lakes Property in November 1986 and extended its lease seven times with the most recent renewal executed in 2018 with an expiration in December 2028. Camelot has two, five-year extensions remaining and no termination options.

Lincoln Property Company Commercial (17,448 SF, 10.3% of NRA, 12.9% of underwritten base rent). Founded in Dallas in 1965, Lincoln Property Company Commercial (“Lincoln”) is a real estate manager and developer that has leased over 562 million square feet and developed over 164 million square feet of real estate assets. Lincoln has approximately 3,200 employees worldwide and over $20 billion of total assets under management. Lincoln has been the property manager for the One Glen Lakes Property since it entered into a management agreement in March 2020 and its employees stationed at the premises actively manage the operations and leasing for the One Glen Lakes Property. Lincoln has been in occupancy at the One Glen Lakes Property since July 2021. Lincoln’s lease expires in December 2028 and the tenant has one, five-year renewal option remaining and no termination options.

Urban Structure, LLC (6,743 SF, 4.0% of NRA, 5.1% of underwritten base rent). Urban Structure, LLC (“Urban Structure”) is a structural and civil engineering consulting firm founded in Dallas in 2011. Urban Structure has been a tenant at the One Glen Lakes Property since December 2016 when it originally leased 2,632 square feet for a 63-month term. Urban Structure expanded their premises in March 2017 by 4,111 square feet and currently occupies a total of 6,743 square feet. As part of the expansion, Urban Structure extended their original lease term by eight months through October 2022. In May 2022, the tenant extended the lease for an additional 65 months to its current expiration in March 2028. Urban Structure has one, five-year renewal options and no termination options.

The following table presents certain information relating to the tenancy at the One Glen Lakes Property:

Retail Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Camelot Communications, Ltd.(3)	NR/NR/NR	25,420	14.9%	$690,916	18.0%	$27.18	12/31/2028	No	2 x 5 yr
Lincoln Property Company Commercial	NR/NR/NR	17,448	10.3%	$497,268	12.9%	$28.50	12/31/2028	No	1 x 5 yr
Urban Structure, LLC	NR/NR/NR	6,743	4.0%	$197,233	5.1%	$29.25	3/31/2028	No	1 x 5 yr
Insights Psychotherapy Group(4)	NR/NR/NR	5,070	3.0%	$143,228	3.7%	$28.25	11/30/2034	Yes	1 x 5 yr
Cisco Equipment Rentals	NR/NR/NR	4,816	2.8%	$137,256	3.6%	$28.50	2/28/2029	No	1 x 5 yr
JDRF International	NR/NR/NR	4,126	2.4%	$118,623	3.1%	$28.75	12/31/2030	No	1 x 5 yr
Dallas Therapy Collective	NR/NR/NR	6,094	3.6%	$171,626	4.5%	$28.16	3/31/2035	No	None
Ayres Law Office P.C.	NR/NR/NR	3,692	2.2%	$115,375	3.0%	$31.25	11/30/2030	No	1 x 5 yr
Federal Cash Advance of Oklahoma,	NR/NR/NR	3,511	2.1%	$91,286	2.4%	$26.00	10/31/2030	No	None
Morning Star Tours, Inc.	NR/NR/NR	3,329	2.0%	$84,890	2.2%	$25.50	11/30/2028	No	None
Subtotal/Wtd. Avg.		80,249	47.2%	$2,247,699	58.5%	$28.01
Other Tenants		55,913	32.9%	$1,597,464	41.5%	$28.57
Total Occupied Space		136,162	80.0%	$3,845,163	100.0%	$28.24
Vacant Space		33,996	20.0%
Total/Wtd. Avg.		170,158	100.0%

(1)	Information is based on the underwritten rent roll dated June 1, 2025 with rent steps taken through August 2026.
(2)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.
(3)	Camelot Communications Ltd. currently subleases their space to Valiant Enterprises, LLC.
(4)	Insights Psychotherapy Group has the option to terminates its lease effective December 1, 2031, with 12 months’ written notice required and the payment of a termination fee that includes, among other fees, two months’ base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

Office - CBD	Loan #12	Cut-off Date Balance:	$17,400,000
8140 Walnut Hill Lane	One Glen Lakes	Cut-off Date LTV:	59.8%
Dallas, TX 75231		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	12.0%

The following table presents certain information with respect to the lease rollover at the One Glen Lakes Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM & 2025	2	3,956	2.3%	2.3%	$118,581	3.1%	3.1%	$29.98
2026	6	10,760	6.3%	8.6%	$302,376	7.9%	10.9%	$28.10
2027	2	2,843	1.7%	10.3%	$80,581	2.1%	13.0%	$28.34
2028	11	64,749	38.1%	48.4%	$1,804,738	46.9%	60.0%	$27.87
2029	5	11,400	6.7%	55.1%	$329,431	8.6%	68.5%	$28.90
2030	7	20,334	12.0%	67.0%	$580,910	15.1%	83.7%	$28.57
2031	0	0	0.0%	67.0%	$0	0.0%	83.7%	$0.00
2032	4	8,071	4.7%	71.8%	$234,355	6.1%	89.7%	$29.04
2033	1	2,885	1.7%	73.5%	$79,338	2.1%	91.8%	$27.50
2034	1	5,070	3.0%	76.4%	$143,228	3.7%	95.5%	$28.25
2035	2	6,094	3.6%	80.0%	$171,626	4.5%	100.0%	$28.16
2036 & Thereafter	0	0	0.0%	80.0%	$0	0.0%	100.0%	$0.00
Vacant	0	33,996	20.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	41	170,158	100.0%		$3,845,163	100.0%		$28.24(2)

(1)	Information is based on the underwritten rent roll dated June 1, 2025 with rent steps taken through August 2026.
(2)	Weighted average UW Rent PSF Rolling excludes vacant space.

The Market.

The One Glen Lakes Property is located in Dallas, Texas, approximately 9 miles north of downtown Dallas. Primary access to the One Glen Lakes Property is provided by US Highway 75 and Walnut Hill Lane, while State Highway 12 is located approximately 2 miles away. Public transportation is provided by Dallas Area Rapid Transit (DART), with numerous bus stops in the vicinity of the One Glen Lakes Property. The One Glen Lakes Property is located directly across from the Texas Health Presbyterian Hospital Dallas campus and near high-end residential neighborhoods such as Lake Highlands, Preston Hollow, University Park and Highland Park. Additionally, The Hill, a shopping center comprised of over 200,000 square feet of retail and restaurant space, is located adjacent to the One Glen Lakes Property.

According to the appraisal, the One Glen Lakes Property is located within the Central Expressway submarket of the Dallas/Fort Worth office market. As of the fourth quarter of 2024, the Central Expressway office submarket had an inventory of 15.0 million square feet of office space, with an average occupancy of 80.9% and an average asking rent of $33.29 per square foot. In the fourth quarter of 2024, the submarket experienced a negative net absorption of 58,115 square feet. The 2024 estimated population within a one-, three- and five-mile radius of the One Glen Lakes Property was 25,562, 158,997 and 412,346, respectively, and the 2024 estimated average household income within the same radii was approximately $88,643, $144,510 and $150,545, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the One Glen Lakes Property:

Market Rent Summary(1)
Market Rent (PSF per Year)	$30.00
Lease Term (Years)	5.2
Lease Type (Reimbursements)	Modified Gross + Electric
Rent Increase Projection (per Year)	$0.75 PSF
Tenant Improvements (New Tenant) (PSF)	$25.00
Tenant Improvements (Renewal) (PSF)	$5.00

(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

Office - CBD	Loan #12	Cut-off Date Balance:	$17,400,000
8140 Walnut Hill Lane	One Glen Lakes	Cut-off Date LTV:	59.8%
Dallas, TX 75231		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	12.0%

The following table presents recent leasing data at comparable retail properties with respect to the One Glen Lakes Property:

Comparable Retail Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF
One Glen Lakes 8140 Walnut Hill Lane Dallas, TX	1981/2021-2023	170,158(2)	Camelot Communications, Ltd.	25,420(2)	October-18(2)	120(2)	$27.18(2)
10000 NCX 10000 North Central Expressway Dallas, TX	1986/2012	409,866	BMC Capital	16,959	March-25	128	$19.50
Walnut Glen Tower 8144 Walnut Hill Lane Dallas, TX	1984/NAP	464,289	Manhard Consulting	9,916	February-24	84	$23.00
Rambler Park 7557 Rambler Road Dallas, TX	1981/2014	358,161	JFA Consulting Inc	1,465	January-24	36	$22.00
6060 at Eastline 6060 North Central Expressway Dallas, TX	1972/2016	225,193	LJA Engineering	18,796	October-23	86	$26.00
The Gild South 8150 North Central Expressway Dallas, TX	1977/2021	899,204	3E Management LLC	4,832	June-23	90	$26.50

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated June 1, 2025 with rent steps taken through August 2026.

Appraisal. The appraisal concluded to an “as-is” value for the One Glen Lakes Property of $29,100,000 as of April 1, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated April 4, 2025, there was no evidence of any recognized environmental conditions at the One Glen Lakes Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

Office - CBD	Loan #12	Cut-off Date Balance:	$17,400,000
8140 Walnut Hill Lane	One Glen Lakes	Cut-off Date LTV:	59.8%
Dallas, TX 75231		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	12.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the One Glen Lakes Property:

Cash Flow Analysis
	2022	2023	2024	3/31/2025 TTM	UW	UW PSF
Base Rent	$3,395,178	$3,857,591	$3,977,905	$3,968,748	$4,715,463	$27.71
Recovery Income	$624,649	$542,080	$324,824	$351,756	$449,401	$2.64
Other Income(1)	$10,388	$15,681	$18,991	$19,716	$19,716	$0.12
Vacancy and Concessions	($216,314)	($283,631)	($288,829)	($323,715)	($870,300)	($5.11)
Effective Gross Income	$3,813,901	$4,131,722	$4,032,891	$4,016,505	$4,314,281	$25.35

Taxes	$588,887	$577,402	$588,395	$591,577	$588,388	$3.46
Insurance	$26,957	$29,073	$33,228	$34,107	$36,915	$0.22
Other Operating Expenses	$1,515,320	$1,477,795	$1,589,125	$1,567,186	$1,608,128	$9.45
Total Operating Expenses	$2,131,164	$2,084,270	$2,210,748	$2,192,870	$2,233,431	$13.13

Net Operating Income(2)	$1,682,737	$2,047,451	$1,822,143	$1,823,635	$2,080,849	$12.23
Capital Expenditures	$0	$0	$0	$0	$13,613	$0.08
TI/LC	$0	$0	$0	$0	$340,316	$2.00
Net Cash Flow	$1,682,737	$2,047,451	$1,822,143	$1,823,635	$1,726,920	$10.15

Occupancy %(3)	82.4%	88.7%	91.5%	80.0%	83.1%
NOI DSCR	1.26x	1.54x	1.37x	1.37x	1.56x
NCF DSCR	1.26x	1.54x	1.37x	1.37x	1.30x
NOI Debt Yield	9.7%	11.8%	10.5%	10.5%	12.0%
NCF Debt Yield	9.7%	11.8%	10.5%	10.5%	9.9%

(1)	Other income is comprised of parking income and other miscellaneous fees.
(2)	The decrease in 2023 Net Operating Income from 2022 Net Operating Income is primarily due to a decrease in recovery income as a result of new leasing with new base year stops.
(3)	Occupancy % represents the average occupancy in each respective year, except for 3/31/2025 which is as of the rent roll date of June 1, 2025. UW Occupancy % represents underwritten economic occupancy. The decrease in UW occupancy from 3/31/2025 TTM occupancy is primarily due to underwriting tenants that are marketing their space for sublease or have given notice of their intention to vacate as vacant.

Mezzanine Loan and Preferred Equity. The borrower is permitted to incur future mezzanine debt, subject to the satisfaction of certain conditions including, among others, (i) immediately after giving effect to such debt (a) the combined loan-to-value ratio is no greater than the loan-to-value ratio at loan origination, (b) the combined debt service coverage ratio is no less than the debt service coverage ratio at loan origination and (c) the combined debt yield no less than the debt yield at loan origination, (ii) execution of an intercreditor agreement reasonably acceptable to the lender and (iii) receipt of a rating agency confirmation from each applicable rating agency.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

Mortgage Loan No. 13 – Parkwyn Townhomes

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	North Richland Hills, TX 76180
Original Balance:	$15,112,500			General Property Type:	Multifamily
Cut-off Date Balance:	$15,112,500			Detailed Property Type:	Garden
% of Initial Pool Balance:	2.5%			Title Vesting(3):	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	1969/2023
Borrower Sponsors:	Ben Suttles, Feras Moussa, Oliver Fernandez, Brandon Turner and Brian Murray			Size:	241 Units
Guarantors:	Ben Suttles, Feras Moussa, Oliver Fernandez, Brandon Turner and Brian Murray			Cut-off Date Balance per Unit:	$96,473
Mortgage Rate:	7.23000%			Maturity Date Balance per Unit:	$96,473
Note Date:	4/29/2025			Property Manager:	Emerge Living, LLC (borrower-
Maturity Date:	5/6/2030				related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(4):	$2,419,938
IO Period:	60 months			UW NCF:	$2,357,037
Seasoning:	2 months			UW NOI Debt Yield:	10.4%
Prepayment Provisions:	L(7),YM2(49),O(4)			UW NCF Debt Yield:	10.1%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	10.4%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR:	1.38x
Additional Debt Balance(1):	$8,137,500			Most Recent NOI(4):	$1,752,452 (2/28/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$1,652,070 (12/31/2024)
				3rd Most Recent NOI:	$1,725,400 (12/31/2023)
Reserves				Most Recent Occupancy:	93.8% (4/4/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	90.3% (12/31/2024)
RE Tax Reserve:	$230,559	$46,112	NAP	3rd Most Recent Occupancy:	87.6% (12/31/2023)
Insurance Reserve:	$111,053	$22,211	NAP	Appraised Value (as of)(5):	$41,500,000 (4/4/2025)
Replacement Reserve:	$0	$5,242	NAP	Appraised Value per Unit(5):	$172,199
Immediate Repairs:	$79,688	$0	NAP	Cut-off Date LTV Ratio(5):	56.0%
PHFC Payments Reserve(2):	$0	Springing	NAP	Maturity Date LTV Ratio(5):	56.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$23,250,000	85.9%	Loan Payoff:	$24,514,376	90.6%
Borrower Sponsor Equity:	$3,818,982	14.1%	Closing Costs(6):	$2,133,306	7.9%
			Reserves:	$421,300	1.6%
Total Sources:	$27,068,982	100.0%	Total Uses:	$27,068,982	100.0%

(1)	The Parkwyn Townhomes Mortgage Loan (as defined below) is part of the Parkwyn Townhomes Whole Loan (as defined below), with an aggregate original principal amount of $23,250,000. The information presented is based on the Parkwyn Townhomes Whole Loan.
(2)	Monthly deposits into the PHFC Payments Reserve are not required so long as (i) no event of default under the Parkwyn Townhomes Whole Loan documents has occurred and is continuing and (ii) the borrower delivers evidence reasonably acceptable to the lender that all amounts due under the HFC Program (as defined below) documents are paid timely. To the extent deposits are required, the borrower is required to pay to the lender an amount that is estimated by the lender to be sufficient to pay the next monthly or annual installment amount due under the HFC Program documents, and the lender will transfer such amounts to the PHFC Payments Reserve.
(3)	The Parkwyn Townhomes Property (as defined below) is encumbered by a 99-year ground lease as part of the Housing Finance Corporation program (the “HFC Program”). The Parkwyn Townhomes Whole Loan is secured by the borrower’s leasehold interest and the Pecos Housing Finance Corporation’s (“PHFC”) fee interest in the Parkwyn Townhomes Property. See “The Property” and “Ground Lease” below for further information.
(4)	The increase in UW NOI from Most Recent NOI is primarily due to the anticipated real estate tax savings related to the admission of the Parkwyn Townhomes Property into the HFC Program.
(5)	The Appraised Value, Appraised Value per Unit, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the “Hypothetical Market Value with Restricted Rents” value of the leasehold interest in the Parkwyn Townhomes Property, which assumes the Parkwyn Townhomes Property is encumbered by a ground lease as part of the HFC Program, whereby certain units at the Parkwyn Townhomes Property are restricted for rent to tenants whose income does not exceed specified percentages of the area median income and that the ongoing payments due in connection with being a part of the HFC Program are subordinate to the Parkwyn Townhomes Whole Loan. The market-based “As Is” appraised value as of April 4, 2025, which assumes no Tax Exemption (as defined below) is granted for the Parkwyn Townhomes Property, is $31,800,000, resulting in a Cut-off LTV Ratio and Maturity Date LTV Ratio of 73.1% and 73.1%, respectively. See “The Property” below for further information.
(6)	Closing Costs include a $930,000 origination fee.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Parkwyn Townhomes Mortgage Loan”) is part of a whole loan (the “Parkwyn Townhomes Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $23,250,000 and secured by the borrower’s leasehold interest and the PHFC’s fee simple interest in a 241-unit garden-style multifamily property in North Richland Hills, Texas (the “Parkwyn Townhomes Property”). The Parkwyn Townhomes Whole Loan was co-originated on April 29, 2025 by AREF2 and KeyBank National Association. The Parkwyn Townhomes Mortgage Loan is evidenced by the controlling Note A-1, with an original principal balance of $15,112,500. The Parkwyn Townhomes Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C5 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

Multifamily - Garden	Loan #13	Cut-off Date Balance:	$15,112,500
4401 Glenview Court	Parkwyn Townhomes	Cut-off Date LTV:	56.0%
North Richland Hills, TX 76180		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	10.4%

The table below identifies the promissory notes that comprise the Parkwyn Townhomes Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$15,112,500	$15,112,500	WFCM 2025-5C5	Yes
A-2(1)	$8,137,500	$8,137,500	KeyBank National Association	No
Whole Loan	$23,250,000	$23,250,000

(1)	Expected to be contributed to one or more future securitization(s).

The Borrower and the Borrower Sponsors. The borrower is Parkwyn Apartments LSP, LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsors and non-recourse carveout guarantors are Ben Suttles, Feras Moussa, Oliver Fernandez, Brandon Turner and Brian Murray. Ben Suttles and Feras Moussa are the co-founders of Disrupt Equity, a commercial real estate investment firm that has over $800 million of assets under management and has acquired approximately 5,000 units since inception primarily throughout Georgia, Texas and Florida. Brandon Turner and Brian Murray are the co-founders of Open Door Capital, a private real estate investment firm specializing in the acquisition of mobile home communities, apartment complexes and self-storage facilities. Oliver Fernandez is the owner of McKenzie Construction, a full-service construction company that provides construction management, design-build and renovation services to the government and private sectors.

The Property. The Parkwyn Townhomes Property is a 241-unit garden-style multifamily complex located in North Richland Hills, Texas approximately 10 miles northeast of downtown Fort Worth and approximately 30 miles northwest of downtown Dallas. The Parkwyn Townhomes Property was constructed in 1969, most recently renovated in 2023 and consists of 49 one- and two-story apartment buildings and one leasing office on a 16.13-acre site. The Parkwyn Townhomes Property features common amenities such as four laundry facilities, two swimming pools, on-site leasing office, fitness center, dog park, barbecue grills and a playground. Unit amenities include ceiling fans, standard black kitchen appliances and laminate countertops, with selected units featuring washer/dryer connections and a fireplace. The unit mix includes 77 one-bedroom floorplans, 155 two-bedroom floorplans and 9 three-bedroom floorplans with a weighted average unit size of 1,043 square feet. Since acquiring the Parkwyn Townhomes Property in October 2022, the borrower sponsors have invested approximately $1.9 million (approximately $8,000 per unit) in interior and common area capital expenditure projects. The Parkwyn Townhomes Property features 532 surface parking spaces, resulting in a parking ratio of 2.21 spaces per unit.

As of April 4, 2025, the Parkwyn Townhomes Property was 93.8% occupied. The average occupancy at the Parkwyn Townhomes Property from November 2022 to October 2024 was 90.6%.

The Parkwyn Townhomes Property unit mix is further summarized in the table below:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
One Bedroom	77	76	98.7%	706	54,371	$1,071	$1,104
Two Bedroom	155	142	91.6%	1,186	183,827	$1,430	$1,480
Three Bedroom	9	8	88.9%	1,451	13,057	$1,833	$1,906
Total/Wtd. Avg.	241	226	93.8%	1,043	251,255	$1,323	$1,376

(1)	Based on the underwritten rent roll dated April 4, 2025.
(2)	Monthly Average Rent per Unit is based on occupied units only.
(3)	Source: Appraisal.

Pursuant to the HFC Program, a property will be exempt from all property taxes (the “Tax Exemption”) if it meets certain conditions including, among other things, (i) a portion of the property is utilized for the purpose of affordable housing, and (ii) the fee interest to the property is owned by the governing body overseeing the HFC Program and is leased back to the borrower under a ground lease. In order to receive the Tax Exemption, at least 40% of the 241 residential units at the Parkwyn Townhomes Property must be reserved for or rented to tenants whose household income is less than 140% of the area median family income (“AMI”), with a maximum monthly rent of 1/12th of 140% of the AMI multiplied by 30%. Additionally, at least 50% of the residential units at the Parkwyn Townhomes Property must be reserved for or rented to tenants whose household income is less than 80% of the AMI, with a maximum monthly rent of 1/12th of 80% of the AMI multiplied by 30%.

At origination, the borrower entered into a 99-year ground lease between PHFC, as ground lessor, and the borrower, as ground lessee (see “Ground Lease” below). The Parkwyn Townhomes Whole Loan is secured by the borrower’s leasehold interest and PHFC’s fee interest in the Parkwyn Townhomes Property. The appraiser concluded that the in-place rents at the Parkwyn Townhomes Property currently comply with the rent limits under the HFC Program documents.

Concurrent with the origination of the Parkwyn Townhomes Whole Loan, all necessary documentation for admission into the HFC Program was effectuated and as such, the Parkwyn Townhomes Property is part of the HFC Program managed by PHFC; however, the Tax Exemption has not yet been granted by the applicable central appraisal district. Once issued, the Tax Exemption is expected to be retroactive to the date fee ownership in the Parkwyn Townhomes Property was transferred by the borrower to PHFC (on or about April 29, 2025) and continues for the term of the related ground lease or until its earlier termination. No real estate taxes were underwritten due to entry into the HFC Program. It cannot be assured that the Parkwyn Townhomes Property will be approved for the Tax Exemption. Until the Tax Exemption is granted, the borrower is required to make monthly deposits into a real estate tax reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

Multifamily - Garden	Loan #13	Cut-off Date Balance:	$15,112,500
4401 Glenview Court	Parkwyn Townhomes	Cut-off Date LTV:	56.0%
North Richland Hills, TX 76180		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	10.4%

If (i) the Tax Exemption is not granted by April 29, 2026 or (ii) the HFC Program documents are terminated, the Tax Exemption is lost and/or the borrower otherwise surrenders the leasehold estate created by the ground lease with PHFC and the borrower acquires the fee interest in the Parkwyn Townhomes Property, the Parkwyn Townhomes Whole Loan documents require the borrower to partially prepay (in conjunction with the applicable payment of yield maintenance premium) the Parkwyn Townhomes Whole Loan within 60 days in the amount necessary for the Parkwyn Townhomes Property to satisfy both a debt service coverage ratio of 1.38x and a debt yield of 10.14% (the “PHFC Prepayment Amount”). The Parkwyn Townhomes Whole Loan documents provide full recourse to the guarantors on a joint and several basis until the earlier to occur of (i) the Tax Exemption is granted or (ii) the borrower makes the required prepayment equal to the PHFC Prepayment Amount plus the applicable prepayment penalty.

The Market. The Parkwyn Townhomes Property is located in North Richland Hills, Texas approximately 10 miles northeast of downtown Fort Worth and approximately 30 miles northwest of downtown Dallas. Primary access to the Parkwyn Townhomes Property is provided by Interstate 820 and State Highway 183. The Parkwyn Townhomes Property is located near retail centers such as Pipeline Pointe Shopping Mall (0.4 miles away) and North East Mall (0.8 miles away), which feature tenants such as Macy’s, Ross, Dillard’s, Dicks, Best Buy and TJ Maxx. Additionally, Dallas Fort Worth International Airport is located approximately 15 minutes away. The Parkwyn Townhomes Property is located within the Birdville Independent School District, rated A- by Niche.com, with Birdville High School ranking 239 out of over 2,000 high schools in Texas by U.S. News and World Report.

According to the appraisal, the 2024 estimated population within a one-, three- and five-mile radius of the Parkwyn Townhomes Property was 11,405, 102,528 and 275,846, respectively and the 2024 estimated average median household income within the same radii was approximately $59,809, $75,607 and $75,670, respectively.

According to the appraisal, the Parkwyn Townhomes Property is located in the Outer North Richland Hill/Haltom City submarket in the Dallas/Fort Worth apartment market. As of the fourth quarter of 2024, the Outer North Richland Hill/Haltom City apartment submarket reported a total inventory of 12,619 units, an occupancy rate of 91.3% and an average rental rate of $1,401 per unit. The appraisal concluded market rents of $1,104 for one-bedroom units, $1,480 for two-bedroom units and $1,906 for three-bedroom units at the Parkwyn Townhomes Property.

The following table presents recent multifamily leasing data at comparable properties with respect to the Parkwyn Townhomes Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built/Renovated	# Units	Occupancy	Unit Mix	In-Place Monthly Rent per Unit
Parkwyn Townhomes North Richland Hills, TX	1969/2023	241	93.8%(2)	1BR	$1,071(2)
				2BR	$1,430(2)
				3BR	$1,833(2)
Arts at Park Place Hurst, TX	1977/NAV	170	95.0%	1BR	$1,377 - $1,465
				2BR	$1,465 - $1,928
				3BR	$1,928
Davis Park North Richland Hills, TX	1972/NAV	100	98.0%	1BR	$1,299
				2BR	$1,656
				3BR	$1,989
Appian Way North Richland Hills, TX	1974/NAV	112	91.0%	1BR	$945 - $1,105
				2BR	$1,285 - $1,485
				3BR	$1,630 - $1,676
Plantation West Hurst, TX	1986/NAV	132	93.0%	1BR	$1,190 - $1,225
				2BR	$1,449 - $1,495
Verano Oaks Hurst, TX	1968/NAV	112	95.0%	1BR	$1,210
				2BR	$1,482
				3BR	$1,969

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated April 4, 2025.

Appraisal. The appraisal concluded to an “Hypothetical Market Value Encumbered by HFC” value for the Parkwyn Townhomes Property of $41,500,000 as of April 4, 2025. The market based “As Is” appraised value as of April 4, 2025, which assumes no Tax Exemption is granted for the Parkwyn Townhomes Property, is $31,800,000.

Environmental Matters. According to the Phase I environmental site assessment dated February 21, 2025, there was no evidence of any recognized environmental conditions at the Parkwyn Townhomes Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

Multifamily - Garden	Loan #13	Cut-off Date Balance:	$15,112,500
4401 Glenview Court	Parkwyn Townhomes	Cut-off Date LTV:	56.0%
North Richland Hills, TX 76180		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	10.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Parkwyn Townhomes Property:

Cash Flow Analysis
	2023	2024	2/28/2025 TTM	UW	UW Per Unit
Gross Potential Rent	$3,961,972	$4,203,830	$4,231,876	$3,847,632	$15,965
Other Income(1)	$689,923	$771,677	$789,981	$789,981	$3,278
Vacancy, Credit Loss & Concessions	($762,639)	($761,754)	($756,013)	($334,728)	($1,389)
Effective Gross Income	$3,889,256	$4,213,753	$4,265,844	$4,302,885	$17,854

Taxes	$563,091	$666,181	$640,979	$0	$0
Insurance	$227,563	$280,692	$270,350	$266,528	$1,106
Other Operating Expenses	$1,373,203	$1,614,810	$1,602,063	$1,616,420	$6,707
Total Operating Expenses	$2,163,857	$2,561,683	$2,513,392	$1,882,947	$7,813

Net Operating Income(2)	$1,725,400	$1,652,070	$1,752,452	$2,419,938	$10,041

Capital Expenditures	$0	$0	$0	$62,901	$261
Net Cash Flow	$1,725,400	$1,652,070	$1,752,452	$2,357,037	$9,780

Occupancy %(3)	87.6%	90.3%	93.8%	91.3%
NOI DSCR	1.01x	0.97x	1.03x	1.42x
NCF DSCR	1.01x	0.97x	1.03x	1.38x
NOI Debt Yield	7.4%	7.1%	7.5%	10.4%
NCF Debt Yield	7.4%	7.1%	7.5%	10.1%

(1)	Other Income is comprised of parking revenue, utility reimbursement and other miscellaneous fees.
(2)	The increase from 2/28/2025 TTM Net Operating Income to UW Net Operating Income is primarily due to the anticipated real estate tax savings related to the admission of the Parkwyn Townhomes Property into the HFC Program.
(3)	Occupancy % represents the average occupancy over each respective year, except for 2/28/2025 TTM Occupancy % which is based on the April 4, 2025 rent roll. UW Occupancy % represents underwritten economic occupancy.

Ground Lease. At origination, the borrowers entered into a ground lease between PHFC, as ground lessor, and the borrowers, as ground lessee. Pursuant to the ground lease, which is scheduled to terminate on April 30, 2124 with no extensions, and other documents and agreements entered into in relation to the tax exemption, each borrower is required to pay in the aggregate, among other amounts, as applicable, (i) an annual compliance fee of $50 per unit (the “Compliance Payment”) and (ii) annual rent to the PHFC equal to 10% of the annual property tax savings (the “Savings Fee”, and together with the Compliance Payment, the “Rent”) with the Rent increasing by 2% per year. Each borrower, its managing member and PHFC entered into a subordination agreement agreeing that for so long as the tax exemption remains in effect, all fees required under the PHFC Program documents, including the Savings Fee but excluding the Compliance Payment, are to be paid from excess distributable cash, if any, after the payment of debt service payments in connection with the Parkwyn Townhomes Whole Loan and operating expenses due and owing. The lender has a lien on both the leasehold interest, held by the borrowers, and the fee interest, held by PHFC, in the Parkwyn Townhomes Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120

Mortgage Loan No. 14 – 347-363 Flushing Avenue

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BMO			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Brooklyn, NY 11205
Original Balance(1):	$15,000,000			General Property Type(3):	Mixed Use
Cut-off Date Balance(1):	$15,000,000			Detailed Property Type(3):	Office/Retail
% of Initial Pool Balance:	2.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2023/NAP
Borrower Sponsors:	Joseph Brunner and Abraham Mandel			Size:	148,242 SF
Guarantors:	Joseph Brunner and Abraham Mandel			Cut-off Date Balance Per SF(1):	$506
Mortgage Rate:	7.1200%			Maturity Date Balance Per SF(1):	$506
Note Date:	4/24/2025			Property Manager:	Bruman Realty LLC
Maturity Date:	5/6/2030				(borrower related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(4):	$7,318,388
IO Period:	60 months			UW NCF:	$7,103,437
Seasoning:	2 months			UW NOI Debt Yield(1):	9.8%
Prepayment Provisions:	L(26),D(28),O(6)			UW NCF Debt Yield(1):	9.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	9.8%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.31x
Additional Debt Balance(1):	$60,000,000			Most Recent NOI(4):	$3,055,154 (2/28/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(4):	NAV
				3rd Most Recent NOI(4):	NAV
Reserves				Most Recent Occupancy(5):	99.9% (4/21/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	NAV
RE Taxes:	$142,890	$23,815	NAP	3rd Most Recent Occupancy(5):	NAV
Insurance:	$147,399	$13,425	NAP	Appraised Value (as of):	$111,400,000 (3/18/2025)
Replacement Reserve:	$0	$2,471	NAP	Appraised Value Per SF:	$751
TI/LC Reserve:	$0	$15,591	NAP	Cut-off Date LTV Ratio(1):	67.3%
Deferred Maintenance:	$22,500	$0	NAP	Maturity Date LTV Ratio(1):	67.3%
8th Floor Rent Reserve(2):	$729,537	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$75,000,000	100.0%	Loan Payoff	$69,812,848	93.1%
			Closing Costs(6)	$3,482,596	4.6%
			Upfront Reserves	$1,042,326	1.4%
			Return of Equity	$662,231	0.9%
Total Sources:	$75,000,000	100.0%	Total Uses:	$75,000,000	100.0%
(1)	The 347-363 Flushing Avenue Mortgage Loan (as defined below) is part of a fixed-rate whole loan evidenced by 6 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $75.0 million (the “347-363 Flushing Avenue Whole Loan”). The Financial Information in the chart above reflects the 347-363 Flushing Avenue Whole Loan.
(2)	The 8th Floor Rent Reserve is related to tenants not yet in occupancy on the eighth floor.
(3)	The 347-363 Flushing Avenue Property (as defined below) is comprised of (i) 79,164 square feet of office space (53.4% of NRA), (ii) 69,078 square feet of retail space (46.6% NRA), (iii) 171 sub-cellar parking spaces leased to Nagle Parking and (iv) 112 ground-level parking spaces (the “ODA Health Parking Space”). See “The Property” below for more information.
(4)	The 347-363 Flushing Avenue Property was completed in 2023. Historical NOI prior to the Most Recent NOI period is not available. UW NOI is higher than Most Recent NOI due to the recent lease-up and stabilization of the 347-363 Flushing Avenue Property.
(5)	The 347-363 Flushing Avenue Property is 99.9% leased as of April 21, 2025. Four tenants located on the 8th floor totaling 13,931 square feet (9.4% of NRA; $669,537 of underwritten base rent; 9.6% of underwritten base rent) have executed leases, have taken possession of their respective spaces and have begun paying rent (with no termination options in any of the leases). The four tenants are responsible for completing their build-outs. At origination, the borrower reserved $729,537 equal to one year of rent in the aggregate for the related unoccupied spaces for these four tenants. Excluding these four tenant spaces, the 347-363 Flushing Avenue Property is 90.5% occupied. Historical operating history prior to the TTM is not available because the 347-363 Flushing Avenue Property was completed in 2023.
(6)	Closing Costs include an interest rate buy-down credit of $1,635,000.

The Mortgage Loan. The fourteenth largest mortgage loan (the “347-363 Flushing Avenue Mortgage Loan”) is part of the 347-363 Flushing Avenue Whole Loan secured by the borrower’s fee interest in a mixed use retail and office property located in Brooklyn, New York (the “347-363 Flushing Avenue Property”). The 347-363 Flushing Avenue Whole Loan consists of 6 pari passu notes and accrues interest at a rate of 7.1200% per annum. The 347-363 Flushing Avenue Whole Loan was co-originated by Bank of Montreal and Starwood Mortgage Capital LLC. The 347-363 Flushing Avenue Whole Loan has a five-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis. The non-controlling Note A-2, with a balance of $15,000,000, will be included in the WFCM 2025-5C5 securitization trust. The 347-363 Flushing Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-5C11 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121

Mixed Use – Office/Retail	Loan #14	Cut-off Date Balance:	$15,000,000
347-363 Flushing Avenue	347-363 Flushing Avenue	Cut-off Date LTV:	67.3%
Brooklyn, NY 11205		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.8%
347-363 Flushing Avenue Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$25,000,000	$25,000,000	BMO 2025-5C11	Yes
A-2	$15,000,000	$15,000,000	WFCM 2025-5C5	No
A-3	$9,500,000	$9,500,000	Starwood Mortgage Funding VII, LLC	No
A-4	$10,000,000	$10,000,000	BMO 2025-5C11	No
A-5	$10,000,000	$10,000,000	BMO 2025-5C11	No
A-6	$5,500,000	$5,500,000	BMO 2025-5C11	No
Total	$75,000,000	$75,000,000

The Borrower and the Borrower Sponsors. The borrower under the 347-363 Flushing Avenue Whole Loan is Flushing Condo Holdings LLC, a New York limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 347-363 Flushing Avenue Whole Loan. The borrower sponsors and non-recourse carveout guarantors are Joseph Brunner and Abraham Mandel, who are the owner and operators of Bruman Realty. Bruman Realty is a privately owned real estate company with properties throughout the tri-state area. Its portfolio consists of multifamily, mixed-use, office, ecclesiastical sites, adaptive reuse, retail and industrial properties.

The Property. The 347-363 Flushing Avenue Property is located in the Williamsburg neighborhood of Brooklyn, New York. The 347-363 Flushing Avenue Property was completed in 2023 and recently stabilized. The 347-363 Flushing Avenue Property development began as an assemblage of multiple contiguous parcels which the borrower sponsors began acquiring in 2015. Construction broke ground in 2018 but was delayed in 2020 at the onset of the COVID-19 pandemic, during which time all non-essential development projects were halted. The 347-363 Flushing Avenue Property was completed at a total cost of approximately $124,000,000. The 347-363 Flushing Avenue Property is 99.9% leased and 90.5% occupied as of April 21, 2025. Four tenants located on the 8th floor totaling 13,931 square feet (9.4% of NRA; $669,537 of underwritten base rent; 9.6% of underwritten base rent) have executed leases, have taken possession of their respective spaces and have begun paying rent (with no termination options in any of these leases). The four tenants are responsible for completing their build-outs. At origination, the borrower reserved $729,537 equal to one year of rent in the aggregate for the related unoccupied spaces. Excluding these four tenant spaces, the 347-363 Flushing Avenue Property is 90.5% occupied.

The 347-363 Flushing Avenue Property is leased to 55 tenants, with three floors of retail space, five floors of office space, a 15,100 square foot private unenclosed rooftop terrace and two levels of parking. Approximately 46.6% of the NRA is retail space, while 53.4% is office space. The retail component of the 347-363 Flushing Avenue Property consists of three levels of interior shop space on the cellar through third level, which is accessed via the main entrance, which opens into a central lobby with both elevator and escalator access. The retail is 100% leased to 24 tenants totaling 69,078 square feet, including a Kosher food court and 24,032 square feet of lower-level retail space leased to party and family entertainment company Hoopla, the largest tenant at the 347-363 Flushing Avenue Property. Hoopla recently expanded from 5,532 square feet into the remaining 18,500 square foot lower-level space due to additional demand.

The office component totals 79,164 square feet and is 99.9% leased to approximately 31 tenants on floors four through eight, plus a 15,100 square foot private rooftop terrace. The office space is accessed via the elevators at the main entrance as well as a separate dedicated entrance at the eastern side of the 347-363 Flushing Avenue Property along Flushing Avenue at Kent Avenue.

In addition to all other entrances to the 347-363 Flushing Avenue Property, ODA Health, the second largest tenant at the 347-363 Flushing Avenue Property, has its own private entrance at the corner of Flushing and Classon Avenues with elevator access to its space for use by both patients and employees, which also includes elevator service to and from both parking levels.

Also, in addition to the fourth floor space leased by ODA Health, ODA Health leases the ODA Health Parking Space, which totals 28,446 square feet and is currently striped for 112 parking spaces. ODA Health currently uses this space as executive parking and storage; however, the borrower sponsors are in the appeals process with the NYC Board of Standards and Appeals (“BSA”) to have the ODA Health Parking Space approved for office use. On April 1, 2025, the Community Board’s Land Use Committee voted unanimously to recommend approval of the application. Separate from the rent ODA Health pays for its 23,984 square feet of existing office space, ODA Health is required under its lease to pay rent of $1,564,569 per annum once the ODA Health Parking Space is approved by the BSA for office use. Until then, ODA Health receives a rent credit in the amount of $62,881 per month, or $754,572 per annum, for a net annual rent of $810,000 for the ODA Health Parking Space. ODA Health is responsible for 100% of the improvement costs for the build-out of the additional office space. ODA Health has a one-time right to terminate its lease on the ODA Health Parking Space on March 25, 2027, in the event that the borrower sponsors have not obtained the approvals necessary to change the use of this ODA Health Parking Space to office. The borrower sponsors estimate to receive full approval for the conversion by the fourth quarter of 2025.

In addition to the ODA Health Parking Space, the 347-363 Flushing Avenue Property has a sub-cellar parking level containing 171 spaces that is leased to Nagle Parking on a 10-year lease at $437,091 per annum that expires October 31, 2032.

The 347-363 Flushing Avenue Property benefits from a 25-year ICAP tax abatement through 2048, with a 30.26% office exemption with inflation protection for 25 years and a 69.74% retail exemption with inflation protection for 15 years. The ICAP provides for an annual abatement amount of approximately $2,470,315, which is applied as a credit to the borrower’s ongoing tax liability. If the ICAP tax abatement benefits are not maintained for the 347-363 Flushing Avenue Property at any time, the 347-363 Flushing Avenue Whole Loan will become fully recourse to borrower and borrower sponsors. The unabated taxes for the tax year 2025/2026 are $2,756,094 versus the underwritten taxes of $285,780.

Major Tenants.

Hoopla (24,032 square feet; 16.2% of NRA; 14.4% of Underwritten Base Rent): Hoopla is a private event and children’s party space offering a variety of arcade games, foam pits and educational activities. Hoopla caters primarily to the local neighborhood and demographic. Hoopla initially signed a lease for 5,532 square feet with a rent commencement date in June 2024 before executing a lease for an additional 18,500 square feet in March 2025 due to high demand. In the aggregate, Hoopla leases 24,032 square feet under two leases with expiration dates in June 2029. Hoopla has one, five-year renewal option as it relates to its 18,500 square foot expansion lease. Hoopla has no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

122

Mixed Use – Office/Retail	Loan #14	Cut-off Date Balance:	$15,000,000
347-363 Flushing Avenue	347-363 Flushing Avenue	Cut-off Date LTV:	67.3%
Brooklyn, NY 11205		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.8%

ODA Health (23,984 square feet; 16.2% of NRA; 20.0% of Underwritten Base Rent): ODA Health is a not-for-profit primary healthcare network primarily focused on serving the local Jewish community. ODA Health leases the entire fourth floor totaling 23,984 square feet for orthopedic patient treatment services and medical offices for clinicians and therapists. According to the borrower sponsors, ODA Health invested approximately $10,000,000 in build-out costs on its space, which includes state-of-the-art therapy and treatment rooms, gyms and multiple therapy pools. ODA Health currently leases the ODA Health Parking Space, a 112-spot parking space on the first floor, currently utilized as executive parking and storage. ODA Health intends to convert the ODA Health Parking Space to additional office space in order to better suit its needs. Please see “The Property” for more information. Additionally, ODA Health has its own private entrance at the corner of Flushing and Classon Avenues with elevator access to its space for use by both patients and employees, which also includes elevator service to and from both parking levels. ODA Health operates under a lease with an expiration date in December 2032. ODA Health has three, five-year renewal options as it relates to its current office space. ODA Health has no termination options as it pertains to its office space. ODA Health has a one-time right to terminate its lease on the ODA Health Parking Space on March 25, 2027, in the event that the borrower sponsors have not obtained the approvals necessary to change the use of the ODA Health Parking Space to office. The borrower sponsors estimate to receive full approval for the conversion by the fourth quarter of 2025.

RE Tax Services (7,978 square feet; 5.4% of NRA; 5.1% of Underwritten Base Rent): RE Tax Services is a tax certiorari firm servicing all five boroughs of New York City. RE Tax Services handles all property tax requirements, assessments, abatements, reclassifications and exemptions, as well as general tax management, planning and real estate tax consultation. RE Tax Services leases 7,978 square feet under a lease that expires in December 2034. RE Tax Services has no renewal options or termination options.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the 347-363 Flushing Avenue Property:

Tenant Summary(1)
Tenant Name	Tenant Type	Credit Rating (Moody's/ S&P/Fitch)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Term. Option (Y/N)	Lease Expiration Date	Ext. Options
Hoopla	Retail	NR / NR / NR	24,032	16.2%	$1,007,000	14.4%	$41.90	N	6/14/2029	1 x 5 Yr
ODA Health	Office	NR / NR / NR	23,984	16.2%	$1,400,388	20.0%	$58.39	N	12/31/2032	3 x 5 Yr
RE Tax Services	Office	NR / NR / NR	7,978	5.4%	$359,010	5.1%	$45.00	N	12/31/2034	None
Golden Gate Management/Public Valuations	Office	NR / NR / NR	6,541	4.4%	$353,187	5.0%	$54.00	N	12/31/2034	None
Princess Boutique / LA pume	Retail	NR / NR / NR	6,265	4.2%	$277,014	4.0%	$44.22	N	10/31/2038	1 x 5 Yr
Food Court LLC	Retail	NR / NR / NR	4,608	3.1%	$158,715	2.3%	$34.44	N	4/1/2038	None
Runway	Retail	NR / NR / NR	3,984	2.7%	$169,700	2.4%	$42.60	N	8/31/2028	2 x 5 Yr
Cornell Management(3)	Office	NR / NR / NR	3,779	2.5%	$182,088	2.6%	$48.18	N	3/13/2035	None
Blue Sky Builders	Office	NR / NR / NR	3,493	2.4%	$143,858	2.1%	$41.19	N	10/31/2033	None
Accupraise Valuations(4)	Office	NR / NR / NR	3,451	2.3%	$172,560	2.5%	$50.00	N	3/31/2035	None
Major Tenants			88,115	59.4%	$4,223,519	60.3%	$47.93
Non-Major Tenants			60,036	40.5%	$2,781,413	39.7%	$46.33
Total Occupied			148,151	99.9%	$7,004,932	100.0%	$47.28
Vacant Space			91	0.1%
Total			148,242	100.0%

(1)	Based on the underwritten rent roll dated April 21, 2025, inclusive of rent steps totaling $56,875 through December 2025.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Cornell Management has an executed lease, has taken possession of its space and has begun paying rent (with no termination option). Cornell Management is responsible for completing its build-out. At origination, the borrower was required to deposit with the lender an amount equal to one year of rent for Cornell Management ($182,088).
(4)	Accupraise Valuations has an executed lease, has taken possession of its space and has begun paying rent (with no termination option). Accupraise Valuations is responsible for completing its build-out. At origination, the borrower was required to deposit with the lender an amount equal to one year of rent for Accupraise Valuations ($172,560).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123

Mixed Use – Office/Retail	Loan #14	Cut-off Date Balance:	$15,000,000
347-363 Flushing Avenue	347-363 Flushing Avenue	Cut-off Date LTV:	67.3%
Brooklyn, NY 11205		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.8%

The following table presents certain information relating to the lease rollover schedule at the 347-363 Flushing Avenue Property:

Lease Rollover Table(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
2025 & MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	1	200	0.1%	0.1%	$15,300	0.2%	0.2%	$76.42
2027	0	0	0.0%	0.1%	$0	0.0%	0.2%	$0.00
2028	11	14,390	9.7%	9.8%	$665,851	9.5%	9.7%	$46.27
2029	13	37,591	25.4%	35.2%	$1,648,956	23.5%	33.3%	$43.87
2030	6	12,382	8.4%	43.6%	$578,645	8.3%	41.5%	$46.73
2031	0	0	0.0%	43.6%	$0	0.0%	41.5%	$0.00
2032	4	31,295	21.1%	64.7%	$1,700,745	24.3%	65.8%	$54.34
2033	12	17,767	12.0%	76.6%	$804,673	11.5%	77.3%	$45.29
2034	3	16,422	11.1%	87.7%	$800,386	11.4%	88.7%	$48.74
2035	2	7,230	4.9%	92.6%	$354,648	5.1%	93.8%	$49.05
2036 & Thereafter	2	10,873	7.3%	99.9%	$435,728	6.2%	100.0%	$40.07
Vacant	0	91	0.1%	100.0%	$0	0.0%	100.0%	$0.00
Total / Wtd. Avg.	54	148,242	100.0%		$7,004,932	100.0%		$47.28

(1)	Based on the underwritten rent roll dated April 21, 2025, inclusive of rent steps totaling $56,875 through December 2025.

The Market. The 347-363 Flushing Avenue Property is located in Brooklyn, New York. According to the appraisal, the 347-363 Flushing Avenue Property is located within the North Brooklyn office and retail submarkets. As of the fourth quarter of 2024, the North Brooklyn office submarket had a vacancy rate of 16.0% and market rent of $45.96 per square foot. As of the fourth quarter of 2024, the North Brooklyn retail submarket had a vacancy rate of 3.1% and market rent of $54.53 per square foot. Within a one-, three- and five-mile radius of the 347-363 Flushing Avenue Property, the estimated 2024 population is 191,507, 1,317,143 and 2,922,900, respectively. Within the same radii, the estimated 2024 average annual household income is $98,575, $120,630 and $119,632, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 347-363 Flushing Avenue Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
Interior Retail	$45.00	10	3.0% annually	$20.00
Typical Office	$50.00	10	3.0% annually	$40.00
Premium Office (ODA Health)	$55.00	10	3.0% annually	$40.00
Small Office (<300 SF)	$1,800/month	10	3.0% annually	$10.00
Cellar Retail	$40.00	10	3.0% annually	$20.00
Parking	$2,500/space	10	3.0% annually	None
(1)	Source: Appraisal.

Environmental Matters. According to a Phase I environmental assessment dated March 27, 2025, there was no evidence of any recognized environmental conditions at the 347-363 Flushing Avenue Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

Mixed Use – Office/Retail	Loan #14	Cut-off Date Balance:	$15,000,000
347-363 Flushing Avenue	347-363 Flushing Avenue	Cut-off Date LTV:	67.3%
Brooklyn, NY 11205		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	9.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 347-363 Flushing Avenue Property:

Operating History and Underwritten Net Cash Flow Analysis(1)
	TTM(2)	UW	UW PSF
Base Rent	$3,937,920	$7,004,932	$47.25
Vacant Income	$0	$12,000	$0.08
Real Estate Tax Reimbursements	$0	$118,132	$0.80
Operating Cost Reimbursements	$375,723	$581,174	$3.92
Net Rental Income	$4,313,643	$7,716,238	$52.05
(Vacancy/Credit Loss)	$0	($540,137)	($3.64)
Other Income	$30,462	$105,000	$0.71
Parking Income	$0	$1,247,091	$8.41
Effective Gross Income	$4,344,105	$8,528,192	$57.53
Real Estate Taxes	$603,423	$285,780	$1.93
Insurance	$124,753	$161,105	$1.09
Other Expenses	$560,776	$762,920	$5.15
Total Expenses	$1,288,952	$1,209,804	$8.16
Net Operating Income	$3,055,154	$7,318,388	$49.37
Capital Expenditures	$0	$29,648	$0.20
TI/LC	$0	$185,303	$1.25
Net Cash Flow	$3,055,154	$7,103,437	$47.92

Occupancy(3)	99.9%	93.0%
NOI DSCR(4)	0.56x	1.35x
NCF DSCR(4)	0.56x	1.31x
NOI Debt Yield(4)	4.1%	9.8%
NCF Debt Yield(4)	4.1%	9.5%

(1)	The 347-363 Flushing Avenue Property was completed in 2023. Historical operating history prior to the TTM is not available. UW NOI is higher than Most Recent NOI due to the recent lease-up and stabilization of the 347-363 Flushing Avenue Property. Based on the underwritten rent roll dated April 21, 2025, inclusive of rent steps totaling $56,875 through December 2025.
(2)	TTM is as of February 28, 2025.
(3)	The 347-363 Flushing Avenue Property is 99.9% leased as of April 21, 2025. Four tenants located on the 8th floor totaling 13,931 square feet (9.4% of NRA; $669,537 of underwritten base rent; 9.6% of underwritten base rent) have executed leases, have taken possession of their respective spaces and have begun paying rent (with no termination options in any of the leases). The four tenants are responsible for completing their build-outs. At origination, the borrower reserved $729,537 equal to one year of rent in the aggregate for the related unoccupied spaces for these four tenants. Excluding these four tenant spaces, the 347-363 Flushing Avenue Property is 90.5% occupied.
(4)	Based on the 347-363 Flushing Avenue Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

Mortgage Loan No. 15 – 145 West 30th Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	New York, NY 10001
Original Balance:	$15,000,000			General Property Type:	Office
Cut-off Date Balance:	$15,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	2.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1913/2007
Borrower Sponsor:	Jeffrey J. Feil			Size:	99,084 SF
Guarantor:	Jeffrey J. Feil			Cut-off Date Balance Per SF:	$151
Mortgage Rate:	6.6600%			Maturity Date Balance Per SF:	$151
Note Date:	6/24/2025			Property Manager:	Jeffrey Management Corp. (borrower-related)
Maturity Date:	7/6/2030
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(3):	$2,072,238
IO Period:	60 months			UW NCF:	$1,896,837
Seasoning:	0 months			UW NOI Debt Yield:	13.8%
Prepayment Provisions:	L(24),D(29),O(7)			UW NCF Debt Yield:	12.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	13.8%
Additional Debt Type:	NAP			UW NCF DSCR:	1.87x
Additional Debt Balance:	NAP			Most Recent NOI(3):	$1,441,858 (3/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$1,434,529 (12/31/2024)
Reserves				3rd Most Recent NOI:	$1,115,618 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	74.3% (5/1/2025)
RE Taxes:	$134,893	$67,446	NAP	2nd Most Recent Occupancy:	67.6% (12/31/2024)
Insurance(1):	$0	Springing	NAP	3rd Most Recent Occupancy:	56.8% (12/31/2023)
Replacement Reserve:	$0	$2,229	NAP	Appraised Value (as of):	$35,200,000 (5/2/2025)
TI/LC Reserve:	$500,000	$16,154	NAP	Appraised Value PSF:	$355
Other Reserves(2):	$2,501,017	$0	NAP	Cut-off Date LTV Ratio:	42.6%
				Maturity Date LTV Ratio:	42.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$15,000,000	79.8%	Loan Payoff:	$15,055,667	80.1%
Sponsor Equity:	$3,787,591	20.2%	Upfront Reserves:	$3,135,910	16.7%
			Closing Costs:	$596,014	3.2%
Total Sources:	$18,787,591	100.0%	Total Uses:	$18,787,591	100.0%

(1)	Insurance reserves spring at the lender’s option if an approved blanket policy is not in place.
(2)	Other Reserves include (i) an initial unfunded obligations reserve of $1,286,793, (ii) an initial free rent reserve of $876,712, and (iii) an initial gap rent reserve of $337,512.
(3)	The increase from Most Recent NOI to UW NOI is primarily attributable to the borrower executing multiple new leases in the fourth quarter of 2024 accounting for $1,013,062 in underwritten rent.

The Mortgage Loan. The fifteenth largest mortgage loan (the “145 West 30th Street Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $15,000,000 and secured by a first priority fee mortgage encumbering a 99,084 SF office building with ground floor retail space located in the Penn Plaza / Garment office submarket of New York, New York (the “145 West 30th Street Property”).

The Borrower and the Borrower Sponsor. The borrower is Chaline West 30th Street, LLC, a Delaware limited liability company and single purpose entity with no independent directors.

The borrower sponsor and non-recourse carveout guarantor is Jeffrey J. Feil, Chief Executive Officer of The Feil Organization, a family owned real estate investment, development, and management firm. The Feil Organization was founded in 1950 and manages a portfolio of more than 26 million square feet of retail and commercial space and more than 5,000 residential rental units. The Feil Organization is headquartered in Manhattan and has properties located in New York, New Orleans, Florida, Connecticut, Illinois, and Washington D.C.

The Property. The 145 West 30th Street Property is comprised of a 12-story, 99,084 SF, office property with ground floor retail space located at 145 West 30th Street in the Penn Plaza / Garment office submarket of New York, New York. The 145 West 30th Street Property was originally constructed in 1913 and was most recently renovated in 2007. The 145 West 30th Street Property features 5,422 square feet of ground floor retail space which is occupied by the New York State Department of Motor Vehicles and accounts for 15.5% of underwritten rent. The 145 West 30th Street Property also includes 2,633 SF of storage space which accounts for 0.8% of underwritten rent. The 145 West 30th Street Property is located one block south of Pennsylvania Station (“Penn Station”) which provides access to the 1, 2, 3, A, C, and E subway lines, as well as New Jersey Transit and the Long Island Railroad (LIRR).

The tenant roster at the 145 West 30th Street Property features ten individual tenants, consisting of eight office tenants, one retail tenant, and one storage tenant and includes diverse tenants from a number of industries including law, trade school, healthcare, consulting, government, and not for profits. As of May 1, 2025, the 145 West 30th Street Property was 74.3% leased. As of the cut-off date, the tenants at the 145 West 30th Street Property had a weighted average lease term remaining of 8.8 years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126

Office – CBD	Loan #15	Cut-off Date Balance:	$15,000,000
145 West 30th Street	145 West 30th Street	Cut-off Date LTV:	42.6%
New York, NY 10001		UW NCF DSCR:	1.87x
		UW NOI Debt Yield:	13.8%

Major Tenants.

New Age Training, Inc. (“New Age Training”) (16,692 SF, 16.8% of NRA, 25.0% of UW Rent). Founded in 1998, New Age Training is a licensed business school specializing in healthcare training offering courses for electrocardiography, phlebotomy, dialysis technician, patient care technician, medical assistant, clinical medical assistant, nurse aide / assistant, and nurse aide advanced. New Age Training has been a tenant at 145 West 30th Street Property since October 2009 and has expanded its space multiple times with a current lease term through January 2030 with one, seven-year renewal option and no termination options remaining.

Spada Menswear Corp. (“Spada Uniforms”) (9,325 SF, 9.4% of NRA, 8.0% of UW Rent). Spada Uniforms offers a wide range of uniforms and accessories to property owners, security companies, hotels, restaurants, building maintenance, parking lots and other industries. Spada Uniforms has been a tenant at the 145 West 30th Street Property since October 2024 and has a current lease term through May 2036 with no renewal or termination options remaining. Spada Uniforms is not yet in occupancy pending the buildout of its space, and is expected to take occupancy in the summer of 2025. Spada Uniforms has free or abated rent from August 2025 through September 2025, and partial rent abatements from August 2026 through March 2027, August 2027 through January 2028, and August 2028 through November 2028, which was reserved for at origination.

Lazarus Karp Ehrlich McCourt, LLP (“Lazarus Karp”) (8,473 SF, 8.6% of NRA, 9.5% of UW Rent). Lazarus Karp is a boutique landlord-tenant/real estate law firm located in New York City. Lazarus Karp concentrates in real estate and landlord-tenant litigation, including non-payment and holdover proceedings, as well as commercial and residential leasing, closings and real estate transactions. Lazarus Karp provides legal services for the real estate community with respect to residential and commercial landlord-tenant and related litigation. Lazarus Karp has been a tenant at the 145 West 30th Street Property since October 2024 and has a current lease term through January 2039 with no renewal or termination options remaining. Lazarus Karp is not yet in occupancy pending the buildout of its space, and is expected to take occupancy in the summer of 2025. Lazarus Karp has free or abated rent from July 2025 through October 2025, which was reserved for at origination.

The following table presents certain information relating to the top tenants at 145 West 30th Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
New Age Training, Inc.	NR/NR/NR	16,692	16.8%	$950,724	25.0%	$56.96	1/31/2030	1 x 7 yr	N
Spada Menswear Corp.(3)	NR/NR/NR	9,325	9.4%	$306,089	8.0%	$32.82	5/31/2036	N	N
Lazarus Karp Ehrlich McCourt, LLP(4)	NR/NR/NR	8,473	8.6%	$359,749	9.5%	$42.46	1/31/2039	N	N
Frost Lightning Inc.	NR/NR/NR	8,323	8.4%	$436,178	11.5%	$52.41	4/30/2028	1 x 5 yr	N
Turner Trade School, Inc.	NR/NR/NR	8,301	8.4%	$453,732	11.9%	$54.66	4/30/2032	N	N
Interagency Council of Developmental Disabilities Agencies, Inc.(5)	NR/NR/NR	8,296	8.4%	$348,432	9.2%	$42.00	6/30/2041	1 x 5 yr	Y(6)
VDA, Inc.(7)	NR/NR/NR	8,293	8.4%	$347,225	9.1%	$41.87	8/31/2035	1 x 5 yr	N
The New York State Department of Motor Vehicles (“DMV”)	NR/NR/NR	5,422	5.5%	$590,998	15.5%	$109.00	9/30/2027	N	N(8)
Broadwall Management Corp.	NR/NR/NR	363	0.4%	$6,799	0.2%	$18.73	MTM
Estreich & Centersquare Inves	NR/NR/NR	127	0.1%	$4,020	0.1%	$31.65	4/30/2031
Major Tenants Subtotal/Wtd. Avg.		73,615	74.3%	$3,803,945	100.0%	$51.67
Other Tenants		0	0.0%	$0	0.0%	$0.00
Occupied Subtotal/Wtd. Avg.		73,615	74.3%	$3,803,945	100.0%	$51.67
Vacant Space		25,469	25.7%
Total/Wtd. Avg.		99,084	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2025, inclusive of rent steps through June 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Spada Uniforms is not yet in occupancy pending the buildout of its space, and is expected to take occupancy in the summer of 2025. Spada Uniforms has free or abated rent August 2025 through September 2025, and partial rent abatements in August 2026 through March 2027, August 2027 through January 2028, and August 2028 through November 2028, which was reserved for at origination.
(4)	Lazarus Karp is not yet in occupancy pending the buildout of its space, and is expected to take occupancy in the summer of 2025. Lazarus Karp has free or abated rent from July 2025 through October 2025, which was reserved for at origination.
(5)	Interagency Council of Developmental Disabilities Agencies, Inc. is not yet in occupancy pending the buildout of its space, and is expected to take occupancy in the fall of 2025. Interagency Council of Developmental Disabilities Agencies, Inc. has free or abated rent from November 2025 through July 2026, which was reserved for at origination.
(6)	The Interagency Council of Developmental Disabilities Agencies, Inc. has the one-time option to terminate its lease effective as of April 1, 2030, by providing no less than 9 months prior written notice and paying a cancellation fee. If it has not exercised its first option to terminate, the tenant has a second option to terminate its lease effective as of April 1, 2035, by providing no less than 9 months prior written notice and paying a cancellation fee.
(7)	VDA, Inc. is not yet in occupancy pending the buildout of its space, and is expected to take occupancy in the summer of 2025. VDA, Inc. has free or abated rent from July 2025 through August 2025, July 2026 through August 2026, and July 2027 through August 2027, which was reserved for at origination.
(8)	The DMV lease states that such lease is executory only to the extent of the monies available to the DMV, and no liability is incurred by the state beyond the monies available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Office – CBD	Loan #15	Cut-off Date Balance:	$15,000,000
145 West 30th Street	145 West 30th Street	Cut-off Date LTV:	42.6%
New York, NY 10001		UW NCF DSCR:	1.87x
		UW NOI Debt Yield:	13.8%

The following table presents certain information relating to the lease rollover schedule at 145 West 30th Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	1	363	0.4%	0.4%	$6,799	0.2%	0.2%	$18.73
2026	0	0	0.0%	0.4%	0	0.0%	0.2%	$0.00
2027	1	5,422	5.5%	5.8%	$590,998	15.5%	15.7%	$109.00
2028	1	8,323	8.4%	14.2%	$436,178	11.5%	27.2%	$52.41
2029	0	0	0.0%	14.2%	0	0.0%	27.2%	$0.00
2030	1	16,692	16.8%	31.1%	$950,724	25.0%	52.2%	$56.96
2031	1	127	0.1%	31.2%	$4,020	0.1%	52.3%	$31.65
2032	1	8,301	8.4%	39.6%	$453,732	11.9%	64.2%	$54.66
2033	0	0	0.0%	39.6%	0	0.0%	64.2%	$0.00
2034	0	0	0.0%	39.6%	0	0.0%	64.2%	$0.00
2035 & Thereafter	4	34,387	34.7%	74.3%	$1,361,494	35.8%	100.0%	$39.59
Vacant	0	25,469	25.7%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	10	99,084	100.0%		$3,803,945	100.0%		$51.67

(1)	Based on the underwritten rent roll dated May 1, 2025, inclusive of rent steps through June 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the lease rollover schedule.
(3)	UW Rent PSF Rolling excludes vacant space.

The Market. The 145 West 30th Street Property is located on the north side of West 30th Street between Sixth and Seventh Avenues in the Penn Plaza / Garment office submarket of New York City. According to the appraisal, the Penn Plaza/Garment submarket has been driven by its access to major transportation connecting the submarket to the Greater New York City region. The 145 West 30th Street Property is located one block south of Penn Station, which provides access to the 1, 2, 3, A, C, and E subway lines, as well as New Jersey Transit and the Long Island Railroad. Furthermore, the 145 West 30th Street Property is located four blocks south of Herald Square, which provides access to the B, D, F, M, N, Q, and R trains and the PATH Train to New Jersey. The Port Authority Bus Terminal is also located seven blocks north of the 145 West 30th Street Property.

According to a third party market research report, the 145 West 30th Street Property is located in the Penn Plaza / Garment office submarket of New York City. As of May 12, 2025, the Penn Plaza / Garment office submarket had a total inventory of 88,822,080 square feet, an overall vacancy rate of 15.3%, market asking rent of $74.29 per square foot, and positive net absorption of 112,961 square feet.

The following table presents certain information relating to comparable office rents with respect to the 145 West 30th Street Property:

Market Rental Comparables(1)
Property Name/Address	Distance from Subject	Year Built / Renovated	NRA (SF)	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (mos.)	Rent (PSF)
145 West 30th Street(2) New York, NY	-	1913 / 2007	99,084 SF	Spada Menswear Corp.	9,325	Oct-24	140 mos.	$32.07(3)
29 West 30th Street New York, NY	0.2 mi	1915 / 1988	78,770 SF	Amplitude, Inc	6,500 SF	Feb-25	36 mos.	$46.03
254 West 31st Street New York, NY	0.5 mi	1926 / NAP	68,432 SF	Polise Consulting Engineers, D.P.C.	3,663 SF	Dec-24	64 mos.	$36.00
224-232 West 35th Street New York, NY	0.6 mi	1924 / NAP	153,757 SF	NY RESTORATION TECHNOLOGY	4,722 SF	Aug-24	126 mos.	$35.58
20 West 33rd Street New York, NY	0.7 mi	1912 / NAP	176,746 SF	Vanderbilt Home Collections	14,000 SF	Dec-24	96 mos.	$31.50
10 West 33rd Street New York, NY	0.7 mi	1914 / 2022	412,150 SF	Welspun USA	6,018 SF	Aug-24	125 mos.	$38.00
10 West 33rd Street New York, NY	0.7 mi	1914 / 2022	412,150 SF	MJM Jewelry	11,520 SF	Feb-25	131 mos.	$38.00
19 West 34th Street New York, NY	0.8 mi	1940 / 2007	262,000 SF	Patientpoint Network Solutions, LLC	19,093 SF	Dec-24	91 mos.	$55.00
19 West 34th Street New York, NY	0.8 mi	1940 / 2007	262,000 SF	Practice for Architecture and Urbanism	4,289 SF	Feb-25	89 mos.	$51.49

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 1, 2025, inclusive of rent steps through June 1, 2026.
(3)	Rent (PSF) represents base rent and does not include rent steps.

Appraisal. The appraisal concluded to an “As-Is” value for the 145 West 30th Street Property of $35,200,000 as of May 2, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated May 13, 2025, there was a recognized environmental condition at the 145 West 30th Street Property related to its historic occupation by fur and clothing manufacturers. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Office – CBD	Loan #15	Cut-off Date Balance:	$15,000,000
145 West 30th Street	145 West 30th Street	Cut-off Date LTV:	42.6%
New York, NY 10001		UW NCF DSCR:	1.87x
		UW NOI Debt Yield:	13.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 145 West 30th Street Property:

Cash Flow Analysis
	2021	2022	2023	2024	3/31/2025 TTM(1)	UW(1)(2)	UW PSF
Base Rent	$3,652,406	$3,520,997	$2,862,223	$3,056,346	$3,067,088	$3,695,991	$37.30
Contractual Rent Steps	$0	$0	$0	$0	$0	$107,954	$1.09
Potential Income from Vacant Space	$0	$0	$0	$0	$0	$1,126,285	$11.37
Gross Potential Rent	$3,652,406	$3,520,997	$2,862,223	$3,056,346	$3,067,088	$4,930,230	$49.76
Reimbursements	$225,045	$172,245	$59,427	$30,064	$25,926	$9,913	$0.10
Net Rentable Income	$3,877,451	$3,693,242	$2,921,650	$3,086,410	$3,093,014	$4,940,143	$49.86
(Vacancy / Credit Loss)	$0	$0	$0	$0	$0	($1,126,285)	($11.37)
Other Income(3)	$54,686	$54,491	$55,257	$55,499	$54,960	$54,960	$0.55
Effective Gross Income	$3,932,137	$3,747,733	$2,976,907	$3,141,909	$3,147,974	$3,868,818	$39.05

Management Fee	$117,964	$112,432	$89,307	$94,257	$94,439	$116,065	$1.17
Real Estate Taxes	$975,723	$934,210	$845,030	$778,083	$778,083	$778,210	$7.85
Insurance	$80,855	$92,782	$108,813	$108,683	$108,683	$109,274	$1.10
Repairs & Maintenance	$327,835	$354,615	$401,008	$344,715	$336,618	$385,334	$3.89
Other Operating Expenses(4)	$350,492	$358,288	$417,131	$381,642	$388,293	$407,696	$4.11
Total Operating Expenses	$1,852,869	$1,852,327	$1,861,289	$1,707,380	$1,706,116	$1,796,579	$18.13

Net Operating Income	$2,079,268	$1,895,406	$1,115,618	$1,434,529	$1,441,858	$2,072,238	$20.91
Replacement Reserves	$0	$0	$0	$0	$0	$26,753	$0.27
TI/LC	$0	$0	$0	$0	$0	$148,648	$1.50
Net Cash Flow	$2,079,268	$1,895,406	$1,115,618	$1,434,529	$1,441,858	$1,896,837	$19.14

Occupancy (%)	81.7%	65.3%	56.8%	67.6%	74.3%(5)	77.5%(6)
NOI DSCR	2.05x	1.87x	1.10x	1.42x	1.42x	2.05x
NCF DSCR	2.05x	1.87x	1.10x	1.42x	1.42x	1.87x
NOI Debt Yield	13.9%	12.6%	7.4%	9.6%	9.6%	13.8%
NCF Debt Yield	13.9%	12.6%	7.4%	9.6%	9.6%	12.6%

(1)	The increase from 3/31/2025 TTM to UW Net Operating Income is primarily attributable to the borrower executing multiple new leases in the fourth quarter of 2024 accounting for $1,013,062 in underwritten rent.
(2)	Based on the underwritten rent roll dated May 1, 2025, inclusive of rent steps through June 1, 2026.
(3)	Other Income includes HVAC income, submetered water, and cleaning cost reimbursement by the New York State Department of Motor Vehicles
(4)	Other Operating Expenses includes payroll and benefits, contract services, utilities and general and administrative expenses.
(5)	Represents most recent occupancy as of May 1, 2025.
(6)	UW Occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2025-5C5	Transaction Contact Information

VI.       Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

Daniel Thomas	Tel. (212) 214-2813

Sean Duffy	Tel. (312) 827-1518

BMO Capital Markets

David Schell	Tel. (347) 996-0721

Andrew Noonan	Tel. (347) 466-3147

Ravish Kamath	Tel. (347) 668-1507

Citigroup Global Markets Inc.

Raul Orozco	Tel. (212) 723-1295

Rick Simpson	Tel. (212) 816-5343

Jay Mercandetti	Tel. (212) 816-6384

UBS Securities LLC

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

Andrew Lisa	Tel. (212) 713-3506

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130